FAIRBANKS RECORDING DISTRICT

AFTER RECORDING, RETURN TO:

AngloGold Ashanti (U.S.A.) Exploration Inc.
Attn: Kathleen Tobin Erb
Birch, Horton, Bittner and Cherot
1127 West 7th Avenue
Anchorage, Alaska 99501

INDEMNITY AND PRE-EMPTIVE RIGHTS AGREEMENT

THIS AGREEMENT is dated for reference the 4th day of August, 2006.

BETWEEN:

ANGLOGOLD ASHANTI (U.S.A.) EXPLORATION INC.
7400 East Orchard Road, Suite 350
Greenwood Village, Colorado, U.S.A. 80111
(the "Vendor")

AND:

TALON GOLD ALASKA, INC.
507 – 837 West Hastings Street
Vancouver, B.C., Canada V6C 3N6
(the "Purchaser")

AND:

INTERNATIONAL TOWER HILL MINES LTD.
507 – 837 West Hastings Street,
Vancouver, B.C., Canada V6C 3N6
("ITH")

INDEMNITY AND PRE-EMPTIVE RIGHTS AGREEMENT

TABLE OF CONTENTS

INDEMNITY AND PRE-EMPTIVE RIGHTS AGREEMENT

THIS AGREEMENT is dated for reference the 4th day of August, 2006.

BETWEEN:

ANGLOGOLD ASHANTI (U.S.A.) EXPLORATION INC.
7400 East Orchard Road, Suite 350, Greenwood Village, Colorado, U.S.A. 80111

(the "Vendor")

OF THE FIRST PART

AND:

TALON GOLD ALASKA, INC.
507 – 837 West Hastings Street, Vancouver, B.C., Canada V6C 3N6

(the "Purchaser")

OF THE SECOND PART

AND:

INTERNATIONAL TOWER HILL MINES LTD.
507 – 837 West Hastings Street, Vancouver, B.C., Canada V6C 3N6

("ITH")

OF THE THIRD PART

WHEREAS:

A. The Vendor holds interests in the Properties;

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase all right, title and interest of the Vendor in and to the Properties on the terms and conditions set out in the Sale Agreement;

C. The parties have agreed to enter into this Indemnity and Pre-emptive Rights Agreement for purposes of recording certain rights and obligations of the parties under the Sale Agreement in all offices of public record as may be necessary or appropriate;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants, agreements, representations, warranties and deliveries hereinafter contained, the parties hereto covenant and agree as follows:

1. **INTERPRETATION**

1.1 **Definitions** - In this Agreement, unless there is something in the subject matter or context inconsistent therewith or unless specifically otherwise provided, the following terms shall have the following meanings:

(a) "Additional Property" means the Chisna property described in Schedule "A-2" to this Agreement;

(b) "Affiliate" shall have the meaning ascribed to such term in the *Business Corporations Act* (British Columbia) as amended to the date hereof;

(c) "Agreement" means this Indemnity and Pre-emptive Rights Agreement;

(d) "Closing" means the completion of the sale and purchase of the Properties under the Sale Agreement;

(e) "Closing Date" means July 7, 2006 or such other date as may be agreed in writing by the parties;

(f) "Closing Time" means 11:00 a.m. on the Closing Date;

(g) "Contaminants" means:

(i) substances of any kind which may or could at present or in the future directly or indirectly impact upon the Environment or pose a hazard to the Environment;

(ii) substances of any kind, the storage, manufacture, disposal, treatment, generation, use, transport, Remediation or release or introduction into the Environment of which is now or may hereafter be prohibited, controlled, regulated or licensed under any Environmental Laws; and

(iii) any and all pollutants, contaminants, chemicals, deleterious substances, waste of any kind (including hazardous waste and special waste), hazardous or toxic substances, hazardous materials or dangerous goods including petroleum or petroleum products, asbestos, acid generating materials, chlorinated solvents, dust, waste rock, tailing, polychlorinated biphenyls, underground or above-ground storage tanks and the contents thereof, urea formaldehyde foam insulation, explosives, flammable materials and radioactive materials;

whether in liquid, solid, gaseous or any other form (including dust or particulate form);

(h) "Encumber" means to grant any Encumbrance;

(i) "Encumbrance" means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement or encumbrance of any nature or kind whatsoever;

(j) "Environment" means the environment in its broadest sense including the air, land, water and all other external conditions or influences under which humans, animals, fish and plants live or develop and shall be deemed to include matters directly or indirectly in relation to environmental permits, and "Environmental" means pertaining to the Environment;

(k) "Environmental Claims" means:

(i) any and all enforcement, clean-up, removal, Remediation, abatement, prevention or other governmental or regulatory actions, orders, directions, notifications, prosecutions or proceedings instituted, pending, completed, threatened or anticipated pursuant to any Environmental Laws against or in respect of any part of the Lands or any present or former owner or occupant of any part of the Lands;

(ii) any and all claims made or threatened by any of the Purchaser Parties or any Third Party under Environmental Laws in respect of or related to any part of the Lands for damages, contribution, cost recovery, compensation, loss or injury directly or indirectly resulting from the presence, escape, leakage, spillage, discharge, emission, disposal or release of any Contaminants in, on, under or from any part of the Lands whether or not any violation of Environmental Laws is involved; and

(iii) any and all Remediation or Reclamation obligations imposed pursuant to Environmental Laws in respect of any part of the Lands, including any and all obligations to provide security of whatever nature and kind and to prepare and implement closure plans of whatever nature and kind;

(l) "Environmental Documents" means studies, reports, test results, monitoring programs, permits, clean-up orders or other documents or materials relating to Environmental matters pertaining to the Lands;

(m) "Environmental Laws" means any and all present and future Laws, now or hereafter in force, with respect in any way to the Environment, Remediation, Reclamation, health, occupational health and safety, product liability, transportation of dangerous goods or Contaminants including all applicable guidelines, rules, criteria, policies and standards with respect to the foregoing as adopted by any governmental authority from time to time, including:

(i) all federal Laws of the United States of America including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Superfund Amendments and Reauthorization Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Mine Safety and Health Act, the Federal Land Policy and Management Act, the 1897 Organic Act, the Emergency Planning and Community Right to Know Act, and the National Historic Preservation Act, each as amended;

(ii) all state Law counterparts of such federal Laws;

(iii) all other Laws concerning pollution or protection of the Environment, Remediation, Reclamation, public health and safety, or employee health and safety; and

(iv) all Laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water or lands or otherwise relating to the existence, manufacture, processing, distribution, use, treatment, storage, disposal, recycling, transport or handling or reporting or notification to any governmental authority in the collection, storage, use, treatment or disposal of pollutants, Contaminants or chemical, industrial, hazardous, or toxic materials or wastes;

(n) "Environmental Liabilities" means any and all Liabilities whether existing or occurring before, on or after the Closing Time, with respect to the Environmental condition of the Lands or any Contaminants on, in, under or originating from any part of the Lands, including any and all Environmental Claims and further including, in relation to any of the foregoing:

(i) legal fees and disbursements of Legal Counsel (on a solicitor and own client basis), consultants and experts;

(ii) costs of the Remediation of any Contaminants on, in, under or about or reclaiming any part of the Lands;

(iii) costs of defending, appealing or counterclaiming, cross-claiming or claiming against Third Parties;

(iv) costs of defending or appealing any administrative proceedings or any governmental or regulatory actions, orders, proceedings, orders or directions issued by any governmental authorities; and

(v) costs of providing security;

(o) "Governmental Rentals" means all rentals, holding fees, location fees, recordation fees, claim maintenance fees or other payments required by any Law to be paid to any United States agency, the State of Alaska or other appropriate governmental agency in order to maintain any Federal or State mining claims or prospecting sites included in the Properties or to locate any Federal or State mining claims or prospecting sites relating to the Additional Properties;

(p) "Lands" means:

(i) the Properties;

(ii) any mining claims and mining leases forming the Properties and any other form of mineral tenure substituted for or derived from or in any way relating to the mining claims and mining leases forming the Properties ("Substitute Tenements"); and

(iii) any lands, properties, water or water bodies which are subject to or which may be impacted by any activities carried out on the Properties or on any Substitute Tenements;

(q) "Laws" means any and all statutes, laws (including principles of common law and equity), regulations, bylaws, ordinances, codes, plans, rules, restrictions, regulatory policies and other lawful requirements of any federal, provincial, state, municipal, regional or other governmental authority and all agencies thereof (whether foreign or domestic) including any and all requirements pursuant to any permits and approvals issued thereunder and any directives, orders, judgments, injunctions, decrees, rulings, charges, awards or writs of any court, tribunal, arbitrator or governmental authority;

(r) "Legal Counsel" means any attorney, solicitor or counsel licensed to practice law by a state or province in the United States or Canada;

(s) "Liabilities" means any and all liabilities, actions, causes of action, suits, demands, allegations, debts, orders, penalties, fines, charges, judgments, obligations, damages, claims, losses, costs and expenses (including legal fees and disbursements on a solicitor and own client basis), of every kind whatsoever, whether actual or potential, direct or indirect, known or unknown, and whenever and however arising;

(t) "Option" means to option, farm out, joint venture or otherwise grant a right to earn an interest in a mineral resource property, other than by way of Transfer;

(u) "Other Property" means any mineral resource property, other than the Properties, in which the Purchaser or ITH holds or acquires any right, title or interest, from time to time, whether held or acquired before or after the Closing Date;

(v) "Permitted Encumbrances" means:

(i) all obligations of the Vendor under the Underlying Agreements which are not due or delinquent;

(ii) all Environmental Liabilities relating to the Lands;

(iii) all public and statutory obligations which are not due or delinquent and any security given to a governmental authority relating to the Properties;

(iv) all liens for taxes, assessments or governmental charges or levies payable with respect to the Properties by the Vendor not at the time due and delinquent or the validity of which is being contested at the time by the Vendor in good faith;

(v) all Governmental Rentals and other real property obligations relating to the Properties which are not due or delinquent; and

(vi) all claims by First Nations groups to aboriginal title or other aboriginal rights or interests relating to or affecting the Properties;

(w) "Properties" means the Sale Properties and the Additional Property;

(x) "Purchaser Parties" means the Purchaser, ITH, their Affiliates and their respective directors, officers, employees, shareholders, representatives and agents, and all successors, assigns, heirs and legal representatives of any of the aforementioned corporations and individuals;

(y) "Reclamation" means reclamation in its broadest sense including the preparation and implementation of closure plans and includes all obligations in relation thereto whether ongoing, at closure or post-closure;

(z) "Remediation" means remediation in its broadest sense and includes any action to eliminate, limit, correct, counteract, mitigate or remove any Contaminants or the negative effects on the Environment (including human health) of any Contaminants and further includes investigations (including tests, sampling, surveys, data evaluation, risk assessment and environmental impact assessment, analysis and interpretation), reporting, development of remediation plans, excavation, containment, treatment, storage, disposal, monitoring, posting of security and management;

(aa) "ROFO Property" means a Property or Other Property which the Purchaser or ITH desires to Transfer or Option;

(bb) "Sale Agreement" means the Asset Purchase and Sale and Indemnity Agreement among the Vendor, the Purchaser and ITH dated June 30, 2006;

(cc) "Sale Properties" means the Black Shell Creek, Caribou, Coffee Dome, Gilles, Livengood and West Pogo properties described in Schedule "A-1" to this Agreement;

(dd) "Third Party" means any person other than a party to this Agreement;

(ee) "Transfer" means to sell, transfer, assign, convey or otherwise dispose, other than by way of Option;

(ff) "Underlying Agreements" means the agreements attached as Schedule "B" to this Agreement; and

(gg) "Vendor Parties" means the Vendor, AngloGold Ashanti North America Inc., AngloGold Ashanti Limited, their Affiliates and their respective directors, officers, employees, shareholders, representatives and agents, and all successors, assigns, heirs and legal representatives of the aforementioned corporations and individuals.

1.2 **Interpretation** - For the purposes of this Agreement (including Section 1.1), except as otherwise expressly provided:

(a) Schedules and Ancillary Documents - "this Agreement" means this Agreement, including the Schedules hereto, and any agreement, document or instrument entered into, made or delivered pursuant to the terms hereof, as the same may from time to time be supplemented or amended and in effect;

(b) Section - all references in this Agreement to a designated "Part", "Section", "paragraph" or other subdivision or to a Schedule are references to the designated Part, Section, paragraph or other subdivision of, or Schedule to, this Agreement;

(c) Whole Agreement - the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Part, Section, paragraph or other subdivision or Schedule unless the context or subject matter otherwise requires;

(d) Headings - the insertion of headings is for convenience of reference only and is not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(e) Number and Gender - the singular of any term includes the plural, and vice versa, and use of any term is generally applicable to either gender and where applicable, a body corporate, firm or other entity;

(f) Business Days - in the event that any date on which any action is required to be taken hereunder by any of the parties hereto is a Saturday, Sunday or a general civic holiday in either British Columbia or Alaska, such action shall be required to

be taken on the next succeeding day which is not a Saturday, Sunday or general civic holiday in either British Columbia or Alaska;

(g) Statutes - all references to statues include any regulations or rules made pursuant thereto; and

(h) Non-Limiting - the word "including" is not limiting whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto and no covenant, agreement, acknowledgment or other provision contained in any Part, Section, paragraph or other subdivision of this Agreement shall limit or otherwise restrict the meaning, generality or interpretation of any other covenant, agreement, acknowledgement or other provision contained in any Part, Section, paragraph or other subdivision of this Agreement unless expressly stated.

1.3 **Schedules** - The following schedules are incorporated into and form part of this Agreement:

Schedule "A-1"	-	Sale Properties
Schedule "A-2"	-	Additional Property
Schedule "B"	-	Underlying Agreements

2. COVENANTS OF PURCHASER AND ITH

2.1 **Covenants** - The Purchaser and ITH each jointly and severally covenant and agree with the Vendor that:

(a) Indemnity - the Purchaser and ITH shall jointly and severally indemnify and save harmless the Vendor Parties from and against any and all Liabilities, which at any time or from time to time may be paid, incurred or suffered by or asserted against any of the Vendor Parties in connection with, as a result of or arising out of any breach, default or non-performance of any agreement or covenant to be performed by the Purchaser or ITH under this Agreement;

(b) Assumption of Underlying Agreements - from and after the Closing Time, the Purchaser shall assume, perform and discharge all obligations of the Vendor under the Underlying Agreements as they become due or liable to be performed or discharged, including all obligations of the Vendor to make payments pursuant to the Underlying Agreements; and

(c) Holding Costs - from and after the Closing Time, the Purchaser shall assume all holding costs, property taxes and Governmental Rentals and all permitting and bonding requirements relating to the Properties.

3. ENVIRONMENTAL MATTERS

3.1 **Non-Reliance** - The Purchaser and ITH acknowledge and agree that:

(a) the Purchaser is purchasing the Properties under the Sale Agreement on an "as is, where is" basis with respect to Environmental matters and that none of the Vendor Parties have made any representations or warranties to the Purchaser or ITH with respect to the Environmental condition of the Lands or any Environmental Liabilities;

(b) any Environmental Documents provided or made available to the Purchaser and ITH by the Vendor are for the information of the Purchaser and ITH only, that the Purchaser Parties are not relying upon any of the Environmental Documents and that none of the Vendor Parties makes any representation or warranty to the Purchaser or ITH as to the accuracy or completeness of any information contained in the Environmental Documents or the conclusions drawn therein; and

(c) it is the sole responsibility of the Purchaser and ITH to satisfy themselves with respect to the Environmental condition of the Lands (including the accuracy and completeness of any Environmental Documents) and to perform such investigations as each considers appropriate to satisfy itself in relation thereto.

3.2 <u>Assumption</u> - The Purchaser hereby assumes, effective at the Closing Time and at its expense, all risk and responsibility directly or indirectly related to the Lands and the operations carried out thereon and all Environmental Liabilities directly or indirectly in relation thereto as if the Purchaser had owned and operated the Properties from their inception, including all risk and responsibility for the presence of any Contaminants in, on or under or which may have originated from any part of the Lands, and acknowledges and agrees, without limiting the generality of the foregoing, that:

(a) the Purchaser shall be responsible for and shall perform any Remediation or Reclamation that may be required or desired on or after the Closing Date in relation to any part of the Lands and to post any security therefor which may be required by any government authority;

(b) the Purchaser shall be responsible for and shall fulfil the terms and conditions of all Environmental permits relating to the Lands (including the terms and conditions of future closure plans); and

(c) on the Closing, the Purchaser will acquire ownership of all Contaminants which the Vendor currently owns or as to which any of the Vendor Parties currently has any responsibility and which are situated in, on or under or which originated from the Lands.

3.3 <u>Release</u> - The Purchaser and ITH hereby release each of the Vendor Parties from and against any Environmental Liabilities including any present or future claims arising from any Environmental Laws which the Purchaser or ITH can, shall or may have at any time against any of the Vendor Parties and the Purchaser and ITH agree not to make or to directly or indirectly cause, facilitate or promote any Environmental Claim to be made or threatened against any Vendor Party (whether by any Purchaser Party, any government

authority or any Third Party) or to allege or claim that any Vendor Party is responsible directly or indirectly, in whole or in part, for any Remediation of any part of the Lands, any activity related to such Remediation, or the presence of any Contaminants which are in, on or under or which may have originated from any part of the Lands, or any Reclamation of any part of the Lands.

3.4 **Indemnity** - The Purchaser and ITH shall jointly and severally indemnify and save harmless the Vendor Parties from and against any and all Environmental Liabilities which may be paid, incurred, suffered by, or asserted against any of the Vendor Parties whether or not an Environmental Claim has been made, including any Environmental Liabilities with respect to or in connection with:

(a) the presence, removal, treatment, storage and disposal of any Contaminants on, in, under or originating from any part of the Lands;

(b) the Remediation and Reclamation of any part of the Lands;

(c) any failure by the Purchaser to comply with any permits relating to the Lands; or

(d) any breach, default or non-performance by the Purchaser of any of its obligations under this Part 3.

3.5 **INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE** - THE INDEMNIFICATION PROVISIONS IN THIS PART 3 SHALL BE ENFORCEABLE AGAINST THE PURCHASER AND ITH REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE ENVIRONMENTAL LAW OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

4. **PRE-EMPTIVE RIGHTS**

4.1 **Restrictions on Purchaser** - The Purchaser shall not at any time:

(a) Transfer any interest of the Purchaser in any Property or Other Property except in accordance with Section 4.3 and Section 4.5;

(b) Option any interest of the Purchaser in any Property or Other Property except in accordance with Section 4.4 and Section 4.5;

(c) Encumber any interest of the Purchaser in any Property or Other Property except in accordance with Section 4.6; or

(d) issue any shares or other securities of the Purchaser to anyone other than ITH except in accordance with Section 4.7.

4.2 **Restrictions on ITH** - ITH shall not at any time:

(a) Transfer any interest of ITH in any Other Property except in accordance with Section 4.3 and Section 4.5;

(b) Option any interest of ITH in any Other Property except in accordance with Section 4.4 and Section 4.5;

(c) Encumber any interest of ITH in any Other Property except in accordance with Section 4.6;

(d) Transfer, Option or Encumber any shares or other securities of the Purchaser except in accordance with Section 4.7; or

(e) permit any of its Affiliates other than the Purchaser to Transfer, Option or Encumber any Other Property except in accordance with Section 4.8.

4.3 **Right of First Offer - Transfer** - Until the third anniversary of the Closing Date, and thereafter so long as the Vendor holds not less than 10% of the number of issued Common Shares of ITH:

(a) neither the Purchaser nor ITH shall Transfer any interest of the Purchaser or ITH in any Property or any Other Property (in this Section 4.3, each a "Transfer Property") unless the Purchaser or ITH, as the case may be (the "Transferor") first offers by notice in writing (the "Transfer Offer") to the Vendor the prior right to purchase, receive or otherwise acquire all or the part of the Transferor's right, title and interest in the Transfer Property which the Transferor desires to Transfer (the "Transfer Interest");

(b) the Transfer Offer must set forth:

(i) the description of the Transfer Property and the Transfer Interest therein that the Transferor desires to Transfer;

(ii) the proposed consideration to be paid for the Transfer Interest (the "Transfer Price") and, if the proposed consideration is not solely in lawful money of the United States, the United States dollar equivalent of the proposed consideration, determined as provided in Section 4.3(e);

(iii) the terms and conditions of the Transfer;

(iv) that the Transfer Offer is open for acceptance for a period of 90 days after receipt of the Transfer Offer by the Vendor; and

(v) whether or not the Transferor has received any offer from a Third Party to purchase, receive or otherwise acquire the Transfer Interest (the "Third Party Transfer Offer") which the Transferor is prepared to accept and, if it has, the name and address of the Third Party making the Third Party Transfer Offer and the price, terms of payment and other terms and conditions of such Third Party Transfer Offer;

(c) If the Transfer Price provides for any consideration payable to the Transferor otherwise than in cash, the Transfer Offer shall include the Transferor's good faith estimate of the cash equivalent of the non-cash consideration. If the Vendor disagrees with such good faith estimate the Vendor shall so notify the Transferor within the 60 day period following receipt of the Transfer Offer and the cash equivalent of any non-cash consideration shall be determined by arbitration by a single arbitrator pursuant to the *International Commercial Arbitration Act* of British Columbia and the said 90 day period under Section 4.3(b)(iv) shall be suspended and the Transfer Offer shall remain open during the arbitration. Following the arbitration, the provisions of this Section 4.3 shall continue to apply but the terms of the Transfer Offer shall be deemed amended to conform to the cash equivalent determined by the arbitrator;

(d) if the Vendor does not accept the Transfer Offer, the Transferor may, for a period of 90 days after the expiration of the period for acceptance by the Vendor, Transfer the Transfer Interest to any Third Party provided that:

(i) the Transferor shall Transfer the Transfer Interest at closing, free and clear of Encumbrances other than Permitted Encumbrances, and on terms which are identical to those specified in the Transfer Offer;

(ii) the Transferor shall not Transfer the Transfer Interest to any Third Party unless at the time of the Transfer the Third Party complies with Section 4.5; and

(iii) if the Transfer of the Transfer Interest to any Third Party does not occur within the said 90 day period, then the provisions of this Section 4.3 shall again become applicable to any Transfer of the Transferor's interest in the Transfer Property;

(e) upon the Transferor's receipt of the Vendor's acceptance of the Transfer Offer, a binding contract of purchase and sale between the Transferor and the Vendor shall be deemed to come into existence on the terms set out in this Agreement and the Transfer Offer; and

(f) unless the Transferor and the Vendor otherwise agree in writing, each contract of purchase and sale arising out of Section 4.3(e) shall be completed at a closing (the "Transfer Closing") to be held at 11:00 o'clock a.m., Vancouver time, at the registered office of the Transferor or at such other place as the parties may agree, on the day which is 60 days following the date on which such contract is formed or, if such date is not a business day, the next business day thereafter. The Transferor shall deliver to the Vendor at the Transfer Closing all deeds of conveyance, bills of sale, transfers and assignments as may be required by the Vendor's Solicitors, acting reasonably, appropriate to vest in the Vendor good and marketable title to the Transferor's interest in the Transfer Property and immediately registrable in all places where registration of such instruments is required, and the Vendor shall deliver to the Transferor the Transfer Price by way of certified cheque or bank draft payable to the Purchaser.

4.4 **Right of First Offer - Option** - Until the third anniversary of the Closing Date, and thereafter so long as the Vendor holds not less than 10% of the number of issued Common Shares of ITH:

(a) neither the Purchaser nor ITH shall Option any interest of the Purchaser or ITH in any Property or any Other Property (in this Section 4.4, each an "Option Property") unless the Purchaser or ITH, as the case may be (the "Optionor") first offers by notice in writing (the "Option Offer") to the Vendor the prior right to be granted the Option over all or the part of the Optionor's right, title and interest in the Option Property which the Optionor desires to Option (the "Option Interest");

(b) the Option Offer must set forth:

(i) the description of the Option Property and the Option Interest therein that the Optionor desires to Option;

(ii) the proposed consideration to be paid for the grant of the Option over the Option Interest (the "Option Price") and, if the proposed consideration includes consideration other than (A) commitments to incur exploration and development expenditures expressed in lawful money of the United States; and (B) lawful money of the United States; the United States dollar equivalent of such other consideration, determined as provided in Section 4.4(c);

(iii) the terms and conditions of the Option;

(iv) that the Option Offer is open for acceptance for a period of 90 days after receipt of the Option Offer by the Vendor; and

(v) whether or not the Optionor has received any offer from a Third Party to be granted an Option over the Option Interest (the "Third Party Option Offer") which the Optionor is prepared to accept and, if it has, the name

and address of the Third Party making the Third Party Option Offer and the price, terms of payment and other terms and conditions of such Third Party Option Offer;

(c) if the Option Price provides for any consideration payable to the Optionor otherwise than cash or commitments to incur exploration and development expenditures expressed in cash, the Option Offer shall include the Optionor's good faith estimate of the cash equivalent of such other consideration. If the Vendor disagrees with such good faith estimate the Vendor shall so notify the Optionor within the 60 day period following receipt of the Option Offer and the cash equivalent of such other consideration shall be determined by arbitration by a single arbitrator pursuant to the *International Commercial Arbitration Act* of British Columbia and the said 90 day period under Section 4.4(b)(iv) shall be suspended and the Option Offer shall remain open during the arbitration. Following the arbitration, the provisions of this Section 4.4 shall continue to apply but the terms of the Option Offer shall be deemed amended to conform to the cash equivalent determined by the arbitrator;

(d) if the Vendor does not accept the Option Offer, the Optionor may, for a period of 90 days after the expiration of the period for acceptance by the Vendor, Option the Option Interest to any Third Party provided that:

(i) the Optionor shall Option the Option Interest at closing, free and clear of Encumbrances other than Permitted Encumbrances, and on terms which are identical to those specified in the Option Offer;

(ii) the Optionor shall not Option the Option Interest to any Third Party unless at the time of the Option the Third Party complies with Section 4.5; and

(iii) if the grant of the Option over the Option Interest to any Third Party does not occur within the said 90 day period, then the provisions of this Section 4.4 shall again become applicable to any Option of the Optionor's interest in the Option Property;

(e) upon the Optionor's receipt of the Vendor's acceptance of the Option Offer, a binding contract between the Optionor and the Vendor shall be deemed to come into existence on the terms set out in this Agreement and the Option Offer; and

(f) unless the Optionor and the Vendor otherwise agree in writing, each contract arising out of Section 4.4(e) shall be completed at a closing (the "Option Closing") to be held at 11:00 o'clock a.m., Vancouver time, at the registered office of the Optionor or at such other place as the parties may agree, on the day which is 60 days following the date on which such contract is formed or, if such date is not a business day, the next business day thereafter. The Optionor shall deliver to the Vendor at the Option Closing all agreements and other documents and things as may be required by the Vendor's Solicitors, acting reasonably,

appropriate to grant to the Vendor the Option over the Option Interest in the Option Property and immediately registrable in all places where registration of such instruments is required.

4.5 **Permitted Transfers and Options** - Whether or not the Vendor then holds any Common Shares of ITH, any Transfer or Option of any Property or any interest of the Purchaser or ITH therein to a Third Party shall be subject to the Third Party agreeing in writing in favour of the Vendor to be bound by and subject to the terms of this Agreement applicable to such Property, other than the provisions of Section 4.3 and Section 4.4.

4.6 **Encumbrances** - Whether or not the Vendor then holds any Common Shares of ITH, the Purchaser shall not Encumber any Property or Other Property or any interest of the Purchaser therein to any Third Party, and ITH shall not Encumber any Other Property or any interest of ITH therein to any Third Party, unless in each case such Third Party agrees in writing in favour of the Vendor:

(a) to be bound by and subject to the terms of this Agreement if it takes possession of or forecloses on all or any part of the Property or Other Property or the interest of the Purchaser or ITH therein, as the case may be;

(b) to undertake to obtain an agreement in writing in favour of the Vendor from any proposed successor in interest of such person that such proposed successor in interest will be bound by the terms of this Agreement; and

(c) to make any Encumbrance relating to the Property or Other Property or the interest of the Purchaser or ITH therein, as the case may be, subordinate to this Agreement.

4.7 **Shares of Purchaser** - The provisions of this Part 4 shall apply to:

(a) any Transfer of any shares or other securities of the Purchaser, and ITH shall not Transfer any such shares or other securities except in accordance *mutatis mutandis* with Section 4.3 and Section 4.5;

(b) any Option over any shares or other securities of the Purchaser, and ITH shall not Option any such shares or other securities except in accordance *mutatis mutandis* with Section 4.4 and Section 4.5;

(c) the granting of any Encumbrance over any shares or other securities of the Purchaser, and ITH shall not Encumber any such shares or other securities except in accordance *mutatis mutandis* with Section 4.6; and

(d) any issuance of any shares or other securities of the Purchaser to anyone other than ITH, and the Purchaser shall not issue any shares or other securities to anyone other than ITH except in accordance *mutatis mutandis* with Section 4.3 and Section 4.5.

4.8 **Legend on Share Certificates of Purchaser** - All share certificates issued by the Purchaser, including the certificate as to the one common share held by ITH shall have typed or otherwise written thereon the following legend:

> "The shares represented by this certificate are subject to the provisions of an agreement dated for reference the 30th day of June, 2006 among AngloGold Ashanti (U.S.A) Exploration Inc., International Tower Hill Mines Ltd. and the Corporation, which agreement contains restrictions on the right of the holder hereof to sell, transfer, assign, convey or otherwise dispose, or to option or otherwise grant a right to acquire the shares represented hereby and notice of those restrictions is hereby given."

4.9 **Other Properties Held by Affiliates** - The provisions of Sections 4.3 to 4.6 inclusive shall apply *mutatis mutandis* to the Transfer of and the granting of any Option or Encumbrance over any mineral resource property in the State of Alaska in which any Affiliate of ITH other than the Purchaser holds or acquires any right, title or interest from time to time, whether held or acquired before or after the Closing Date (each an "Affiliate Property"). ITH shall cause each Affiliate that wishes to Transfer, Option or Encumber any Affiliate Property to comply with the provisions of Sections 4.3 to 4.6 inclusive as though the Affiliate was the Purchaser and such Affiliate Property was an Other Property.

5. ITH AS CO-COVENANTOR

5.1 **Co-Covenantor of the Purchaser** - ITH shall be jointly and severally liable with the Purchaser for the due performance and satisfaction of all Liabilities of the Purchaser and all undertakings, licences, grants, agreements, conditions, covenants, obligations, stipulations and provisions of or effected under or pursuant to this Agreement, as supplemented, modified and amended from time to time and any and all ancillary and related agreements, undertakings and instruments (the "Related Agreements"), as supplemented, modified and amended from time to time (all of the foregoing of which are, collectively, in this Part 5 called the "Obligations"). ITH covenants with the Vendor to cause the Purchaser to duly keep, observe and perform each and every of the Obligations at the times and in the manner provided in this Agreement and the Related Agreements, as supplemented, modified and amended from time to time.

5.2 **Continuing Liability** - The Liabilities of ITH under this Part 5 shall survive any act, omission or circumstance which might otherwise release or diminish the liability of a covenantor, guarantor or surety. Any extension of time which may be given by the Vendor or any Vendor Party from time to time, and any waiver or release by the Vendor or any Vendor Party from time to time, shall not release or diminish the liability of ITH hereunder.

5.3 **Further Assurances** - ITH shall from time to time at the request of the Vendor or any Vendor Party execute and deliver such further assurances as the Vendor or any Vendor Party may reasonably require, including confirmation from time to time of ITH's joint and several liability of the Obligations.

5.4 **Disclaimer** - In the event of disclaimer of this Agreement or any of the Related Agreements by a trustee in bankruptcy or in connection with insolvency, then if requested by the Vendor, ITH shall, to the extent permitted by Law, execute and deliver new agreements with the Vendor on the same terms and conditions as this Agreement and each of the Related Agreements, as supplemented, modified and amended from time to time.

5.5 **Modification of Agreements** - If this Agreement or any of the Related Agreements is modified or amended in any way or if the term of any of these agreements is extended, or if new agreements are entered into between the Vendor and the Purchaser for any related subject matter, then, in all such cases, ITH shall be liable under this Agreement and each of the Related Agreements as so renewed, modified, amended, supplemented and extended and shall be liable under any such new agreements.

5.6 **Representative and Agent** - The Vendor may for all purposes treat the Purchaser as representative and agent for ITH, and as between the Vendor and ITH it shall be ITH's responsibility to communicate with and deal with and exercise control to the extent desired over the Purchaser, and any consent, approval, modification, amendment, supplement, renewal, extension or other dealing whatever entered into or reached or obtained or approved by the Purchaser shall be binding on ITH as between ITH and the Vendor, regardless whether the Purchaser was aware of it or concurred.

6. OPERATION OF PROPERTIES

6.1 **Permits** - The Purchaser shall be responsible for obtaining all necessary or appropriate permits prior to commencing any work on the Properties.

6.2 **Code of Conduct** - The Purchaser shall perform all work programs on the Properties in accordance with the Vendor's code of conduct and operating policies in effect on the Closing Date regarding safety, environmental matters, sustainability and social responsibility, subject to such departures from such code of conduct and policies as the Purchaser may reasonably make. The Purchaser acknowledges having received copies of the Vendor's code of conduct and such operating policies.

6.3 **Status of Properties** - The Purchaser shall maintain the Properties in good standing and free of all Encumbrances resulting from the Purchaser's operations other than Permitted Encumbrances, except as may be consented to in writing by the Vendor, such consent not to be unreasonably withheld.

7. MISCELLANEOUS

7.1 **Covenant Running with the Lands** - This Agreement and any amendments hereto shall be deemed a covenant running with the Properties and Other Properties. The Properties and Other Properties shall be subject to all charges contained herein and to all of the terms, provisions and conditions of this Agreement.

7.2 **Recording Agreement** - This Agreement shall be recorded and registered in all such offices of public record in the State of Alaska, the Province of British Columbia and elsewhere as may in the opinion of the Purchaser's Solicitors or the Vendor's Solicitors be necessary or appropriate to protect each party's interests hereunder. All costs of recording and registering this Agreement shall be borne by the Purchaser.

7.3 **Notice of Acquisition of Other Properties** - If the Purchaser or ITH acquires any right, title or interest in any Other Property after the Closing Date, the Purchaser or ITH, as the case may be, shall promptly notify the Vendor and the parties shall take all action necessary to record this Agreement pursuant to Section 7.2 so as to protect the Vendor's rights under Part 4 hereof. If any Affiliate of ITH other than the Purchaser acquires any right, title or interest in any mineral resource property, ITH shall promptly notify the Vendor and shall cause such Affiliate to take all action necessary to record this Agreement pursuant to Section 7.2.

7.4 **Relationship Between Parties** - Nothing contained in this Agreement shall be deemed to constitute any party the partner of any other party, nor except as otherwise herein expressly provided, to constitute any party the agent or legal representative of another, nor to create any fiduciary relationship or relationship of confidence and trust among any of them. It is not the intention of the parties to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership. No party shall have any authority to act for or to assume any obligation or responsibility on behalf of any other party, except as otherwise expressly provided herein.

7.5 **Other Business Opportunities** - Except as expressly provided in this Agreement, each party shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with operations on the Properties, without consulting the other parties. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture or operation of any party and no party shall have any obligation to the other parties with respect to any opportunity to acquire any Properties outside the exterior boundaries of the Properties.

7.6 **Notice** - Any notice or other communication required or permitted to be given hereunder by any party hereto to another party shall be deemed to have been well and sufficiently given if mailed by prepaid registered mail to or delivered at the address of such other party set out below or at such substitute address as the other party may from time to time direct in writing, and any such notice or other communication shall be deemed to have been received, if delivered, on the first business day following the date of delivery and if mailed, on the tenth business day after the date of mailing, provided that if at the time of such mailing there is in effect any industrial dispute, natural disaster or other event which may delay the receipt of such notice or other communication, the same shall only be effective if actually delivered:

To the Vendor:

AngloGold Ashanti (U.S.A.) Exploration Inc.
7400 East Orchard Road
Suite 350
Greenwood Village, Colorado
U.S.A. 80111
Attention: President

with a copy to:

AngloGold Ashanti North America Inc.
7400 East Orchard Road
Suite 350
Greenwood Village, Colorado
U.S.A. 80111
Attention: Law Department

To the Purchaser:

Talon Gold Alaska, Inc.
507 – 837 West Hastings Street
Vancouver, B.C.
Canada V6C 3N6
Attention: Anton J. Drescher

To ITH:

International Tower Hill Mines Ltd.
507 – 837 West Hastings Street
Vancouver, B.C.
Canada V6C 3N6
Attention: Anton J. Drescher

7.7 **Time of the Essence** - Time is of the essence of this Agreement.

7.8 **Further Documents** - Each party to this Agreement shall at the request of the other party execute and deliver any further deeds, bills of sale, assignments, endorsements, evidences of transfer and other documents and instruments and do all acts and things as the other party may reasonably require to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement and to carry out the transactions contemplated in this Agreement.

7.9 **Severability** - If any one or more of the provisions contained in this Agreement or any document or instrument delivered pursuant hereto should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.10 **Amendments** - All amendments to this Agreement shall be in writing duly executed by each of the parties to this Agreement in the same manner and with the same formality as this Agreement is executed.

7.11 **Governing Law and Jurisdiction** - The validity, interpretation and enforcement of this Agreement shall be governed by the Laws of the State of Alaska without regard to its conflicts or choice of law provisions. The parties hereby attorn to the non-exclusive personal jurisdiction of the Courts of the State of Alaska and the Province of British Columbia.

7.12 **Enurement** - This Agreement shall enure to the benefit of and be binding upon each of the parties to this Agreement and their respective permitted successors and assigns.

7.13 **Counterparts and Facsimile** - This Agreement may be executed in any number of counterparts with the same effect as if all the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Agreement may be validly executed by means of transmission of signed facsimile.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

ANGLOGOLD ASHANTI (U.S.A.) EXPLORATION INC.

By: [signature]
Name: PETER V. O'CONNOR
Title: SECRETARY & G.C.

TALON GOLD ALASKA, INC.

By: [signature]
Name: ANTON (TONY) J. DRESCHER
Title: PRESIDENT

INTERNATIONAL TOWER HILL MINES LTD.

By: [signature]
Name: ANTON (TONY) J. DRESCHER
Title: PRESIDENT

PROVINCE OF BRITISH COLUMBIA)
) ss:
CITY OF VANCOUVER)

THIS IS TO CERTIFY that on the 4 TH day of AUGUST, 2006, at Province of British Columbia, City of Vancouver, before me personally appeared PETER V. O'CONNOR and he acknowledged to me that he executed the foregoing document as the free and voluntary act and deed of ANGLOGOLD ASHANTI (U.S.A.) EXPLORATION INC.; that he is the SECRETARY AND GENERAL COUNSEL of said corporation and is authorized to so execute; that he knew the contents thereof and that the same was the free and voluntary act of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

MY COMMISSION DOES NOT EXPIRE

Notary Public, Province of British Columbia

JOHN D. McINNIS
Barrister & Solicitor
1800 - 1040 W. GEORGIA ST.
VANCOUVER, B.C. V6E 4H3
604-689-1811

(Printed Name of Notary Public)

PROVINCE OF BRITISH COLUMBIA)
) ss:
CITY OF VANCOUVER)

THIS IS TO CERTIFY that on the 4th day of August, 2006, at Province of British Columbia, City of Vancouver, before me personally appeared TONY DRESCHER, and he acknowledged to me that he executed the foregoing document as the free and voluntary act and deed of TALON GOLD ALASKA, INC.; that he is the PRESIDENT of said corporation and is authorized to so execute; that he knew the contents thereof and that the same was the free and voluntary act of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

LAWRENCE W. E. TALBOT
NOTARY PUBLIC
BRITISH COLUMBIA

Notary Public, Province of British Columbia

(Printed Name of Notary Public)

My commission does not expire.

PROVINCE OF BRITISH COLUMBIA)
) ss:
CITY OF VANCOUVER)

THIS IS TO CERTIFY that on the 4th day of August, 2006, at Province of British Columbia, City of Vancouver, before me personally appeared TONY DRESCHER, and he acknowledged to me that he executed the foregoing document as the free and voluntary act and deed of INTERNATIONAL TOWER HILL MINES LTD.; that he is the PRESIDENT of said corporation and is authorized to so execute; that he knew the contents thereof and that the same was the free and voluntary act of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

[Signature]

Notary Public, Province of British Columbia

LAWRENCE W. E. TALBOT
NOTARY PUBLIC
BRITISH COLUMBIA

____
(Printed Name of Notary Public)

My commission does not expire.

SCHEDULE "A-1"

SALE PROPERTIES

State of Alaska

Black Shell Creek Project

- 35 "BSC" claims owned by AngloGold Ashanti (U.S.A.) Exploration Inc. located in the Fairbanks Recording District as follows:

Claim Name	ADL No.	Doc No.	Meridian	Township	Range	Section	Quarter
BSC 1	651706	2005-026052-0	Fairbanks	1 North	10 East	15	NE
BSC 2	651707	2005-026053-0	Fairbanks	1 North	10 East	14	NW
BSC 3	651708	2005-026054-0	Fairbanks	1 North	10 East	14	NE
BSC 4	651709	2005-026055-0	Fairbanks	1 North	10 East	13	NW
BSC 5	651710	2005-026056-0	Fairbanks	1 North	10 East	13	NE
BSC 6	651711	2005-026057-0	Fairbanks	1 North	10 East	15	SE
BSC 7	651712	2005-026058-0	Fairbanks	1 North	10 East	14	SW
BSC 8	651713	2005-026059-0	Fairbanks	1 North	10 East	14	SE
BSC 9	651714	2005-026060-0	Fairbanks	1 North	10 East	13	SW
BSC 10	651715	2005-026061-0	Fairbanks	1 North	10 East	13	SE
BSC 11	651716	2005-026062-0	Fairbanks	1 North	10 East	22	NE
BSC 12	651717	2005-026063-0	Fairbanks	1 North	10 East	23	NW
BSC 13	651718	2005-026064-0	Fairbanks	1 North	10 East	23	NE
BSC 14	651719	2005-026065-0	Fairbanks	1 North	10 East	24	NW
BSC 15	651720	2005-026066-0	Fairbanks	1 North	10 East	24	NE
BSC 16	651721	2005-026067-0	Fairbanks	1 North	10 East	22	SE
BSC 17	651722	2005-026068-0	Fairbanks	1 North	10 East	23	SW
BSC 18	651723	2005-026069-0	Fairbanks	1 North	10 East	23	SE
BSC 19	651724	2005-026070-0	Fairbanks	1 North	10 East	24	SW
BSC 20	651725	2005-026071-0	Fairbanks	1 North	10 East	24	SE
BSC 21	651726	2005-026072-0	Fairbanks	1 North	10 East	27	NE
BSC 22	651727	2005-026073-0	Fairbanks	1 North	10 East	26	NW
BSC 23	651728	2005-026074-0	Fairbanks	1 North	10 East	26	NE
BSC 24	651729	2005-026075-0	Fairbanks	1 North	10 East	25	NW
BSC 25	651730	2005-026076-0	Fairbanks	1 North	10 East	25	NE
BSC 26	651731	2005-026077-0	Fairbanks	1 North	10 East	27	SE
BSC 27	651732	2005-026078-0	Fairbanks	1 North	10 East	26	SW
BSC 28	651733	2005-026079-0	Fairbanks	1 North	10 East	26	SE
BSC 29	651734	2005-026080-0	Fairbanks	1 North	10 East	25	SW
BSC 30	651735	2005-026081-0	Fairbanks	1 North	10 East	25	SE
BSC 31	651736	2005-026082-0	Fairbanks	1 North	10 East	34	NE
BSC 32	651737	2005-026083-0	Fairbanks	1 North	10 East	35	NW

BSC 33	651738	2005-026084-0	Fairbanks	1 North	10 East	35	NE
BSC 34	651739	2005-026085-0	Fairbanks	1 North	10 East	36	NW
BSC 35	651740	2005-026086-0	Fairbanks	1 North	10 East	36	NE

Caribou Project

- Upland Mining Lease, MHT No. 9400316, between Alaska Mental Health Trust Authority and AngloGold Ashanti (U.S.A.) Exploration Inc. dated June 1, 2005 pertaining to 1,895 acres described as follows:

T2S, R10E, Fairbanks Meridian
Section 36: All

T2S, R11E, Fairbanks Meridian
Section 31: All
Section 32: All

Coffee Dome Project

- Mining Lease between Wendell Zesiger and AngloGold Ashanti (U.S.A.) Exploration Inc. dated August 11, 2005, pertaining to six State unpatented mining claims described as follows:

Claim Name	ADL No.	Doc No.	Meridian	Township	Range	Quarter
Fourteen NW	605684	2003-026634-0	Fairbanks	3 North	3 East	NE
Fourteen NE	605683	2003-026635-0	Fairbanks	3 North	3 East	NW
Eighteen SW	604624	2001-018101-0	Fairbanks	3 North	4 East	SW
Thirteen NE	604623	2001-018107-0	Fairbanks	3 North	3 East	NE
Thirteen NW	604622	2001-018106-0	Fairbanks	3 North	3 East	NW
Twelve SW	604621	2001-018105-0	Fairbanks	3 North	3 East	SW

- 21 "CDE" claims owned by AngloGold Ashanti (U.S.A.) Exploration Inc. located in the Fairbanks Recording District as follows:

Claim Name	ADL No.	Doc No.	Meridian	Township	Range	Section	Quarter
CDE 1	650202	2005-017338-0	FAIRBANKS	3 NORTH	3 EAST	14	SW
CDE 2	650203	2005-017339-0	FAIRBANKS	3 NORTH	3 EAST	14	SE
CDE 3	650204	2005-017340-0	FAIRBANKS	3 NORTH	3 EAST	13	SW
CDE 4	650205	2005-017341-0	FAIRBANKS	3 NORTH	3 EAST	13	SE
CDE 5	650206	2005-017342-0	FAIRBANKS	3 NORTH	4 EAST	18	NW
CDE 6	650207	2005-017343-0	FAIRBANKS	3 NORTH	4 EAST	18	NE
CDE 7	650208	2005-017344-0	FAIRBANKS	3 NORTH	4 EAST	7	SW
CDE 8	650209	2005-017345-0	FAIRBANKS	3 NORTH	4 EAST	7	SE

CDE 9	650210	2005-017346-0	FAIRBANKS	3 NORTH	4 EAST	7	NW
CDE 10	650211	2005-017347-0	FAIRBANKS	3 NORTH	4 EAST	7	NE
CDE 11	650212	2005-017348-0	FAIRBANKS	3 NORTH	4 EAST	6	SW
CDE 12	650213	2005-017349-0	FAIRBANKS	3 NORTH	4 EAST	6	NW
CDE 13	650214	2005-017350-0	FAIRBANKS	4 NORTH	4 EAST	31	SW
CDE 14	650215	2005-017351-0	FAIRBANKS	4 NORTH	4 EAST	31	SE
CDE 15	650216	2005-017352-0	FAIRBANKS	3 NORTH	3 EAST	12	SE
CDE 16	650217	2005-017353-0	FAIRBANKS	4 NORTH	4 EAST	31	NE
CDE 17	650218	2005-017354-0	FAIRBANKS	4 NORTH	4 EAST	32	NW
CDE 18	650219	2005-017355-0	FAIRBANKS	4 NORTH	4 EAST	32	NE
CDE 19	650220	2005-017356-0	FAIRBANKS	4 NORTH	4 EAST	32	SW
CDE 20	650221	2005-017357-0	FAIRBANKS	4 NORTH	4 EAST	32	SE
CDE 21	650222	2005-017358-0	FAIRBANKS	4 NORTH	4 EAST	31	NW

- Land Use Permit between the University of Alaska and AngloGold Ashanti (U.S.A.) Exploration Inc. dated September 1, 2005 pertaining to the following described lands:

Township 3 north, Range 3 East, Fairbanks Meridian, Alaska
Section 1: All
Section 2: All
Section 11: All
Section 12: All

Township 4 north, Range 3 East, Fairbanks Meridian, Alaska
Section 35: S½
Section 36: S½

Township 3 north, Range 4 East, Fairbanks Meridian, Alaska
Section 6: E½

Gilles Project

- 48 "GC" claims owned by AngloGold Ashanti (U.S.A.) Exploration Inc. located in the Fairbanks Recording District as follows:

Claim	ADL No	Doc No	Meridian	Township	Range	Section	Quarter
GC-203	646503	2004-024459-0	Fairbanks	6 South	10 East	28	NW
GC-204	646504	2004-024460-0	Fairbanks	6 South	10 East	28	NE
GC-205	646505	2004-024461-0	Fairbanks	6 South	10 East	27	NW
GC-206	646506	2004-024462-0	Fairbanks	6 South	10 East	27	NE
GC-207	646507	2004-024463-0	Fairbanks	6 South	10 East	28	SW
GC-208	646508	2004-024464-0	Fairbanks	6 South	10 East	28	SE

GC-209	646509	2004-024465-0	Fairbanks	6 South	10 East	27	SW
GC-210	646510	2004-024466-0	Fairbanks	6 South	10 East	27	SE
GC-211	646511	2004-024467-0	Fairbanks	6 South	10 East	33	NW
GC-212	646512	2004-024468-0	Fairbanks	6 South	10 East	33	NE
GC-213	646513	2004-024469-0	Fairbanks	6 South	10 East	34	NW
GC-214	646514	2004-024470-0	Fairbanks	6 South	10 East	34	NE
GC-215	646515	2004-024471-0	Fairbanks	6 South	10 East	33	SW
GC-216	646516	2004-024472-0	Fairbanks	6 South	10 East	33	SE
GC-217	646517	2004-024473-0	Fairbanks	6 South	10 East	34	SW
GC-218	646518	2004-024474-0	Fairbanks	6 South	10 East	34	SE
GC-231	648918	2005-007591-0	Fairbanks	6 South	10 East	36	SE
GC-232	648919	2005-007592-0	Fairbanks	6 South	10 East	36	SW
GC-233	648920	2005-007593-0	Fairbanks	6 South	10 East	35	SE
GC-234	648921	2005-007594-0	Fairbanks	6 South	10 East	35	SW
GC-235	648922	2005-007595-0	Fairbanks	6 South	10 East	35	NW
GC-236	648923	2005-007596-0	Fairbanks	6 South	10 East	35	NE
GC-237	648924	2005-007597-0	Fairbanks	6 South	10 East	36	NW
GC-238	648925	2005-007598-0	Fairbanks	6 South	10 East	36	NE
GC-249	648936	2005-007609-0	Fairbanks	6 South	10 East	25	SE
GC-250	648937	2005-007610-0	Fairbanks	6 South	10 East	25	SW
GC-251	648938	2005-007611-0	Fairbanks	6 South	10 East	26	SE
GC-252	648939	2005-007612-0	Fairbanks	6 South	10 East	26	SW
GC-253	648940	2005-007613-0	Fairbanks	6 South	10 East	26	NW
GC-254	648941	2005-007614-0	Fairbanks	6 South	10 East	26	NE
GC-255	648942	2005-007615-0	Fairbanks	6 South	10 East	25	NW
GC-256	648943	2005-007616-0	Fairbanks	6 South	10 East	25	NE
GC-263	651741	2005-026087-0	Fairbanks	7 South	10 East	4	NW
GC-264	651742	2005-026088-0	Fairbanks	7 South	10 East	4	NE
GC-265	651743	2005-026089-0	Fairbanks	7 South	10 East	3	NW
GC-266	651744	2005-026090-0	Fairbanks	7 South	10 East	3	NE
GC-267	651745	2005-026091-0	Fairbanks	7 South	10 East	2	NW
GC-268	651746	2005-026092-0	Fairbanks	7 South	10 East	2	NE
GC-269	651747	2005-026093-0	Fairbanks	7 South	10 East	1	NW
GC-270	651748	2005-026094-0	Fairbanks	7 South	10 East	1	NE
GC-271	651749	2005-026095-0	Fairbanks	7 South	10 East	4	SW
GC-272	651750	2005-026096-0	Fairbanks	7 South	10 East	4	SE
GC-273	651751	2005-026097-0	Fairbanks	7 South	10 East	3	SW
GC-274	651752	2005-026098-0	Fairbanks	7 South	10 East	3	SE
GC-275	651753	2005-026099-0	Fairbanks	7 South	10 East	2	SW

GC-276	651754	2005-026100-0	Fairbanks	7 South	10 East	2	SE
GC-277	651755	2005-026101-0	Fairbanks	7 South	10 East	1	SW
GC-278	651756	2005-026102-0	Fairbanks	7 South	10 East	1	SE

Livengood Project

- Upland Mining Lease, MHT No. 9400248, between Alaska Mental Health Trust Authority and AngloGold Ashanti (U.S.A.) Exploration Inc. dated July 1, 2004 pertaining to 3,621 acres described as follows:

T8N, R5W, Fairbanks Meridian
Section 13: All
Section 14: Lot 1, NE¼, E½NW¼, SW¼NW¼, S½
Section 15: Lots 1 through 8, inclusive, NW½NW¼, SE¼SW¼, SE¼
Section 21: S½, excluding claims
Section 22: Lots 1 though 4, inclusive, N½NE¼, E½NW¼ SW¼NW¼, SW¼, W½SE¼, E¼SE¼
Section 23: Lots 1 and 2, E½, E½NW¼, SW¼
Section 24: All
Section 25: Lots 1 through 9, inclusive, N½NE¼, E½NW¼, NE¼SW¼, S½SW¼
Section 26: Lots 1 through 5, inclusive, W½E½, W½
Section 27: All
Section 28: All
Section 33: N½

Excluding any mining claims within the above property description

- Mining Lease between Richard L. Hudson & Richard W. Geraghty, and AngloGold Ashanti (U.S.A.) Exploration Inc. dated April 21, 2003, pertaining to 20 Federal unpatented lode mining claim located in Township 8 North, Range 5 West, Sections 13, 14, 22, 23 and 24, Fairbanks Recording District, Alaska described as follows:

Claim Name	AMC#
Sharon	FF055452
Dorothea	FF055453
Lenora	FF055454
Foster	FF055455
Vance	FF055456
Twepit	FF055457
Saunders	FF055458
Nickie	FF055459
Patrick	FF055460
White Rock	FF055461
Sunshine #1	FF055462
Sunshine #2	FF055463
Old Smoky	FF055464
Wittrock	FF055465
Black Rock	FF055466
Trapline	FF055467
Patricia	FF055468
Anne	FF055469
Eileen	FF055470
Bridget	FF055471

• 22 "EP" claims owned by AngloGold Ashanti (U.S.A.) Exploration Inc. located in the Fairbanks Recording District as follows:

Claim Name	ADL No.	Doc No.	Meridian	Township	Range	Section	Quarter
EP- 1	646359	2004-024315-0	Fairbanks	7 North	4 West	11	SW
EP- 2	646360	2004-024316-0	Fairbanks	7 North	4 West	11	SE
EP- 3	646361	2004-024317-0	Fairbanks	7 North	4 West	16	NE
EP- 4	646362	2004-024318-0	Fairbanks	7 North	4 West	15	NW
EP- 5	646363	2004-024319-0	Fairbanks	7 North	4 West	15	NE
EP- 6	646364	2004-024320-0	Fairbanks	7 North	4 West	14	NW
EP- 7	646365	2004-024321-0	Fairbanks	7 North	4 West	14	NE
EP- 8	646366	2004-024322-0	Fairbanks	7 North	4 West	16	SE
EP- 9	646367	2004-024323-0	Fairbanks	7 North	4 West	15	SW
EP-10	646368	2004-024324-0	Fairbanks	7 North	4 West	15	SE
EP-11	646369	2004-024325-0	Fairbanks	7 North	4 West	14	SW
EP-12	646370	2004-024326-0	Fairbanks	7 North	4 West	14	SE
EP-13	646371	2004-024327-0	Fairbanks	7 North	4 West	21	NE
EP-14	646372	2004-024328-0	Fairbanks	7 North	4 West	22	NW
EP-15	646373	2004-024329-0	Fairbanks	7 North	4 West	22	NE
EP-16	646374	2004-024330-0	Fairbanks	7 North	4 West	21	SE
EP-17	646375	2004-024331-0	Fairbanks	7 North	4 West	22	SW
EP-18	646376	2004-024332-0	Fairbanks	7 North	4 West	22	SE
EP-19	646377	2004-024333-0	Fairbanks	6 North	5 West	2	NW

EP-20	646378	2004-024334-0	Fairbanks	6 North	5 West	2	NE
EP-21	646379	2004-024335-0	Fairbanks	6 North	5 West	2	SW
EP-22	646380	2004-024336-0	Fairbanks	6 North	5 West	2	SE

West Pogo Project

- 88 "WPX" claims and 8 "WPA" claims owned by AngloGold Ashanti (U.S.A.) Exploration Inc. located in the Fairbanks Recording District as follows:

Claim Name	ADL No	Book	Page	Meridian	Township	Range	Section	Quarter
WPX 1	593982	1066	391	FAIRBANKS	5 SOUTH	14 EAST	18	NWNW
WPX 2	593983	1066	392	FAIRBANKS	5 SOUTH	14 EAST	18	NENW
WPX 3	593984	1066	393	FAIRBANKS	5 SOUTH	14 EAST	18	NWNE
WPX 4	593985	1066	394	FAIRBANKS	5 SOUTH	14 EAST	18	NENE
WPX 5	593986	1066	395	FAIRBANKS	5 SOUTH	14 EAST	18	SWNW
WPX 6	593987	1066	396	FAIRBANKS	5 SOUTH	14 EAST	18	SENW
WPX 7	593988	1066	397	FAIRBANKS	5 SOUTH	14 EAST	18	SENE
WPX 8	593989	1066	398	FAIRBANKS	5 SOUTH	14 EAST	18	SENE
WPX 9	593990	1066	399	FAIRBANKS	5 SOUTH	14 EAST	18	NWSW
WPX 10	593991	1066	400	FAIRBANKS	5 SOUTH	14 EAST	18	NESW
WPX 11	593992	1066	401	FAIRBANKS	5 SOUTH	14 EAST	18	NWSE
WPX 12	593993	1066	402	FAIRBANKS	5 SOUTH	14 EAST	18	NESE
WPX 13	593994	1066	403	FAIRBANKS	5 SOUTH	14 EAST	18	SWSW
WPX 14	593995	1066	404	FAIRBANKS	5 SOUTH	14 EAST	18	SESW
WPX 15	593996	1066	405	FAIRBANKS	5 SOUTH	14 EAST	18	SWSE
WPX 16	593997	1066	406	FAIRBANKS	5 SOUTH	14 EAST	18	SESE
WPX 17	632375	1174	697	FAIRBANKS	5 SOUTH	14 EAST	29	NWSW
WPX 18	632376	1174	699	FAIRBANKS	5 SOUTH	14 EAST	29	NESW
WPX 19	632377	1174	700	FAIRBANKS	5 SOUTH	14 EAST	29	NWSE
WPX 20	632378	1174	701	FAIRBANKS	5 SOUTH	14 EAST	29	NESE
WPX 21	632379	1174	702	FAIRBANKS	5 SOUTH	14 EAST	29	SWSW
WPX 22	632380	1174	703	FAIRBANKS	5 SOUTH	14 EAST	29	SESW
WPX 23	632381	1174	704	FAIRBANKS	5 SOUTH	14 EAST	29	SWSE
WPX 24	632382	1174	705	FAIRBANKS	5 SOUTH	14 EAST	29	SESE
WPX 25	632383	1174	706	FAIRBANKS	5 SOUTH	14 EAST	32	NWNW
WPX 26	632384	1174	707	FAIRBANKS	5 SOUTH	14 EAST	32	NENW
WPX 27	632385	1174	708	FAIRBANKS	5 SOUTH	14 EAST	32	NWNE
WPX 28	632386	1174	709	FAIRBANKS	5 SOUTH	14 EAST	32	NENE
WPX 29	632387	1174	710	FAIRBANKS	5 SOUTH	14 EAST	32	SWNW
WPX 30	632388	1174	711	FAIRBANKS	5 SOUTH	14 EAST	32	SENW
WPX 31	632389	1174	712	FAIRBANKS	5 SOUTH	14 EAST	32	SWNE
WPX 32	632390	1174	713	FAIRBANKS	5 SOUTH	14 EAST	32	SENE
WPX 33	593998	1066	407	FAIRBANKS	5 SOUTH	14 EAST	30	NWSW
WPX 34	593999	1066	408	FAIRBANKS	5 SOUTH	14 EAST	30	NESW
WPX 35	594000	1066	409	FAIRBANKS	5 SOUTH	14 EAST	30	NWSE

WPX 36	594001	1066	410	FAIRBANKS	5 SOUTH	14 EAST	30	NESE
WPX 37	594002	1066	411	FAIRBANKS	5 SOUTH	14 EAST	30	SWSW
WPX 38	594003	1066	412	FAIRBANKS	5 SOUTH	14 EAST	30	SESW
WPX 39	594004	1066	413	FAIRBANKS	5 SOUTH	14 EAST	30	SWSE
WPX 40	594005	1066	414	FAIRBANKS	5 SOUTH	14 EAST	30	SESE
WPX 41	594006	1066	415	FAIRBANKS	5 SOUTH	14 EAST	31	NWNW
WPX 42	594007	1066	416	FAIRBANKS	5 SOUTH	14 EAST	31	NENW
WPX 43	594008	1066	417	FAIRBANKS	5 SOUTH	14 EAST	31	NWNE
WPX 44	594009	1066	418	FAIRBANKS	5 SOUTH	14 EAST	31	NENE
WPX 45	594010	1066	419	FAIRBANKS	5 SOUTH	14 EAST	31	SWNW
WPX 46	594011	1066	420	FAIRBANKS	5 SOUTH	14 EAST	31	SENW
WPX 47	594012	1066	421	FAIRBANKS	5 SOUTH	14 EAST	31	SWNE
WPX 48	594013	1066	422	FAIRBANKS	5 SOUTH	14 EAST	31	SENE
WPX 49	632391	1174	714	FAIRBANKS	5 SOUTH	13 EAST	25	NWNW
WPX 50	632392	1174	715	FAIRBANKS	5 SOUTH	13 EAST	25	NENW
WPX 51	632393	1174	716	FAIRBANKS	5 SOUTH	13 EAST	25	NWNE
WPX 52	632394	1174	717	FAIRBANKS	5 SOUTH	13 EAST	25	NENE
WPX 53	632395	1174	718	FAIRBANKS	5 SOUTH	13 EAST	25	SWNW
WPX 54	632396	1174	719	FAIRBANKS	5 SOUTH	13 EAST	25	SENW
WPX 55	632397	1174	720	FAIRBANKS	5 SOUTH	13 EAST	25	SWNE
WPX 56	632398	1174	721	FAIRBANKS	5 SOUTH	13 EAST	25	SENE
WPX 57	632399	1174	722	FAIRBANKS	5 SOUTH	13 EAST	25	NWSW
WPX 58	632400	1174	723	FAIRBANKS	5 SOUTH	13 EAST	25	NESW
WPX 59	632401	1174	724	FAIRBANKS	5 SOUTH	13 EAST	25	NWSE
WPX 60	632402	1174	725	FAIRBANKS	5 SOUTH	13 EAST	25	NESE
WPX 61	632403	1174	726	FAIRBANKS	5 SOUTH	13 EAST	25	SWSW
WPX 62	632404	1174	727	FAIRBANKS	5 SOUTH	13 EAST	25	SESW
WPX 63	632405	1174	728	FAIRBANKS	5 SOUTH	13 EAST	25	SWSE
WPX 64	632406	1174	729	FAIRBANKS	5 SOUTH	13 EAST	25	SESE
WPX 65	632407	1174	730	FAIRBANKS	5 SOUTH	13 EAST	36	NWNW
WPX 66	632408	1174	731	FAIRBANKS	5 SOUTH	13 EAST	36	NENW
WPX 67	632409	1174	732	FAIRBANKS	5 SOUTH	13 EAST	36	NWNE
WPX 68	632410	1174	733	FAIRBANKS	5 SOUTH	13 EAST	36	NENE
WPX 69	632411	1174	734	FAIRBANKS	5 SOUTH	13 EAST	36	SWNW
WPX 70	632412	1174	735	FAIRBANKS	5 SOUTH	13 EAST	36	SENW
WPX 71	632413	1174	736	FAIRBANKS	5 SOUTH	13 EAST	36	SWNE
WPX 72	632414	1174	737	FAIRBANKS	5 SOUTH	13 EAST	36	SENE
WPX 73	632415	1174	738	FAIRBANKS	5 SOUTH	13 EAST	36	NWSW
WPX 74	632416	1174	739	FAIRBANKS	5 SOUTH	13 EAST	36	NESW
WPX 75	632417	1174	740	FAIRBANKS	5 SOUTH	13 EAST	36	NWSE
WPX 76	632418	1174	741	FAIRBANKS	5 SOUTH	13 EAST	36	NESE
WPX 77	632419	1174	742	FAIRBANKS	5 SOUTH	14 EAST	31	NWSW
WPX 78	632420	1174	743	FAIRBANKS	5 SOUTH	14 EAST	31	NESW
WPX 79	632421	1174	744	FAIRBANKS	5 SOUTH	14 EAST	31	NWSE
WPX 80	632422	1174	745	FAIRBANKS	5 SOUTH	14 EAST	31	NESE
WPX 81	632423	1174	746	FAIRBANKS	5 SOUTH	13 EAST	36	SWSW
WPX 82	632424	1174	747	FAIRBANKS	5 SOUTH	13 EAST	36	SESW

WPX 83	632425	1174	748	FAIRBANKS	5 SOUTH	13 EAST	36	SWSE
WPX 84	632426	1174	749	FAIRBANKS	5 SOUTH	13 EAST	36	SESE
WPX 85	632427	1174	750	FAIRBANKS	5 SOUTH	14 EAST	31	SWSW
WPX 86	632428	1174	751	FAIRBANKS	5 SOUTH	14 EAST	31	SESW
WPX 87	632429	1174	752	FAIRBANKS	5 SOUTH	14 EAST	31	SWSE
WPX 88	632430	1174	753	FAIRBANKS	5 SOUTH	14 EAST	31	SESE
WPA M1	637795	1223	797	FAIRBANKS	6 SOUTH	13 EAST	1	NW
WPA M2	637796	1223	799	FAIRBANKS	6 SOUTH	13 EAST	1	NE
WPA M3	637797	1223	800	FAIRBANKS	6 SOUTH	13 EAST	1	SW
WPA M4	637798	1223	801	FAIRBANKS	6 SOUTH	13 EAST	1	SE
WPA M5	637799	1223	802	FAIRBANKS	6 SOUTH	13 EAST	12	NW
WPA M6	637800	1223	803	FAIRBANKS	6 SOUTH	13 EAST	12	NE
WPA M7	637801	1223	804	FAIRBANKS	6 SOUTH	13 EAST	12	SW
WPA M8	637802	1223	805	FAIRBANKS	6 SOUTH	13 EAST	12	SE

SCHEDULE "A-2"

ADDITIONAL PROPERTY

Chisna Property

State of Alaska

- 276 SLC claims owned by AngloGold Ashanti (U.S.A.) Exploration Inc. located in the Fairbanks Recording District as follows:

CLAIM	Location Date	Acres	Meridian	Township	Range	Section	1/4Section	1/4Section
SLC-1	June 7, 2006	40	Fairbanks	20 South	15 East	15	NE	NW
SLC-2	June 7, 2006	40	Fairbanks	20 South	15 East	15	SE	NW
SLC-3	June 7, 2006	160	Fairbanks	20 South	15 East	15	NE	
SLC-4	June 7, 2006	40	Fairbanks	20 South	15 East	14	NW	NW
SLC-5	June 7, 2006	40	Fairbanks	20 South	15 East	14	NE	NW
SLC-6	June 7, 2006	40	Fairbanks	20 South	15 East	14	SW	NW
SLC-7	June 7, 2006	40	Fairbanks	20 South	15 East	14	SE	NW
SLC-8	June 7, 2006	40	Fairbanks	20 South	15 East	14	NW	NE
SLC-9	June 7, 2006	40	Fairbanks	20 South	15 East	14	NE	NE
SLC-10	June 7, 2006	40	Fairbanks	20 South	15 East	14	SW	NE
SLC-11	June 7, 2006	40	Fairbanks	20 South	15 East	14	SE	NE
SLC-12	June 7, 2006	160	Fairbanks	20 South	15 East	13	NW	
SLC-13	June 7, 2006	160	Fairbanks	20 South	15 East	13	NE	
SLC-14	June 7, 2006	160	Fairbanks	20 South	16 East	18	NW	
SLC-15	June 7, 2006	160	Fairbanks	20 South	16 East	18	NE	
SLC-16	June 8, 2006	40	Fairbanks	20 South	15 East	15	NE	SW
SLC-17	June 8, 2006	40	Fairbanks	20 South	15 East	15	SE	SW
SLC-18	June 8, 2006	40	Fairbanks	20 South	15 East	15	NW	SE
SLC-19	June 7, 2006	40	Fairbanks	20 South	15 East	15	NE	SE
SLC-20	June 8, 2006	40	Fairbanks	20 South	15 East	15	SW	SE
SLC-21	June 8, 2006	40	Fairbanks	20 South	15 East	15	SE	SE
SLC-22	June 7, 2006	40	Fairbanks	20 South	15 East	14	NW	SW
SLC-23	June 7, 2006	40	Fairbanks	20 South	15 East	14	NE	SW
SLC-24	June 8, 2006	40	Fairbanks	20 South	15 East	14	SW	SW
SLC-25	June 8, 2006	40	Fairbanks	20 South	15 East	14	SE	SW
SLC-26	June 7, 2006	40	Fairbanks	20 South	15 East	13	NW	SW
SLC-27	June 7, 2006	40	Fairbanks	20 South	15 East	13	NE	SW
SLC-28	June 8, 2006	40	Fairbanks	20 South	15 East	13	SW	SW
SLC-29	June 8, 2006	40	Fairbanks	20 South	15 East	13	SE	SW
SLC-30	June 7, 2006	160	Fairbanks	20 South	15 East	13	SE	
SLC-31	June 7, 2006	160	Fairbanks	20 South	16 East	18	SW	
SLC-32	June 7, 2006	160	Fairbanks	20 South	16 East	18	SE	

SLC-33	June 7, 2006	160	Fairbanks	20 South	16 East	17	SW	
SLC-34	June 7, 2006	160	Fairbanks	20 South	15 East	20	NW	
SLC-35	June 7, 2006	160	Fairbanks	20 South	15 East	20	NE	
SLC-36	June 8, 2006	40	Fairbanks	20 South	15 East	21	NW	NW
SLC-37	June 8, 2006	40	Fairbanks	20 South	15 East	21	NE	NW
SLC-38	June 8, 2006	40	Fairbanks	20 South	15 East	21	SW	NW
SLC-39	June 8, 2006	40	Fairbanks	20 South	15 East	21	SE	NW
SLC-40	June 8, 2006	40	Fairbanks	20 South	15 East	21	SE	NE
SLC-41	June 8, 2006	40	Fairbanks	20 South	15 East	22	SW	NW
SLC-42	June 8, 2006	40	Fairbanks	20 South	15 East	22	SE	NW
SLC-43	June 8, 2006	40	Fairbanks	20 South	15 East	22	NW	NE
SLC-44	June 8, 2006	40	Fairbanks	20 South	15 East	22	NE	NE
SLC-45	June 8, 2006	40	Fairbanks	20 South	15 East	22	SW	NE
SLC-46	June 8, 2006	40	Fairbanks	20 South	15 East	23	NW	NW
SLC-47	June 8, 2006	40	Fairbanks	20 South	15 East	23	NE	NW
SLC-48	June 8, 2006	40	Fairbanks	20 South	15 East	23	SE	NW
SLC-49	June 8, 2006	40	Fairbanks	20 South	15 East	23	NW	NE
SLC-50	June 8, 2006	40	Fairbanks	20 South	15 East	23	NE	NE
SLC-51	June 8, 2006	40	Fairbanks	20 South	15 East	23	SW	NE
SLC-52	June 8, 2006	40	Fairbanks	20 South	15 East	23	SE	NE
SLC-53	June 8, 2006	40	Fairbanks	20 South	15 East	24	NW	NW
SLC-54	June 8, 2006	40	Fairbanks	20 South	15 East	24	NE	NW
SLC-55	June 8, 2006	40	Fairbanks	20 South	15 East	24	SW	NW
SLC-56	June 8, 2006	40	Fairbanks	20 South	15 East	24	SE	NW
SLC-57	June 8, 2006	40	Fairbanks	20 South	15 East	24	NW	NE
SLC-58	June 8, 2006	40	Fairbanks	20 South	15 East	24	NE	NE
SLC-59	June 8, 2006	40	Fairbanks	20 South	15 East	24	SW	NE
SLC-60	June 8, 2006	40	Fairbanks	20 South	15 East	24	SE	NE
SLC-61	June 8, 2006	160	Fairbanks	20 South	16 East	19	NW	
SLC-62	June 7, 2006	160	Fairbanks	20 South	16 East	19	NE	
SLC-63	June 7, 2006	160	Fairbanks	20 South	16 East	20	NW	
SLC-64	June 7, 2006	160	Fairbanks	20 South	16 East	20	NE	
SLC-65	June 7, 2006	160	Fairbanks	20 South	16 East	21	NW	
SLC-66	June 7, 2006	160	Fairbanks	20 South	16 East	21	NE	
SLC-67	June 7, 2006	160	Fairbanks	20 South	16 East	22	NW	
SLC-68	June 7, 2006	160	Fairbanks	20 South	16 East	22	NE	
SLC-69	June 7, 2006	160	Fairbanks	20 South	15 East	20	SW	
SLC-70	June 7, 2006	160	Fairbanks	20 South	15 East	20	SE	
SLC-71	June 8, 2006	160	Fairbanks	20 South	15 East	21	SW	
SLC-72	June 8, 2006	40	Fairbanks	20 South	15 East	21	NW	SE
SLC-73	June 8, 2006	40	Fairbanks	20 South	15 East	21	NE	SE
SLC-74	June 8, 2006	40	Fairbanks	20 South	15 East	21	SW	SE
SLC-75	June 8, 2006	40	Fairbanks	20 South	15 East	21	SE	SE
SLC-76	June 8, 2006	160	Fairbanks	20 South	15 East	22	SW	
SLC-77	June 8, 2006	40	Fairbanks	20 South	15 East	22	NW	SE
SLC-78	June 8, 2006	40	Fairbanks	20 South	15 East	22	NE	SE
SLC-79	June 8, 2006	40	Fairbanks	20 South	15 East	22	SW	SE
SLC-80	June 8, 2006	40	Fairbanks	20 South	15 East	22	SE	SE

SLC-81	June 8, 2006	40	Fairbanks	20 South	15 East	23	NW	SW
SLC-82	June 8, 2006	40	Fairbanks	20 South	15 East	23	SW	SW
SLC-83	June 8, 2006	40	Fairbanks	20 South	15 East	23	NW	SE
SLC-84	June 8, 2006	40	Fairbanks	20 South	15 East	23	SW	SE
SLC-85	June 8, 2006	40	Fairbanks	20 South	15 East	23	SE	SE
SLC-86	June 8, 2006	40	Fairbanks	20 South	15 East	24	SW	SW
SLC-87	June 8, 2006	40	Fairbanks	20 South	15 East	24	SE	SW
SLC-88	June 8, 2006	40	Fairbanks	20 South	15 East	24	NW	SE
SLC-89	June 8, 2006	40	Fairbanks	20 South	15 East	24	NE	SE
SLC-90	June 8, 2006	40	Fairbanks	20 South	15 East	24	SW	SE
SLC-91	June 8, 2006	40	Fairbanks	20 South	15 East	24	SE	SE
SLC-92	June 8, 2006	40	Fairbanks	20 South	16 East	19	NW	SW
SLC-93	June 8, 2006	40	Fairbanks	20 South	16 East	19	NE	SW
SLC-94	June 8, 2006	40	Fairbanks	20 South	16 East	19	SW	SW
SLC-95	June 8, 2006	40	Fairbanks	20 South	16 East	19	SE	SW
SLC-96	June 7, 2006	160	Fairbanks	20 South	16 East	19	SE	
SLC-97	June 7, 2006	160	Fairbanks	20 South	16 East	20	SW	
SLC-98	June 7, 2006	160	Fairbanks	20 South	16 East	20	SE	
SLC-99	June 7, 2006	160	Fairbanks	20 South	16 East	21	SW	
SLC-100	June 7, 2006	160	Fairbanks	20 South	16 East	21	SE	
SLC-101	June 7, 2006	160	Fairbanks	20 South	16 East	22	SW	
SLC-102	June 7, 2006	160	Fairbanks	20 South	16 East	22	SE	
SLC-103	June 7, 2006	160	Fairbanks	20 South	15 East	29	NW	
SLC-104	June 7, 2006	160	Fairbanks	20 South	15 East	29	NE	
SLC-105	June 8, 2006	160	Fairbanks	20 South	15 East	28	NW	
SLC-106	June 8, 2006	160	Fairbanks	20 South	15 East	28	NE	
SLC-107	June 8, 2006	160	Fairbanks	20 South	15 East	27	NW	
SLC-108	June 8, 2006	160	Fairbanks	20 South	15 East	27	NE	
SLC-109	June 8, 2006	40	Fairbanks	20 South	15 East	26	NW	NW
SLC-110	June 8, 2006	40	Fairbanks	20 South	15 East	26	NE	NW
SLC-111	June 8, 2006	40	Fairbanks	20 South	15 East	26	SW	NW
SLC-112	June 8, 2006	40	Fairbanks	20 South	15 East	26	SE	NW
SLC-113	June 8, 2006	160	Fairbanks	20 South	15 East	26	NE	
SLC-114	June 8, 2006	160	Fairbanks	20 South	15 East	25	NW	
SLC-115	June 8, 2006	40	Fairbanks	20 South	15 East	25	NW	NE
SLC-116	June 8, 2006	40	Fairbanks	20 South	15 East	25	SW	NE
SLC-117	June 8, 2006	40	Fairbanks	20 South	15 East	25	SE	NE
SLC-118	June 8, 2006	40	Fairbanks	20 South	16 East	30	NW	NW
SLC-119	June 8, 2006	40	Fairbanks	20 South	16 East	30	NE	NW
SLC-120	June 8, 2006	40	Fairbanks	20 South	16 East	30	SW	NW
SLC-121	June 8, 2006	40	Fairbanks	20 South	16 East	30	SE	NW
SLC-122	June 8, 2006	40	Fairbanks	20 South	16 East	30	NW	NE
SLC-123	June 7, 2006	40	Fairbanks	20 South	16 East	30	NE	NE
SLC-124	June 8, 2006	40	Fairbanks	20 South	16 East	30	SW	NE
SLC-125	June 7, 2006	40	Fairbanks	20 South	16 East	30	SE	NE
SLC-126	June 7, 2006	160	Fairbanks	20 South	16 East	29	NW	
SLC-127	June 7, 2006	160	Fairbanks	20 South	16 East	29	NE	
SLC-128	June 7, 2006	160	Fairbanks	20 South	16 East	28	NW	

SLC-129	June 7, 2006	160	Fairbanks	20 South	16 East	28	NE	
SLC-130	June 7, 2006	160	Fairbanks	20 South	16 East	27	NW	
SLC-131	June 7, 2006	160	Fairbanks	20 South	16 East	27	NE	
SLC-132	June 7, 2006	160	Fairbanks	20 South	15 East	29	SW	
SLC-133	June 7, 2006	160	Fairbanks	20 South	15 East	29	SE	
SLC-134	June 8, 2006	160	Fairbanks	20 South	15 East	28	SW	
SLC-135	June 8, 2006	160	Fairbanks	20 South	15 East	28	SE	
SLC-136	June 8, 2006	160	Fairbanks	20 South	15 East	27	SW	
SLC-137	June 8, 2006	160	Fairbanks	20 South	15 East	27	SE	
SLC-138	June 8, 2006	160	Fairbanks	20 South	15 East	26	SW	
SLC-139	June 8, 2006	160	Fairbanks	20 South	15 East	26	SE	
SLC-140	June 8, 2006	160	Fairbanks	20 South	15 East	25	SW	
SLC-141	June 8, 2006	160	Fairbanks	20 South	15 East	25	SE	
SLC-142	June 8, 2006	40	Fairbanks	20 South	16 East	30	NW	SW
SLC-143	June 8, 2006	40	Fairbanks	20 South	16 East	30	NE	SW
SLC-144	June 8, 2006	40	Fairbanks	20 South	16 East	30	SW	SW
SLC-145	June 8, 2006	40	Fairbanks	20 South	16 East	30	SE	SW
SLC-146	June 8, 2006	40	Fairbanks	20 South	16 East	30	NW	SE
SLC-147	June 7, 2006	40	Fairbanks	20 South	16 East	30	NE	SE
SLC-148	June 8, 2006	40	Fairbanks	20 South	16 East	30	SW	SE
SLC-149	June 7, 2006	40	Fairbanks	20 South	16 East	30	SE	SE
SLC-150	June 7, 2006	160	Fairbanks	20 South	16 East	29	SW	
SLC-151	June 7, 2006	160	Fairbanks	20 South	16 East	29	SE	
SLC-152	June 7, 2006	160	Fairbanks	20 South	16 East	28	SW	
SLC-153	June 7, 2006	160	Fairbanks	20 South	16 East	28	SE	
SLC-154	June 7, 2006	160	Fairbanks	20 South	16 East	27	SW	
SLC-155	June 7, 2006	160	Fairbanks	20 South	16 East	27	SE	
SLC-156	June 7, 2006	160	Fairbanks	20 South	15 East	32	NW	
SLC-157	June 7, 2006	160	Fairbanks	20 South	15 East	32	NE	
SLC-158	June 8, 2006	160	Fairbanks	20 South	15 East	33	NW	
SLC-159	June 8, 2006	160	Fairbanks	20 South	15 East	33	NE	
SLC-160	June 8, 2006	160	Fairbanks	20 South	15 East	34	NW	
SLC-161	June 8, 2006	160	Fairbanks	20 South	15 East	34	NE	
SLC-162	June 8, 2006	160	Fairbanks	20 South	15 East	35	NW	
SLC-163	June 8, 2006	160	Fairbanks	20 South	15 East	35	NE	
SLC-164	June 8, 2006	160	Fairbanks	20 South	15 East	36	NW	
SLC-165	June 8, 2006	40	Fairbanks	20 South	15 East	36	NW	NE
SLC-166	June 8, 2006	40	Fairbanks	20 South	15 East	36	NE	NE
SLC-167	June 8, 2006	40	Fairbanks	20 South	15 East	36	SW	NE
SLC-168	June 8, 2006	40	Fairbanks	20 South	15 East	36	SE	NE
SLC-169	June 8, 2006	40	Fairbanks	20 South	16 East	31	NW	NW
SLC-170	June 8, 2006	40	Fairbanks	20 South	16 East	31	NE	NW
SLC-171	June 8, 2006	40	Fairbanks	20 South	16 East	31	SW	NW
SLC-172	June 8, 2006	40	Fairbanks	20 South	16 East	31	SE	NW
SLC-173	June 7, 2006	160	Fairbanks	20 South	16 East	31	NE	
SLC-174	June 7, 2006	160	Fairbanks	20 South	16 East	32	NW	
SLC-175	June 7, 2006	160	Fairbanks	20 South	16 East	32	NE	
SLC-176	June 7, 2006	160	Fairbanks	20 South	16 East	33	NW	

SLC-177	June 7, 2006	160	Fairbanks	20 South	16 East	33	NE
SLC-178	June 7, 2006	160	Fairbanks	20 South	16 East	34	NW
SLC-179	June 7, 2006	160	Fairbanks	20 South	16 East	34	NE
SLC-180	June 7, 2006	160	Fairbanks	20 South	15 East	32	SW
SLC-181	June 7, 2006	160	Fairbanks	20 South	15 East	32	SE
SLC-182	June 8, 2006	160	Fairbanks	20 South	15 East	33	SW
SLC-183	June 8, 2006	160	Fairbanks	20 South	15 East	33	SE
SLC-184	June 8, 2006	160	Fairbanks	20 South	15 East	34	SW
SLC-185	June 8, 2006	160	Fairbanks	20 South	15 East	34	SE
SLC-186	June 8, 2006	160	Fairbanks	20 South	15 East	35	SW
SLC-187	June 8, 2006	160	Fairbanks	20 South	15 East	35	SE
SLC-188	June 8, 2006	160	Fairbanks	20 South	15 East	36	SW
SLC-189	June 8, 2006	160	Fairbanks	20 South	15 East	36	SE
SLC-190	June 8, 2006	160	Fairbanks	20 South	16 East	31	SW
SLC-191	June 7, 2006	160	Fairbanks	20 South	16 East	31	SE
SLC-192	June 7, 2006	160	Fairbanks	20 South	16 East	32	SW
SLC-193	June 7, 2006	160	Fairbanks	20 South	16 East	32	SE
SLC-194	June 7, 2006	160	Fairbanks	20 South	16 East	33	SW
SLC-195	June 7, 2006	160	Fairbanks	20 South	16 East	33	SE
SLC-196	June 7, 2006	160	Fairbanks	20 South	16 East	34	SW
SLC-197	June 7, 2006	160	Fairbanks	20 South	16 East	34	SE
SLC-198	June 7, 2006	160	Fairbanks	21 South	15 East	5	NW
SLC-199	June 7, 2006	160	Fairbanks	21 South	15 East	5	NE
SLC-200	June 7, 2006	160	Fairbanks	21 South	16 East	4	NW
SLC-201	June 7, 2006	160	Fairbanks	21 South	16 East	4	NE
SLC-202	June 7, 2006	160	Fairbanks	21 South	16 East	3	NW
SLC-203	June 7, 2006	160	Fairbanks	21 South	16 East	3	NE
SLC-204	June 7, 2006	160	Fairbanks	21 South	15 East	5	SW
SLC-205	June 7, 2006	160	Fairbanks	21 South	15 East	5	SE
SLC-206	June 7, 2006	160	Fairbanks	21 South	16 East	4	SW
SLC-207	June 7, 2006	160	Fairbanks	21 South	16 East	4	SE
SLC-208	June 7, 2006	160	Fairbanks	21 South	16 East	3	SW
SLC-209	June 7, 2006	160	Fairbanks	21 South	16 East	3	SE
SLC-210	June 7, 2006	160	Fairbanks	21 South	15 East	8	NW
SLC-211	June 7, 2006	160	Fairbanks	21 South	15 East	8	NE
SLC-212	June 7, 2006	160	Fairbanks	21 South	16 East	9	NW
SLC-213	June 7, 2006	160	Fairbanks	21 South	16 East	9	NE
SLC-214	June 7, 2006	160	Fairbanks	21 South	16 East	10	NW
SLC-215	June 7, 2006	160	Fairbanks	21 South	16 East	10	NE
SLC-216	June 7, 2006	160	Fairbanks	21 South	15 East	8	SW
SLC-217	June 7, 2006	160	Fairbanks	21 South	15 East	8	SE
SLC-218	June 7, 2006	160	Fairbanks	21 South	16 East	9	SW
SLC-219	June 7, 2006	160	Fairbanks	21 South	16 East	9	SE
SLC-220	June 7, 2006	160	Fairbanks	21 South	16 East	10	SW
SLC-221	June 7, 2006	160	Fairbanks	21 South	16 East	10	SE
SLC-222	June 7, 2006	160	Fairbanks	21 South	15 East	17	NW
SLC-223	June 7, 2006	160	Fairbanks	21 South	15 East	17	NE
SLC-224	June 7, 2006	160	Fairbanks	21 South	16 East	16	NW

SLC-225	June 7, 2006	160	Fairbanks	21 South	16 East	16	NE	
SLC-226	June 7, 2006	160	Fairbanks	21 South	16 East	15	NW	
SLC-227	June 7, 2006	160	Fairbanks	21 South	16 East	15	NE	
SLC-228	June 7, 2006	160	Fairbanks	21 South	15 East	17	SW	
SLC-229	June 7, 2006	160	Fairbanks	21 South	15 East	17	SE	
SLC-230	June 7, 2006	160	Fairbanks	21 South	16 East	16	SW	
SLC-231	June 7, 2006	160	Fairbanks	21 South	16 East	16	SE	
SLC-232	June 7, 2006	160	Fairbanks	21 South	16 East	15	SW	
SLC-233	June 7, 2006	160	Fairbanks	21 South	16 East	15	SE	
SLC-234	June 7, 2006	160	Fairbanks	21 South	15 East	20	NW	
SLC-235	June 7, 2006	160	Fairbanks	21 South	15 East	20	NE	
SLC-236	June 7, 2006	160	Fairbanks	21 South	15 East	21	NW	
SLC-237	June 7, 2006	160	Fairbanks	21 South	15 East	21	NE	
SLC-238	June 7, 2006	160	Fairbanks	21 South	15 East	22	NW	
SLC-239	June 7, 2006	160	Fairbanks	21 South	15 East	22	NE	
SLC-240	June 7, 2006	160	Fairbanks	21 South	15 East	23	NW	
SLC-241	June 7, 2006	160	Fairbanks	21 South	15 East	23	NE	
SLC-242	June 7, 2006	160	Fairbanks	21 South	15 East	24	NW	
SLC-243	June 7, 2006	160	Fairbanks	21 South	15 East	24	NE	
SLC-244	June 7, 2006	160	Fairbanks	21 South	16 East	19	NW	
SLC-245	June 7, 2006	160	Fairbanks	21 South	16 East	19	NE	
SLC-246	June 7, 2006	160	Fairbanks	21 South	16 East	20	NW	
SLC-247	June 7, 2006	160	Fairbanks	21 South	16 East	20	NE	
SLC-248	June 7, 2006	160	Fairbanks	21 South	16 East	21	NW	
SLC-249	June 7, 2006	160	Fairbanks	21 South	16 East	21	NE	
SLC-250	June 7, 2006	160	Fairbanks	21 South	16 East	22	NW	
SLC-251	June 7, 2006	160	Fairbanks	21 South	16 East	22	NE	
SLC-252	June 7, 2006	160	Fairbanks	21 South	15 East	20	SW	
SLC-253	June 7, 2006	160	Fairbanks	21 South	15 East	20	SE	
SLC-254	June 7, 2006	160	Fairbanks	21 South	15 East	21	SW	
SLC-255	June 7, 2006	160	Fairbanks	21 South	15 East	21	SE	
SLC-256	June 7, 2006	160	Fairbanks	21 South	15 East	22	SW	
SLC-257	June 7, 2006	160	Fairbanks	21 South	15 East	22	SE	
SLC-258	June 7, 2006	40	Fairbanks	21 South	15 East	23	NW	SW
SLC-259	June 7, 2006	40	Fairbanks	21 South	15 East	23	NE	SW
SLC-260	June 7, 2006	40	Fairbanks	21 South	15 East	23	SW	SW
SLC-261	June 7, 2006	40	Fairbanks	21 South	15 East	23	SE	SW
SLC-262	June 7, 2006	40	Fairbanks	21 South	15 East	23	NW	SE
SLC-263	June 7, 2006	40	Fairbanks	21 South	15 East	23	NE	SE
SLC-264	June 7, 2006	40	Fairbanks	21 South	15 East	23	SE	SE
SLC-265	June 7, 2006	40	Fairbanks	21 South	15 East	24	NW	SW
SLC-266	June 7, 2006	40	Fairbanks	21 South	15 East	24	NE	SW
SLC-267	June 7, 2006	40	Fairbanks	21 South	15 East	24	SE	SW
SLC-268	June 7, 2006	160	Fairbanks	21 South	15 East	24	SE	
SLC-269	June 7, 2006	160	Fairbanks	21 South	16 East	19	SW	
SLC-270	June 7, 2006	160	Fairbanks	21 South	16 East	19	SE	
SLC-271	June 7, 2006	160	Fairbanks	21 South	16 East	20	SW	
SLC-272	June 7, 2006	160	Fairbanks	21 South	16 East	20	SE	

SLC-273	June 7, 2006	160	Fairbanks	21 South	16 East	21	SW
SLC-274	June 7, 2006	160	Fairbanks	21 South	16 East	21	SE
SLC-275	June 7, 2006	160	Fairbanks	21 South	16 East	22	SW
SLC-276	June 7, 2006	160	Fairbanks	21 South	16 East	22	SE

SCHEDULE "B"

UNDERLYING AGREEMENTS

SCHEDULE "A-1"

SALE PROPERTIES

State of Alaska

Black Shell Creek Project

- 35 "BSC" claims owned by AngloGold Ashanti (U.S.A.) Exploration Inc. located in the Fairbanks Recording District as follows:

Claim Name	ADL No.	Doc No.	Meridian	Township	Range	Section	Quarter
BSC 1	651706	2005-026052-0	Fairbanks	1 North	10 East	15	NE
BSC 2	651707	2005-026053-0	Fairbanks	1 North	10 East	14	NW
BSC 3	651708	2005-026054-0	Fairbanks	1 North	10 East	14	NE
BSC 4	651709	2005-026055-0	Fairbanks	1 North	10 East	13	NW
BSC 5	651710	2005-026056-0	Fairbanks	1 North	10 East	13	NE
BSC 6	651711	2005-026057-0	Fairbanks	1 North	10 East	15	SE
BSC 7	651712	2005-026058-0	Fairbanks	1 North	10 East	14	SW
BSC 8	651713	2005-026059-0	Fairbanks	1 North	10 East	14	SE
BSC 9	651714	2005-026060-0	Fairbanks	1 North	10 East	13	SW
BSC 10	651715	2005-026061-0	Fairbanks	1 North	10 East	13	SE
BSC 11	651716	2005-026062-0	Fairbanks	1 North	10 East	22	NE
BSC 12	651717	2005-026063-0	Fairbanks	1 North	10 East	23	NW
BSC 13	651718	2005-026064-0	Fairbanks	1 North	10 East	23	NE
BSC 14	651719	2005-026065-0	Fairbanks	1 North	10 East	24	NW
BSC 15	651720	2005-026066-0	Fairbanks	1 North	10 East	24	NE
BSC 16	651721	2005-026067-0	Fairbanks	1 North	10 East	22	SE
BSC 17	651722	2005-026068-0	Fairbanks	1 North	10 East	23	SW
BSC 18	651723	2005-026069-0	Fairbanks	1 North	10 East	23	SE
BSC 19	651724	2005-026070-0	Fairbanks	1 North	10 East	24	SW
BSC 20	651725	2005-026071-0	Fairbanks	1 North	10 East	24	SE
BSC 21	651726	2005-026072-0	Fairbanks	1 North	10 East	27	NE
BSC 22	651727	2005-026073-0	Fairbanks	1 North	10 East	26	NW
BSC 23	651728	2005-026074-0	Fairbanks	1 North	10 East	26	NE
BSC 24	651729	2005-026075-0	Fairbanks	1 North	10 East	25	NW
BSC 25	651730	2005-026076-0	Fairbanks	1 North	10 East	25	NE
BSC 26	651731	2005-026077-0	Fairbanks	1 North	10 East	27	SE
BSC 27	651732	2005-026078-0	Fairbanks	1 North	10 East	26	SW
BSC 28	651733	2005-026079-0	Fairbanks	1 North	10 East	26	SE
BSC 29	651734	2005-026080-0	Fairbanks	1 North	10 East	25	SW
BSC 30	651735	2005-026081-0	Fairbanks	1 North	10 East	25	SE
BSC 31	651736	2005-026082-0	Fairbanks	1 North	10 East	34	NE
BSC 32	651737	2005-026083-0	Fairbanks	1 North	10 East	35	NW

BSC 33	651738	2005-026084-0	Fairbanks	1 North	10 East	35	NE
BSC 34	651739	2005-026085-0	Fairbanks	1 North	10 East	36	NW
BSC 35	651740	2005-026086-0	Fairbanks	1 North	10 East	36	NE

Caribou Project

• Upland Mining Lease, MHT No. 9400316, between Alaska Mental Health Trust Authority and AngloGold Ashanti (U.S.A.) Exploration Inc. dated June 1, 2005 pertaining to 1,895 acres described as follows:

T2S, R10E, Fairbanks Meridian
Section 36: All

T2S, R11E, Fairbanks Meridian
Section 31: All
Section 32: All

Coffee Dome Project

• Mining Lease between Wendell Zesiger and AngloGold Ashanti (U.S.A.) Exploration Inc. dated August 11, 2005, pertaining to six State unpatented mining claims described as follows:

Claim Name	ADL No.	Doc No.	Meridian	Township	Range	Quarter
Fourteen NW	605684	2003-026634-0	Fairbanks	3 North	3 East	NE
Fourteen NE	605683	2003-026635-0	Fairbanks	3 North	3 East	NW
Eighteen SW	604624	2001-018101-0	Fairbanks	3 North	4 East	SW
Thirteen NE	604623	2001-018107-0	Fairbanks	3 North	3 East	NE
Thirteen NW	604622	2001-018106-0	Fairbanks	3 North	3 East	NW
Twelve SW	604621	2001-018105-0	Fairbanks	3 North	3 East	SW

• 21 "CDE" claims owned by AngloGold Ashanti (U.S.A.) Exploration Inc. located in the Fairbanks Recording District as follows:

Claim Name	ADL No.	Doc No.	Meridian	Township	Range	Section	Quarter
CDE 1	650202	2005-017338-0	FAIRBANKS	3 NORTH	3 EAST	14	SW
CDE 2	650203	2005-017339-0	FAIRBANKS	3 NORTH	3 EAST	14	SE
CDE 3	650204	2005-017340-0	FAIRBANKS	3 NORTH	3 EAST	13	SW
CDE 4	650205	2005-017341-0	FAIRBANKS	3 NORTH	3 EAST	13	SE
CDE 5	650206	2005-017342-0	FAIRBANKS	3 NORTH	4 EAST	18	NW
CDE 6	650207	2005-017343-0	FAIRBANKS	3 NORTH	4 EAST	18	NE
CDE 7	650208	2005-017344-0	FAIRBANKS	3 NORTH	4 EAST	7	SW
CDE 8	650209	2005-017345-0	FAIRBANKS	3 NORTH	4 EAST	7	SE

CDE 9	650210	2005-017346-0	FAIRBANKS	3 NORTH	4 EAST	7	NW
CDE 10	650211	2005-017347-0	FAIRBANKS	3 NORTH	4 EAST	7	NE
CDE 11	650212	2005-017348-0	FAIRBANKS	3 NORTH	4 EAST	6	SW
CDE 12	650213	2005-017349-0	FAIRBANKS	3 NORTH	4 EAST	6	NW
CDE 13	650214	2005-017350-0	FAIRBANKS	4 NORTH	4 EAST	31	SW
CDE 14	650215	2005-017351-0	FAIRBANKS	4 NORTH	4 EAST	31	SE
CDE 15	650216	2005-017352-0	FAIRBANKS	3 NORTH	3 EAST	12	SE
CDE 16	650217	2005-017353-0	FAIRBANKS	4 NORTH	4 EAST	31	NE
CDE 17	650218	2005-017354-0	FAIRBANKS	4 NORTH	4 EAST	32	NW
CDE 18	650219	2005-017355-0	FAIRBANKS	4 NORTH	4 EAST	32	NE
CDE 19	650220	2005-017356-0	FAIRBANKS	4 NORTH	4 EAST	32	SW
CDE 20	650221	2005-017357-0	FAIRBANKS	4 NORTH	4 EAST	32	SE
CDE 21	650222	2005-017358-0	FAIRBANKS	4 NORTH	4 EAST	31	NW

- Land Use Permit between the University of Alaska and AngloGold Ashanti (U.S.A.) Exploration Inc. dated September 1, 2005 pertaining to the following described lands:

<u>Township 3 north, Range 3 East, Fairbanks Meridian, Alaska</u>
Section 1: All
Section 2: All
Section 11: All
Section 12: All

<u>Township 4 north, Range 3 East, Fairbanks Meridian, Alaska</u>
Section 35: S½
Section 36: S½

<u>Township 3 north, Range 4 East, Fairbanks Meridian, Alaska</u>
Section 6: E½

<u>Gilles Project</u>

- 48 "GC" claims owned by AngloGold Ashanti (U.S.A.) Exploration Inc. located in the Fairbanks Recording District as follows:

Claim	ADL No.	Doc No.	Meridian	Township	Range	Section	Quarter
GC-203	646503	2004-024459-0	Fairbanks	6 South	10 East	28	NW
GC-204	646504	2004-024460-0	Fairbanks	6 South	10 East	28	NE
GC-205	646505	2004-024461-0	Fairbanks	6 South	10 East	27	NW
GC-206	646506	2004-024462-0	Fairbanks	6 South	10 East	27	NE
GC-207	646507	2004-024463-0	Fairbanks	6 South	10 East	28	SW
GC-208	646508	2004-024464-0	Fairbanks	6 South	10 East	28	SE

GC-209	646509	2004-024465-0	Fairbanks	6 South	10 East	27	SW
GC-210	646510	2004-024466-0	Fairbanks	6 South	10 East	27	SE
GC-211	646511	2004-024467-0	Fairbanks	6 South	10 East	33	NW
GC-212	646512	2004-024468-0	Fairbanks	6 South	10 East	33	NE
GC-213	646513	2004-024469-0	Fairbanks	6 South	10 East	34	NW
GC-214	646514	2004-024470-0	Fairbanks	6 South	10 East	34	NE
GC-215	646515	2004-024471-0	Fairbanks	6 South	10 East	33	SW
GC-216	646516	2004-024472-0	Fairbanks	6 South	10 East	33	SE
GC-217	646517	2004-024473-0	Fairbanks	6 South	10 East	34	SW
GC-218	646518	2004-024474-0	Fairbanks	6 South	10 East	34	SE
GC-231	648918	2005-007591-0	Fairbanks	6 South	10 East	36	SE
GC-232	648919	2005-007592-0	Fairbanks	6 South	10 East	36	SW
GC-233	648920	2005-007593-0	Fairbanks	6 South	10 East	35	SE
GC-234	648921	2005-007594-0	Fairbanks	6 South	10 East	35	SW
GC-235	648922	2005-007595-0	Fairbanks	6 South	10 East	35	NW
GC-236	648923	2005-007596-0	Fairbanks	6 South	10 East	35	NE
GC-237	648924	2005-007597-0	Fairbanks	6 South	10 East	36	NW
GC-238	648925	2005-007598-0	Fairbanks	6 South	10 East	36	NE
GC-249	648936	2005-007609-0	Fairbanks	6 South	10 East	25	SE
GC-250	648937	2005-007610-0	Fairbanks	6 South	10 East	25	SW
GC-251	648938	2005-007611-0	Fairbanks	6 South	10 East	26	SE
GC-252	648939	2005-007612-0	Fairbanks	6 South	10 East	26	SW
GC-253	648940	2005-007613-0	Fairbanks	6 South	10 East	26	NW
GC-254	648941	2005-007614-0	Fairbanks	6 South	10 East	26	NE
GC-255	648942	2005-007615-0	Fairbanks	6 South	10 East	25	NW
GC-256	648943	2005-007616-0	Fairbanks	6 South	10 East	25	NE
GC-263	651741	2005-026087-0	Fairbanks	7 South	10 East	4	NW
GC-264	651742	2005-026088-0	Fairbanks	7 South	10 East	4	NE
GC-265	651743	2005-026089-0	Fairbanks	7 South	10 East	3	NW
GC-266	651744	2005-026090-0	Fairbanks	7 South	10 East	3	NE
GC-267	651745	2005-026091-0	Fairbanks	7 South	10 East	2	NW
GC-268	651746	2005-026092-0	Fairbanks	7 South	10 East	2	NE
GC-269	651747	2005-026093-0	Fairbanks	7 South	10 East	1	NW
GC-270	651748	2005-026094-0	Fairbanks	7 South	10 East	1	NE
GC-271	651749	2005-026095-0	Fairbanks	7 South	10 East	4	SW
GC-272	651750	2005-026096-0	Fairbanks	7 South	10 East	4	SE
GC-273	651751	2005-026097-0	Fairbanks	7 South	10 East	3	SW
GC-274	651752	2005-026098-0	Fairbanks	7 South	10 East	3	SE
GC-275	651753	2005-026099-0	Fairbanks	7 South	10 East	2	SW

GC-276	651754	2005-026100-0	Fairbanks	7 South	10 East	2	SE
GC-277	651755	2005-026101-0	Fairbanks	7 South	10 East	1	SW
GC-278	651756	2005-026102-0	Fairbanks	7 South	10 East	1	SE

Livengood Project

- Upland Mining Lease, MHT No. 9400248, between Alaska Mental Health Trust Authority and AngloGold Ashanti (U.S.A.) Exploration Inc. dated July 1, 2004 pertaining to 3,621 acres described as follows:

T8N, R5W, Fairbanks Meridian
Section 13: All
Section 14: Lot 1, NE¼, E½NW¼, SW¼NW¼, S½
Section 15: Lots 1 through 8, inclusive, NW¼NW¼, SE¼SW¼, SE¼
Section 21: S½, excluding claims
Section 22: Lots 1 though 4, inclusive, N½NE¼, E½NW¼ SW¼NW¼, SW¼, W½SE¼, E¼SE¼
Section 23: Lots 1 and 2, E½, E½NW¼, SW¼
Section 24: All
Section 25: Lots 1 through 9, inclusive, N½NE¼, E½NW¼, NE¼SW¼, S½SW¼
Section 26: Lots 1 through 5, inclusive, W½E½, W½
Section 27: All
Section 28: All
Section 33: N½

Excluding any mining claims within the above property description

- Mining Lease between Richard L. Hudson & Richard W. Geraghty, and AngloGold Ashanti (U.S.A.) Exploration Inc. dated April 21, 2003, pertaining to 20 Federal unpatented lode mining claim located in Township 8 North, Range 5 West, Sections 13, 14, 22, 23 and 24, Fairbanks Recording District, Alaska described as follows:

Claim Name	AMC#
Sharon	FF055452
Dorothea	FF055453
Lenora	FF055454
Foster	FF055455
Vance	FF055456
Twepit	FF055457
Saunders	FF055458
Nickie	FF055459
Patrick	FF055460
White Rock	FF055461
Sunshine #1	FF055462
Sunshine #2	FF055463
Old Smoky	FF055464
Wittrock	FF055465
Black Rock	FF055466
Trapline	FF055467
Patricia	FF055468
Anne	FF055469
Eileen	FF055470
Bridget	FF055471

- 22 "EP" claims owned by AngloGold Ashanti (U.S.A.) Exploration Inc. located in the Fairbanks Recording District as follows:

Claim Name	ADL No.	Doc No.	Meridian	Township	Range	Sections	Quarter
EP- 1	646359	2004-024315-0	Fairbanks	7 North	4 West	11	SW
EP- 2	646360	2004-024316-0	Fairbanks	7 North	4 West	11	SE
EP- 3	646361	2004-024317-0	Fairbanks	7 North	4 West	16	NE
EP- 4	646362	2004-024318-0	Fairbanks	7 North	4 West	15	NW
EP- 5	646363	2004-024319-0	Fairbanks	7 North	4 West	15	NE
EP- 6	646364	2004-024320-0	Fairbanks	7 North	4 West	14	NW
EP- 7	646365	2004-024321-0	Fairbanks	7 North	4 West	14	NE
EP- 8	646366	2004-024322-0	Fairbanks	7 North	4 West	16	SE
EP- 9	646367	2004-024323-0	Fairbanks	7 North	4 West	15	SW
EP-10	646368	2004-024324-0	Fairbanks	7 North	4 West	15	SE
EP-11	646369	2004-024325-0	Fairbanks	7 North	4 West	14	SW
EP-12	646370	2004-024326-0	Fairbanks	7 North	4 West	14	SE
EP-13	646371	2004-024327-0	Fairbanks	7 North	4 West	21	NE
EP-14	646372	2004-024328-0	Fairbanks	7 North	4 West	22	NW
EP-15	646373	2004-024329-0	Fairbanks	7 North	4 West	22	NE
EP-16	646374	2004-024330-0	Fairbanks	7 North	4 West	21	SE
EP-17	646375	2004-024331-0	Fairbanks	7 North	4 West	22	SW
EP-18	646376	2004-024332-0	Fairbanks	7 North	4 West	22	SE
EP-19	646377	2004-024333-0	Fairbanks	6 North	5 West	2	NW

EP-20	646378	2004-024334-0	Fairbanks	6 North	5 West	2	NE
EP-21	646379	2004-024335-0	Fairbanks	6 North	5 West	2	SW
EP-22	646380	2004-024336-0	Fairbanks	6 North	5 West	2	SE

West Pogo Project

- 88 "WPX" claims and 8 "WPA" claims owned by AngloGold Ashanti (U.S.A.) Exploration Inc. located in the Fairbanks Recording District as follows:

Claim Name	ADL No.	Book	Page	Meridian	Township	Range	Section	Quarter
WPX 1	593982	1066	391	FAIRBANKS	5 SOUTH	14 EAST	18	NWNW
WPX 2	593983	1066	392	FAIRBANKS	5 SOUTH	14 EAST	18	NENW
WPX 3	593984	1066	393	FAIRBANKS	5 SOUTH	14 EAST	18	NWNE
WPX 4	593985	1066	394	FAIRBANKS	5 SOUTH	14 EAST	18	NENE
WPX 5	593986	1066	395	FAIRBANKS	5 SOUTH	14 EAST	18	SWNW
WPX 6	593987	1066	396	FAIRBANKS	5 SOUTH	14 EAST	18	SENW
WPX 7	593988	1066	397	FAIRBANKS	5 SOUTH	14 EAST	18	SENE
WPX 8	593989	1066	398	FAIRBANKS	5 SOUTH	14 EAST	18	SENE
WPX 9	593990	1066	399	FAIRBANKS	5 SOUTH	14 EAST	18	NWSW
WPX 10	593991	1066	400	FAIRBANKS	5 SOUTH	14 EAST	18	NESW
WPX 11	593992	1066	401	FAIRBANKS	5 SOUTH	14 EAST	18	NWSE
WPX 12	593993	1066	402	FAIRBANKS	5 SOUTH	14 EAST	18	NESE
WPX 13	593994	1066	403	FAIRBANKS	5 SOUTH	14 EAST	18	SWSW
WPX 14	593995	1066	404	FAIRBANKS	5 SOUTH	14 EAST	18	SESW
WPX 15	593996	1066	405	FAIRBANKS	5 SOUTH	14 EAST	18	SWSE
WPX 16	593997	1066	406	FAIRBANKS	5 SOUTH	14 EAST	18	SESE
WPX 17	632375	1174	697	FAIRBANKS	5 SOUTH	14 EAST	29	NWSW
WPX 18	632376	1174	699	FAIRBANKS	5 SOUTH	14 EAST	29	NESW
WPX 19	632377	1174	700	FAIRBANKS	5 SOUTH	14 EAST	29	NWSE
WPX 20	632378	1174	701	FAIRBANKS	5 SOUTH	14 EAST	29	NESE
WPX 21	632379	1174	702	FAIRBANKS	5 SOUTH	14 EAST	29	SWSW
WPX 22	632380	1174	703	FAIRBANKS	5 SOUTH	14 EAST	29	SESW
WPX 23	632381	1174	704	FAIRBANKS	5 SOUTH	14 EAST	29	SWSE
WPX 24	632382	1174	705	FAIRBANKS	5 SOUTH	14 EAST	29	SESE
WPX 25	632383	1174	706	FAIRBANKS	5 SOUTH	14 EAST	32	NWNW
WPX 26	632384	1174	707	FAIRBANKS	5 SOUTH	14 EAST	32	NENW
WPX 27	632385	1174	708	FAIRBANKS	5 SOUTH	14 EAST	32	NWNE
WPX 28	632386	1174	709	FAIRBANKS	5 SOUTH	14 EAST	32	NENE
WPX 29	632387	1174	710	FAIRBANKS	5 SOUTH	14 EAST	32	SWNW
WPX 30	632388	1174	711	FAIRBANKS	5 SOUTH	14 EAST	32	SENW
WPX 31	632389	1174	712	FAIRBANKS	5 SOUTH	14 EAST	32	SWNE
WPX 32	632390	1174	713	FAIRBANKS	5 SOUTH	14 EAST	32	SENE
WPX 33	593998	1066	407	FAIRBANKS	5 SOUTH	14 EAST	30	NWSW
WPX 34	593999	1066	408	FAIRBANKS	5 SOUTH	14 EAST	30	NESW
WPX 35	594000	1066	409	FAIRBANKS	5 SOUTH	14 EAST	30	NWSE

WPX 36	594001	1066	410	FAIRBANKS	5 SOUTH	14 EAST	30	NESE
WPX 37	594002	1066	411	FAIRBANKS	5 SOUTH	14 EAST	30	SWSW
WPX 38	594003	1066	412	FAIRBANKS	5 SOUTH	14 EAST	30	SESW
WPX 39	594004	1066	413	FAIRBANKS	5 SOUTH	14 EAST	30	SWSE
WPX 40	594005	1066	414	FAIRBANKS	5 SOUTH	14 EAST	30	SESE
WPX 41	594006	1066	415	FAIRBANKS	5 SOUTH	14 EAST	31	NWNW
WPX 42	594007	1066	416	FAIRBANKS	5 SOUTH	14 EAST	31	NENW
WPX 43	594008	1066	417	FAIRBANKS	5 SOUTH	14 EAST	31	NWNE
WPX 44	594009	1066	418	FAIRBANKS	5 SOUTH	14 EAST	31	NENE
WPX 45	594010	1066	419	FAIRBANKS	5 SOUTH	14 EAST	31	SWNW
WPX 46	594011	1066	420	FAIRBANKS	5 SOUTH	14 EAST	31	SENW
WPX 47	594012	1066	421	FAIRBANKS	5 SOUTH	14 EAST	31	SWNE
WPX 48	594013	1066	422	FAIRBANKS	5 SOUTH	14 EAST	31	SENE
WPX 49	632391	1174	714	FAIRBANKS	5 SOUTH	13 EAST	25	NWNW
WPX 50	632392	1174	715	FAIRBANKS	5 SOUTH	13 EAST	25	NENW
WPX 51	632393	1174	716	FAIRBANKS	5 SOUTH	13 EAST	25	NWNE
WPX 52	632394	1174	717	FAIRBANKS	5 SOUTH	13 EAST	25	NENE
WPX 53	632395	1174	718	FAIRBANKS	5 SOUTH	13 EAST	25	SWNW
WPX 54	632396	1174	719	FAIRBANKS	5 SOUTH	13 EAST	25	SENW
WPX 55	632397	1174	720	FAIRBANKS	5 SOUTH	13 EAST	25	SWNE
WPX 56	632398	1174	721	FAIRBANKS	5 SOUTH	13 EAST	25	SENE
WPX 57	632399	1174	722	FAIRBANKS	5 SOUTH	13 EAST	25	NWSW
WPX 58	632400	1174	723	FAIRBANKS	5 SOUTH	13 EAST	25	NESW
WPX 59	632401	1174	724	FAIRBANKS	5 SOUTH	13 EAST	25	NWSE
WPX 60	632402	1174	725	FAIRBANKS	5 SOUTH	13 EAST	25	NESE
WPX 61	632403	1174	726	FAIRBANKS	5 SOUTH	13 EAST	25	SWSW
WPX 62	632404	1174	727	FAIRBANKS	5 SOUTH	13 EAST	25	SESW
WPX 63	632405	1174	728	FAIRBANKS	5 SOUTH	13 EAST	25	SWSE
WPX 64	632406	1174	729	FAIRBANKS	5 SOUTH	13 EAST	25	SESE
WPX 65	632407	1174	730	FAIRBANKS	5 SOUTH	13 EAST	36	NWNW
WPX 66	632408	1174	731	FAIRBANKS	5 SOUTH	13 EAST	36	NENW
WPX 67	632409	1174	732	FAIRBANKS	5 SOUTH	13 EAST	36	NWNE
WPX 68	632410	1174	733	FAIRBANKS	5 SOUTH	13 EAST	36	NENE
WPX 69	632411	1174	734	FAIRBANKS	5 SOUTH	13 EAST	36	SWNW
WPX 70	632412	1174	735	FAIRBANKS	5 SOUTH	13 EAST	36	SENW
WPX 71	632413	1174	736	FAIRBANKS	5 SOUTH	13 EAST	36	SWNE
WPX 72	632414	1174	737	FAIRBANKS	5 SOUTH	13 EAST	36	SENE
WPX 73	632415	1174	738	FAIRBANKS	5 SOUTH	13 EAST	36	NWSW
WPX 74	632416	1174	739	FAIRBANKS	5 SOUTH	13 EAST	36	NESW
WPX 75	632417	1174	740	FAIRBANKS	5 SOUTH	13 EAST	36	NWSE
WPX 76	632418	1174	741	FAIRBANKS	5 SOUTH	13 EAST	36	NESE
WPX 77	632419	1174	742	FAIRBANKS	5 SOUTH	14 EAST	31	NWSW
WPX 78	632420	1174	743	FAIRBANKS	5 SOUTH	14 EAST	31	NESW
WPX 79	632421	1174	744	FAIRBANKS	5 SOUTH	14 EAST	31	NWSE
WPX 80	632422	1174	745	FAIRBANKS	5 SOUTH	14 EAST	31	NESE
WPX 81	632423	1174	746	FAIRBANKS	5 SOUTH	13 EAST	36	SWSW
WPX 82	632424	1174	747	FAIRBANKS	5 SOUTH	13 EAST	36	SESW

WPX 83	632425	1174	748	FAIRBANKS	5 SOUTH	13 EAST	36	SWSE
WPX 84	632426	1174	749	FAIRBANKS	5 SOUTH	13 EAST	36	SESE
WPX 85	632427	1174	750	FAIRBANKS	5 SOUTH	14 EAST	31	SWSW
WPX 86	632428	1174	751	FAIRBANKS	5 SOUTH	14 EAST	31	SESW
WPX 87	632429	1174	752	FAIRBANKS	5 SOUTH	14 EAST	31	SWSE
WPX 88	632430	1174	753	FAIRBANKS	5 SOUTH	14 EAST	31	SESE
WPA M1	637795	1223	797	FAIRBANKS	6 SOUTH	13 EAST	1	NW
WPA M2	637796	1223	799	FAIRBANKS	6 SOUTH	13 EAST	1	NE
WPA M3	637797	1223	800	FAIRBANKS	6 SOUTH	13 EAST	1	SW
WPA M4	637798	1223	801	FAIRBANKS	6 SOUTH	13 EAST	1	SE
WPA M5	637799	1223	802	FAIRBANKS	6 SOUTH	13 EAST	12	NW
WPA M6	637800	1223	803	FAIRBANKS	6 SOUTH	13 EAST	12	NE
WPA M7	637801	1223	804	FAIRBANKS	6 SOUTH	13 EAST	12	SW
WPA M8	637802	1223	805	FAIRBANKS	6 SOUTH	13 EAST	12	SE

SCHEDULE "A-2"

ADDITIONAL PROPERTY

Chisna Property

State of Alaska

- 276 SLC claims owned by AngloGold Ashanti (U.S.A.) Exploration Inc. located in the Fairbanks Recording District as follows:

CLAIM	Location Date	Acres	Meridian	Township	Range	Section	1/4Section	1/4Section
SLC-1	June 7, 2006	40	Fairbanks	20 South	15 East	15	NE	NW
SLC-2	June 7, 2006	40	Fairbanks	20 South	15 East	15	SE	NW
SLC-3	June 7, 2006	160	Fairbanks	20 South	15 East	15	NE	
SLC-4	June 7, 2006	40	Fairbanks	20 South	15 East	14	NW	NW
SLC-5	June 7, 2006	40	Fairbanks	20 South	15 East	14	NE	NW
SLC-6	June 7, 2006	40	Fairbanks	20 South	15 East	14	SW	NW
SLC-7	June 7, 2006	40	Fairbanks	20 South	15 East	14	SE	NW
SLC-8	June 7, 2006	40	Fairbanks	20 South	15 East	14	NW	NE
SLC-9	June 7, 2006	40	Fairbanks	20 South	15 East	14	NE	NE
SLC-10	June 7, 2006	40	Fairbanks	20 South	15 East	14	SW	NE
SLC-11	June 7, 2006	40	Fairbanks	20 South	15 East	14	SE	NE
SLC-12	June 7, 2006	160	Fairbanks	20 South	15 East	13	NW	
SLC-13	June 7, 2006	160	Fairbanks	20 South	15 East	13	NE	
SLC-14	June 7, 2006	160	Fairbanks	20 South	16 East	18	NW	
SLC-15	June 7, 2006	160	Fairbanks	20 South	16 East	18	NE	
SLC-16	June 8, 2006	40	Fairbanks	20 South	15 East	15	NE	SW
SLC-17	June 8, 2006	40	Fairbanks	20 South	15 East	15	SE	SW
SLC-18	June 8, 2006	40	Fairbanks	20 South	15 East	15	NW	SE
SLC-19	June 7, 2006	40	Fairbanks	20 South	15 East	15	NE	SE
SLC-20	June 8, 2006	40	Fairbanks	20 South	15 East	15	SW	SE
SLC-21	June 8, 2006	40	Fairbanks	20 South	15 East	15	SE	SE
SLC-22	June 7, 2006	40	Fairbanks	20 South	15 East	14	NW	SW
SLC-23	June 7, 2006	40	Fairbanks	20 South	15 East	14	NE	SW
SLC-24	June 8, 2006	40	Fairbanks	20 South	15 East	14	SW	SW
SLC-25	June 8, 2006	40	Fairbanks	20 South	15 East	14	SE	SW
SLC-26	June 7, 2006	40	Fairbanks	20 South	15 East	13	NW	SW
SLC-27	June 7, 2006	40	Fairbanks	20 South	15 East	13	NE	SW
SLC-28	June 8, 2006	40	Fairbanks	20 South	15 East	13	SW	SW
SLC-29	June 8, 2006	40	Fairbanks	20 South	15 East	13	SE	SW
SLC-30	June 7, 2006	160	Fairbanks	20 South	15 East	13	SE	
SLC-31	June 7, 2006	160	Fairbanks	20 South	16 East	18	SW	
SLC-32	June 7, 2006	160	Fairbanks	20 South	16 East	18	SE	

SLC-33	June 7, 2006	160	Fairbanks	20 South	15 East	17	SW	
SLC-34	June 7, 2006	160	Fairbanks	20 South	15 East	20	NW	
SLC-35	June 7, 2006	160	Fairbanks	20 South	15 East	20	NE	
SLC-36	June 8, 2006	40	Fairbanks	20 South	15 East	21	NW	NW
SLC-37	June 8, 2006	40	Fairbanks	20 South	15 East	21	NE	NW
SLC-38	June 8, 2006	40	Fairbanks	20 South	15 East	21	SW	NW
SLC-39	June 8, 2006	40	Fairbanks	20 South	15 East	21	SE	NW
SLC-40	June 8, 2006	40	Fairbanks	20 South	15 East	21	SE	NE
SLC-41	June 8, 2006	40	Fairbanks	20 South	15 East	22	SW	NW
SLC-42	June 8, 2006	40	Fairbanks	20 South	15 East	22	SE	NW
SLC-43	June 8, 2006	40	Fairbanks	20 South	15 East	22	NW	NE
SLC-44	June 8, 2006	40	Fairbanks	20 South	15 East	22	NE	NE
SLC-45	June 8, 2006	40	Fairbanks	20 South	15 East	22	SW	NE
SLC-46	June 8, 2006	40	Fairbanks	20 South	15 East	23	NW	NW
SLC-47	June 8, 2006	40	Fairbanks	20 South	15 East	23	NE	NW
SLC-48	June 8, 2006	40	Fairbanks	20 South	15 East	23	SE	NW
SLC-49	June 8, 2006	40	Fairbanks	20 South	15 East	23	NW	NE
SLC-50	June 8, 2006	40	Fairbanks	20 South	15 East	23	NE	NE
SLC-51	June 8, 2006	40	Fairbanks	20 South	15 East	23	SW	NE
SLC-52	June 8, 2006	40	Fairbanks	20 South	15 East	23	SE	NE
SLC-53	June 8, 2006	40	Fairbanks	20 South	15 East	24	NW	NW
SLC-54	June 8, 2006	40	Fairbanks	20 South	15 East	24	NE	NW
SLC-55	June 8, 2006	40	Fairbanks	20 South	15 East	24	SW	NW
SLC-56	June 8, 2006	40	Fairbanks	20 South	15 East	24	SE	NW
SLC-57	June 8, 2006	40	Fairbanks	20 South	15 East	24	NW	NE
SLC-58	June 8, 2006	40	Fairbanks	20 South	15 East	24	NE	NE
SLC-59	June 8, 2006	40	Fairbanks	20 South	15 East	24	SW	NE
SLC-60	June 8, 2006	40	Fairbanks	20 South	15 East	24	SE	NE
SLC-61	June 8, 2006	160	Fairbanks	20 South	16 East	19	NW	
SLC-62	June 7, 2006	160	Fairbanks	20 South	16 East	19	NE	
SLC-63	June 7, 2006	160	Fairbanks	20 South	16 East	20	NW	
SLC-64	June 7, 2006	160	Fairbanks	20 South	16 East	20	NE	
SLC-65	June 7, 2006	160	Fairbanks	20 South	16 East	21	NW	
SLC-66	June 7, 2006	160	Fairbanks	20 South	16 East	21	NE	
SLC-67	June 7, 2006	160	Fairbanks	20 South	16 East	22	NW	
SLC-68	June 7, 2006	160	Fairbanks	20 South	16 East	22	NE	
SLC-69	June 7, 2006	160	Fairbanks	20 South	15 East	20	SW	
SLC-70	June 7, 2006	160	Fairbanks	20 South	15 East	20	SE	
SLC-71	June 8, 2006	160	Fairbanks	20 South	15 East	21	SW	
SLC-72	June 8, 2006	40	Fairbanks	20 South	15 East	21	NW	SE
SLC-73	June 8, 2006	40	Fairbanks	20 South	15 East	21	NE	SE
SLC-74	June 8, 2006	40	Fairbanks	20 South	15 East	21	SW	SE
SLC-75	June 8, 2006	40	Fairbanks	20 South	15 East	21	SE	SE
SLC-76	June 8, 2006	160	Fairbanks	20 South	15 East	22	SW	
SLC-77	June 8, 2006	40	Fairbanks	20 South	15 East	22	NW	SE
SLC-78	June 8, 2006	40	Fairbanks	20 South	15 East	22	NE	SE
SLC-79	June 8, 2006	40	Fairbanks	20 South	15 East	22	SW	SE
SLC-80	June 8, 2006	40	Fairbanks	20 South	15 East	22	SE	SE

SLC-81	June 8, 2006	40	Fairbanks	20 South	15 East	23	NW	SW
SLC-82	June 8, 2006	40	Fairbanks	20 South	15 East	23	SW	SW
SLC-83	June 8, 2006	40	Fairbanks	20 South	15 East	23	NW	SE
SLC-84	June 8, 2006	40	Fairbanks	20 South	15 East	23	SW	SE
SLC-85	June 8, 2006	40	Fairbanks	20 South	15 East	23	SE	SE
SLC-86	June 8, 2006	40	Fairbanks	20 South	15 East	24	SW	SW
SLC-87	June 8, 2006	40	Fairbanks	20 South	15 East	24	SE	SW
SLC-88	June 8, 2006	40	Fairbanks	20 South	15 East	24	NW	SE
SLC-89	June 8, 2006	40	Fairbanks	20 South	15 East	24	NE	SE
SLC-90	June 8, 2006	40	Fairbanks	20 South	15 East	24	SW	SE
SLC-91	June 8, 2006	40	Fairbanks	20 South	15 East	24	SE	SE
SLC-92	June 8, 2006	40	Fairbanks	20 South	16 East	19	NW	SW
SLC-93	June 8, 2006	40	Fairbanks	20 South	16 East	19	NE	SW
SLC-94	June 8, 2006	40	Fairbanks	20 South	16 East	19	SW	SW
SLC-95	June 8, 2006	40	Fairbanks	20 South	16 East	19	SE	SW
SLC-96	June 7, 2006	160	Fairbanks	20 South	16 East	19	SE	
SLC-97	June 7, 2006	160	Fairbanks	20 South	16 East	20	SW	
SLC-98	June 7, 2006	160	Fairbanks	20 South	16 East	20	SE	
SLC-99	June 7, 2006	160	Fairbanks	20 South	16 East	21	SW	
SLC-100	June 7, 2006	160	Fairbanks	20 South	16 East	21	SE	
SLC-101	June 7, 2006	160	Fairbanks	20 South	16 East	22	SW	
SLC-102	June 7, 2006	160	Fairbanks	20 South	16 East	22	SE	
SLC-103	June 7, 2006	160	Fairbanks	20 South	15 East	29	NW	
SLC-104	June 7, 2006	160	Fairbanks	20 South	15 East	29	NE	
SLC-105	June 8, 2006	160	Fairbanks	20 South	15 East	28	NW	
SLC-106	June 8, 2006	160	Fairbanks	20 South	15 East	28	NE	
SLC-107	June 8, 2006	160	Fairbanks	20 South	15 East	27	NW	
SLC-108	June 8, 2006	160	Fairbanks	20 South	15 East	27	NE	
SLC-109	June 8, 2006	40	Fairbanks	20 South	15 East	26	NW	NW
SLC-110	June 8, 2006	40	Fairbanks	20 South	15 East	26	NE	NW
SLC-111	June 8, 2006	40	Fairbanks	20 South	15 East	26	SW	NW
SLC-112	June 8, 2006	40	Fairbanks	20 South	15 East	26	SE	NW
SLC-113	June 8, 2006	160	Fairbanks	20 South	15 East	26	NE	
SLC-114	June 8, 2006	160	Fairbanks	20 South	15 East	25	NW	
SLC-115	June 8, 2006	40	Fairbanks	20 South	15 East	25	NW	NE
SLC-116	June 8, 2006	40	Fairbanks	20 South	15 East	25	SW	NE
SLC-117	June 8, 2006	40	Fairbanks	20 South	15 East	25	SE	NE
SLC-118	June 8, 2006	40	Fairbanks	20 South	16 East	30	NW	NW
SLC-119	June 8, 2006	40	Fairbanks	20 South	16 East	30	NE	NW
SLC-120	June 8, 2006	40	Fairbanks	20 South	16 East	30	SW	NW
SLC-121	June 8, 2006	40	Fairbanks	20 South	16 East	30	SE	NW
SLC-122	June 8, 2006	40	Fairbanks	20 South	16 East	30	NW	NE
SLC-123	June 7, 2006	40	Fairbanks	20 South	16 East	30	NE	NE
SLC-124	June 8, 2006	40	Fairbanks	20 South	16 East	30	SW	NE
SLC-125	June 7, 2006	40	Fairbanks	20 South	16 East	30	SE	NE
SLC-126	June 7, 2006	160	Fairbanks	20 South	16 East	29	NW	
SLC-127	June 7, 2006	160	Fairbanks	20 South	16 East	29	NE	
SLC-128	June 7, 2006	160	Fairbanks	20 South	16 East	28	NW	

SLC-129	June 7, 2006	160	Fairbanks	20 South	16 East	28	NE	
SLC-130	June 7, 2006	160	Fairbanks	20 South	16 East	27	NW	
SLC-131	June 7, 2006	160	Fairbanks	20 South	16 East	27	NE	
SLC-132	June 7, 2006	160	Fairbanks	20 South	15 East	29	SW	
SLC-133	June 7, 2006	160	Fairbanks	20 South	15 East	29	SE	
SLC-134	June 8, 2006	160	Fairbanks	20 South	15 East	28	SW	
SLC-135	June 8, 2006	160	Fairbanks	20 South	15 East	28	SE	
SLC-136	June 8, 2006	160	Fairbanks	20 South	15 East	27	SW	
SLC-137	June 8, 2006	160	Fairbanks	20 South	15 East	27	SE	
SLC-138	June 8, 2006	160	Fairbanks	20 South	15 East	26	SW	
SLC-139	June 8, 2006	160	Fairbanks	20 South	15 East	26	SE	
SLC-140	June 8, 2006	160	Fairbanks	20 South	15 East	25	SW	
SLC-141	June 8, 2006	160	Fairbanks	20 South	15 East	25	SE	
SLC-142	June 8, 2006	40	Fairbanks	20 South	16 East	30	NW	SW
SLC-143	June 8, 2006	40	Fairbanks	20 South	16 East	30	NE	SW
SLC-144	June 8, 2006	40	Fairbanks	20 South	16 East	30	SW	SW
SLC-145	June 8, 2006	40	Fairbanks	20 South	16 East	30	SE	SW
SLC-146	June 8, 2006	40	Fairbanks	20 South	16 East	30	NW	SE
SLC-147	June 7, 2006	40	Fairbanks	20 South	16 East	30	NE	SE
SLC-148	June 8, 2006	40	Fairbanks	20 South	16 East	30	SW	SE
SLC-149	June 7, 2006	40	Fairbanks	20 South	16 East	30	SE	SE
SLC-150	June 7, 2006	160	Fairbanks	20 South	16 East	29	SW	
SLC-151	June 7, 2006	160	Fairbanks	20 South	16 East	29	SE	
SLC-152	June 7, 2006	160	Fairbanks	20 South	16 East	28	SW	
SLC-153	June 7, 2006	160	Fairbanks	20 South	16 East	28	SE	
SLC-154	June 7, 2006	160	Fairbanks	20 South	16 East	27	SW	
SLC-155	June 7, 2006	160	Fairbanks	20 South	16 East	27	SE	
SLC-156	June 7, 2006	160	Fairbanks	20 South	15 East	32	NW	
SLC-157	June 7, 2006	160	Fairbanks	20 South	15 East	32	NE	
SLC-158	June 8, 2006	160	Fairbanks	20 South	15 East	33	NW	
SLC-159	June 8, 2006	160	Fairbanks	20 South	15 East	33	NE	
SLC-160	June 8, 2006	160	Fairbanks	20 South	15 East	34	NW	
SLC-161	June 8, 2006	160	Fairbanks	20 South	15 East	34	NE	
SLC-162	June 8, 2006	160	Fairbanks	20 South	15 East	35	NW	
SLC-163	June 8, 2006	160	Fairbanks	20 South	15 East	35	NE	
SLC-164	June 8, 2006	160	Fairbanks	20 South	15 East	36	NW	
SLC-165	June 8, 2006	40	Fairbanks	20 South	15 East	36	NW	NE
SLC-166	June 8, 2006	40	Fairbanks	20 South	15 East	36	NE	NE
SLC-167	June 8, 2006	40	Fairbanks	20 South	15 East	36	SW	NE
SLC-168	June 8, 2006	40	Fairbanks	20 South	15 East	36	SE	NE
SLC-169	June 8, 2006	40	Fairbanks	20 South	16 East	31	NW	NW
SLC-170	June 8, 2006	40	Fairbanks	20 South	16 East	31	NE	NW
SLC-171	June 8, 2006	40	Fairbanks	20 South	16 East	31	SW	NW
SLC-172	June 8, 2006	40	Fairbanks	20 South	16 East	31	SE	NW
SLC-173	June 7, 2006	160	Fairbanks	20 South	16 East	31	NE	
SLC-174	June 7, 2006	160	Fairbanks	20 South	16 East	32	NW	
SLC-175	June 7, 2006	160	Fairbanks	20 South	16 East	32	NE	
SLC-176	June 7, 2006	160	Fairbanks	20 South	16 East	33	NW	

SLC-177	June 7, 2006	160	Fairbanks	20 South	16 East	33	NE
SLC-178	June 7, 2006	160	Fairbanks	20 South	16 East	34	NW
SLC-179	June 7, 2006	160	Fairbanks	20 South	16 East	34	NE
SLC-180	June 7, 2006	160	Fairbanks	20 South	15 East	32	SW
SLC-181	June 7, 2006	160	Fairbanks	20 South	15 East	32	SE
SLC-182	June 8, 2006	160	Fairbanks	20 South	15 East	33	SW
SLC-183	June 8, 2006	160	Fairbanks	20 South	15 East	33	SE
SLC-184	June 8, 2006	160	Fairbanks	20 South	15 East	34	SW
SLC-185	June 8, 2006	160	Fairbanks	20 South	15 East	34	SE
SLC-186	June 8, 2006	160	Fairbanks	20 South	15 East	35	SW
SLC-187	June 8, 2006	160	Fairbanks	20 South	15 East	35	SE
SLC-188	June 8, 2006	160	Fairbanks	20 South	15 East	36	SW
SLC-189	June 8, 2006	160	Fairbanks	20 South	15 East	36	SE
SLC-190	June 8, 2006	160	Fairbanks	20 South	16 East	31	SW
SLC-191	June 7, 2006	160	Fairbanks	20 South	16 East	31	SE
SLC-192	June 7, 2006	160	Fairbanks	20 South	16 East	32	SW
SLC-193	June 7, 2006	160	Fairbanks	20 South	16 East	32	SE
SLC-194	June 7, 2006	160	Fairbanks	20 South	16 East	33	SW
SLC-195	June 7, 2006	160	Fairbanks	20 South	16 East	33	SE
SLC-196	June 7, 2006	160	Fairbanks	20 South	16 East	34	SW
SLC-197	June 7, 2006	160	Fairbanks	20 South	16 East	34	SE
SLC-198	June 7, 2006	160	Fairbanks	21 South	15 East	5	NW
SLC-199	June 7, 2006	160	Fairbanks	21 South	15 East	5	NE
SLC-200	June 7, 2006	160	Fairbanks	21 South	16 East	4	NW
SLC-201	June 7, 2006	160	Fairbanks	21 South	16 East	4	NE
SLC-202	June 7, 2006	160	Fairbanks	21 South	16 East	3	NW
SLC-203	June 7, 2006	160	Fairbanks	21 South	16 East	3	NE
SLC-204	June 7, 2006	160	Fairbanks	21 South	15 East	5	SW
SLC-205	June 7, 2006	160	Fairbanks	21 South	15 East	5	SE
SLC-206	June 7, 2006	160	Fairbanks	21 South	16 East	4	SW
SLC-207	June 7, 2006	160	Fairbanks	21 South	16 East	4	SE
SLC-208	June 7, 2006	160	Fairbanks	21 South	16 East	3	SW
SLC-209	June 7, 2006	160	Fairbanks	21 South	16 East	3	SE
SLC-210	June 7, 2006	160	Fairbanks	21 South	15 East	8	NW
SLC-211	June 7, 2006	160	Fairbanks	21 South	15 East	8	NE
SLC-212	June 7, 2006	160	Fairbanks	21 South	16 East	9	NW
SLC-213	June 7, 2006	160	Fairbanks	21 South	16 East	9	NE
SLC-214	June 7, 2006	160	Fairbanks	21 South	16 East	10	NW
SLC-215	June 7, 2006	160	Fairbanks	21 South	16 East	10	NE
SLC-216	June 7, 2006	160	Fairbanks	21 South	15 East	8	SW
SLC-217	June 7, 2006	160	Fairbanks	21 South	15 East	8	SE
SLC-218	June 7, 2006	160	Fairbanks	21 South	16 East	9	SW
SLC-219	June 7, 2006	160	Fairbanks	21 South	16 East	9	SE
SLC-220	June 7, 2006	160	Fairbanks	21 South	16 East	10	SW
SLC-221	June 7, 2006	160	Fairbanks	21 South	16 East	10	SE
SLC-222	June 7, 2006	160	Fairbanks	21 South	15 East	17	NW
SLC-223	June 7, 2006	160	Fairbanks	21 South	15 East	17	NE
SLC-224	June 7, 2006	160	Fairbanks	21 South	16 East	16	NW

SLC-225	June 7, 2006	160	Fairbanks	21 South	16 East	16	NE	
SLC-226	June 7, 2006	160	Fairbanks	21 South	16 East	15	NW	
SLC-227	June 7, 2006	160	Fairbanks	21 South	16 East	15	NE	
SLC-228	June 7, 2006	160	Fairbanks	21 South	15 East	17	SW	
SLC-229	June 7, 2006	160	Fairbanks	21 South	15 East	17	SE	
SLC-230	June 7, 2006	160	Fairbanks	21 South	16 East	16	SW	
SLC-231	June 7, 2006	160	Fairbanks	21 South	16 East	16	SE	
SLC-232	June 7, 2006	160	Fairbanks	21 South	16 East	15	SW	
SLC-233	June 7, 2006	160	Fairbanks	21 South	16 East	15	SE	
SLC-234	June 7, 2006	160	Fairbanks	21 South	15 East	20	NW	
SLC-235	June 7, 2006	160	Fairbanks	21 South	15 East	20	NE	
SLC-236	June 7, 2006	160	Fairbanks	21 South	15 East	21	NW	
SLC-237	June 7, 2006	160	Fairbanks	21 South	15 East	21	NE	
SLC-238	June 7, 2006	160	Fairbanks	21 South	15 East	22	NW	
SLC-239	June 7, 2006	160	Fairbanks	21 South	15 East	22	NE	
SLC-240	June 7, 2006	160	Fairbanks	21 South	15 East	23	NW	
SLC-241	June 7, 2006	160	Fairbanks	21 South	15 East	23	NE	
SLC-242	June 7, 2006	160	Fairbanks	21 South	15 East	24	NW	
SLC-243	June 7, 2006	160	Fairbanks	21 South	15 East	24	NE	
SLC-244	June 7, 2006	160	Fairbanks	21 South	16 East	19	NW	
SLC-245	June 7, 2006	160	Fairbanks	21 South	16 East	19	NE	
SLC-246	June 7, 2006	160	Fairbanks	21 South	16 East	20	NW	
SLC-247	June 7, 2006	160	Fairbanks	21 South	16 East	20	NE	
SLC-248	June 7, 2006	160	Fairbanks	21 South	16 East	21	NW	
SLC-249	June 7, 2006	160	Fairbanks	21 South	16 East	21	NE	
SLC-250	June 7, 2006	160	Fairbanks	21 South	16 East	22	NW	
SLC-251	June 7, 2006	160	Fairbanks	21 South	16 East	22	NE	
SLC-252	June 7, 2006	160	Fairbanks	21 South	15 East	20	SW	
SLC-253	June 7, 2006	160	Fairbanks	21 South	15 East	20	SE	
SLC-254	June 7, 2006	160	Fairbanks	21 South	15 East	21	SW	
SLC-255	June 7, 2006	160	Fairbanks	21 South	15 East	21	SE	
SLC-256	June 7, 2006	160	Fairbanks	21 South	15 East	22	SW	
SLC-257	June 7, 2006	160	Fairbanks	21 South	15 East	22	SE	
SLC-258	June 7, 2006	40	Fairbanks	21 South	15 East	23	NW	SW
SLC-259	June 7, 2006	40	Fairbanks	21 South	15 East	23	NE	SW
SLC-260	June 7, 2006	40	Fairbanks	21 South	15 East	23	SW	SW
SLC-261	June 7, 2006	40	Fairbanks	21 South	15 East	23	SE	SW
SLC-262	June 7, 2006	40	Fairbanks	21 South	15 East	23	NW	SE
SLC-263	June 7, 2006	40	Fairbanks	21 South	15 East	23	NE	SE
SLC-264	June 7, 2006	40	Fairbanks	21 South	15 East	23	SE	SE
SLC-265	June 7, 2006	40	Fairbanks	21 South	15 East	24	NW	SW
SLC-266	June 7, 2006	40	Fairbanks	21 South	15 East	24	NE	SW
SLC-267	June 7, 2006	40	Fairbanks	21 South	15 East	24	SE	SW
SLC-268	June 7, 2006	160	Fairbanks	21 South	15 East	24	SE	
SLC-269	June 7, 2006	160	Fairbanks	21 South	16 East	19	SW	
SLC-270	June 7, 2006	160	Fairbanks	21 South	16 East	19	SE	
SLC-271	June 7, 2006	160	Fairbanks	21 South	16 East	20	SW	
SLC-272	June 7, 2006	160	Fairbanks	21 South	16 East	20	SE	

SLC-273	June 7, 2006	160	Fairbanks	21 South	16 East	21	SW
SLC-274	June 7, 2006	160	Fairbanks	21 South	16 East	21	SE
SLC-275	June 7, 2006	160	Fairbanks	21 South	16 East	22	SW
SLC-276	June 7, 2006	160	Fairbanks	21 South	16 East	22	SE

STATE OF ALASKA
DEPARTMENT OF NATURAL RESOURCES
MENTAL HEALTH TRUST LAND OFFICE
718 L Street, Suite 202
Anchorage, Alaska 99501

UPLAND MINING LEASE

MHT NO. 9400316

THIS UPLAND MINING LEASE (defined below as "Lease") is made by and between: (1) the Alaska Mental Health Trust Authority (**"Trust Authority"**), a public corporation within the Alaska Department of Revenue (AS 47.30.011 et seq.), acting by and through the State of Alaska, Department of Natural Resources, Mental Health Trust Land Office (**"TLO"**), pursuant to AS 37.14.009(a)(2) and AS 38.05.801 (the Trust Authority and the TLO are collectively the Lessor and referred to herein as the "TLO"), and (2) AngloGold Ashanti (U.S.A.) Exploration Inc, the Lessee, a Delaware corporation, whose address is 7400 E. Orchard Road, Suite 350, Greenwood Village, Colorado 80111, referred to herein as **"AngloGold"**. This Lease is effective as of June 1, 2005 (defined below as the **"Effective Date"**).

This Lease includes this Preamble, the following Recital and Definitions, Numbered Paragraphs 1 through 25, Attachments A, B, and C hereto, and Schedules 1 through 3 attached hereto.

RECITAL

The TLO has determined that it is in the best interests of the beneficiaries of the Alaska Mental Health Trust to lease to AngloGold pursuant to this Lease the lands described in **Attachment A** hereto (defined below as the "Leased Area"), and AngloGold desires to lease the Leased Area from the TLO pursuant to this Lease.

DEFINITIONS

As used in this Lease, the following terms have the following meanings:

"Affiliate" means any person, partnership, limited liability company, joint venture, corporation, or other form of enterprise which Controls, is Controlled by, or is under common Control with another person, partnership, limited liability company, joint venture, corporation, or other form of enterprise.

"Commercial Production" means the production of Minerals for sale from the Leased Area for at least ninety (90) consecutive days during any three (3) year period in quantities sufficient to yield a return in excess of operating costs, even though capital costs already incurred may never be repaid and the undertaking considered as a whole may ultimately result in a loss.

"Control" used as a verb means as follows: when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (i) the legal or beneficial ownership of voting securities or membership interests, (ii) the right to appoint managers, directors or corporate management, (iii) contract, (iv) operating agreement, (v) voting trust, or otherwise; when used with respect to a person, the actual or legal ability to control the actions of another, through family relationship, agency, contract, or otherwise. **"Control"** used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

"Effective Date" means __________.

"Force Majeure" means any cause beyond AngloGold's reasonable control, including but not necessarily limited to the following: acts of God (e.g., earthquake, fire, flood, volcanic eruption); unusually severe weather; acts of war, insurrection, riots or terrorism; strikes, lockouts, or other labor disputes; inability to obtain necessary labor or materials or to obtain necessary permits, approvals, or consents; damage to, destruction of, or unavoidable shutdown of necessary facilities or equipment; acts or failures to act on the part of federal, state, or local governmental authorities (including courts).

"Information" means all factual non-interpretive geological, geochemical, and geophysical data and information, including but not limited to maps, drill logs, sample logs, assay results, etc.

"Lease" means this Upland Mining Lease between the TLO and AngloGold, including Attachments A, B, C, and D and Schedules 1 through 3 attached hereto.

"Lease Year" means the period commencing on __________ and ending on the following __________.

"Leased Area" means the lands described in Attachment A hereto, as modified from time to time pursuant to this Lease.

"Materials" means all rock, stone, gravel, sand, and other similar materials but excluding Minerals.

"Minerals" means all locatable minerals subject to 11 AAC 99.100.

"Net Smelter Returns" means, for any particular calendar month, the sum of the following:

(1) In the case of gold produced, saved, and removed from the Leased Area and processed by and sold to a refinery during said calendar month, the amount actually received by AngloGold from the refinery in connection with such sales, less Allowable Deductions (as defined below) directly attributable to said gold;

(2) In the case of gold produced, saved, and removed from the Leased Area and processed by a refinery and delivered or credited to AngloGold in kind, an amount equal to the product of the number of ounces delivered or credited to AngloGold by the refinery during said calendar month times the Price of Gold during said calendar month (which amount shall be deemed to have been received by AngloGold during said calendar month), less Allowable Deductions (as defined below) directly attributable to said gold;

(3) In all other cases, the amount actually received by AngloGold during said calendar month from the purchaser of Minerals, ores, or products containing Minerals produced, saved, and removed from the Leased Area f.o.b. the smelter or other processing plant producing the same (or, in the case of Minerals, ores, or products containing Minerals produced, saved, and removed from the Leased Area and delivered or credited to AngloGold in kind during said calendar month f.o.b. the smelter or other processing plant producing the same, the amount deemed to be received by AngloGold during said calendar month calculated using the monthly average of the COMEX price for the relevant Mineral or (if such price is unavailable) the monthly average of another published price for the relevant Mineral that is generally used and accepted by the industry), less Allowable Deductions (as defined below) directly attributable to said Minerals, ores, or products containing Minerals.

As used herein, the term "Allowable Deductions" means the sum of the following, to the extent borne or to be borne by AngloGold in connection with Minerals produced, saved, and removed from the Leased Area:

(i) Cost of transporting Minerals (or ores or products containing Minerals) from the Leased Area to the site of any refinery, smelter, or other processing processing plant and to the place of sale; and

(ii) Cost (including but not limited to metal losses, penalties for impurities, charges or deductions for assaying, and umpire costs) of all refining, smelting, and other processing or treatment performed away from the Leased Area and prior to sale; provided, however, in the case of leaching operations, all processing and recovery costs incurred by AngloGold beyond the point at which the metal being treated is in solution shall be considered as treatment charges (it being agreed and understood, however, that such processing and recovery costs shall not include the cost of mining, crushing, dump preparation, distribution of leach solutions or other mining and preparation costs up to the point at which the metal goes into solution);

(iii) Costs of insurance and storage away from the Leased Area;

(iv) Production taxes, severance taxes, and sales, privilege and other taxes measured by production or the value of production, including but not necessarily limited to the Alaska Mining License Tax collected under AS 43.65.

If Minerals (or ores or products containing Minerals) are deemed to have been sold, Allowable Deductions shall include amounts representing the items enumerated above to the extent that they would have been borne by AngloGold had the Minerals (or ores or products containing Minerals) actually been sold.

"Plan of Operations" means a plan of operations submitted to and approved by the TLO pursuant to Paragraph 11 of this Lease. The application for a Plan of Operations (a) shall satisfy the requirements of 11 AAC 96.030 (regardless of whether the proposed activity is of a type described in 11 AAC 96.020 for which no application or permit would be required under 11 AAC 96.030) or 11 AAC 86.800 (if the TLO elects to require AngloGold to comply therewith or if AngloGold otherwise elects to comply therwith) and (b) shall include such supplemental information as the TLO reasonably requests.

"Price of Gold" means the average, for the particular calendar month for which net smelter returns are being calculated, of the daily London Bullion Market Association P. M. Gold Fixing (or if such price is unavailable, the daily COMEX spot price for gold (or if such price is unavailable, another published price for gold that is generally used and accepted by the industry)), as established from time to time during said calendar month.

"Reclamation Plan" means a reclamation plan submitted to and approved by the Commissioner of the Alaska Department of Natural Resources pursuant to, in accordance with, and to the extent required by AS 27.19.010-27.19.100 and 11 AAC 97.

"State Mining Claim" means a mining claim, a leasehold location, or a mining lease initiated or granted under AS 38.05.195, AS 38.05.205, or AS 38.05.275.

"Support Lands" (N/A)

"Surface-Disturbing Activity" means an activity for which a miscellaneous land use permit must be obtained under 11 AAC 96 before conducting such activity on a State Mining Claim not covered by a plan of operations approved under 11 AAC 86.800.

"Trading Activities" means forward sales, future trading or commodity options trading, and other price hedging, price protection, gold and silver loans, financing, and speculative arrangements which may involve the possible delivery of Minerals produced from the Leased Area but do not result in the actual sale and delivery of Minerals produced from the Leased Area.

"Work Expenditures" means all costs incurred by AngloGold in good faith in connection with the exploration for or development of Minerals situated on, in, or under the

Leased Area (including but not limited to employee wages and benefits (but not including the direct cost of employee relocation expenses or hiring bonuses) while so engaged). If costs are incurred by AngloGold in good faith in connection with not only the exploration for or development of Minerals situated on, in, or under the Leased Area but also the exploration for or development of Minerals situated on, in, or under other lands, only that portion of said costs as is fairly allocable to the Leased Area shall count as Work Expenditures.

AGREEMENT

1. Grant of Lease.

a) Subject to the royalty reserved under Paragraph 7 hereof and to the other provisions of this Lease, the TLO hereby grants to AngloGold the following rights, to have and to hold for the term set out in Paragraph 5 hereof:

i) the exclusive right to explore for, mine, remove, and dispose of all Minerals situated on, in, or under the Leased Area, together with any and all rights appurtenant thereto including but not necessarily limited to water rights and express and implied access rights; and

ii) the right to extract and use Materials situated on, in, or under the Leased Area in connection with the foregoing; and

iii) the right to conduct reclamation on, in, and under the Leased Area.

b) Subject to the other provisions of this Lease (including but not limited to Paragraphs 10 and 11 hereof), AngloGold may mine and remove Minerals by any method consistent with good mining practice, including but not limited to underground, surface, or in situ mining. The rights granted to AngloGold by this Lease shall be exercised in a manner that will not unreasonably interfere with the reserved rights of the TLO or of its permittees, lessees, or grantees.

c) If a survey of the Leased Area is performed subsequent to the Effective Date, then upon completion thereof the legal description set out in Attachment A will be modified as necessary to conform the Leased Area to the survey.

d) If the TLO's ownership of the Minerals within the Leased Area is less than the entire and undivided interest, then (i) the grant under this Lease is effective only as to the TLO's interest in the Minerals within the Leased Area, (ii) the advance royalties due under this Lease shall be paid to the TLO in the proportion that the TLO's interest bears to the entire undivided interest, and (iii) the production royalty due under this Lease shall be due only on that portion of the Minerals extracted from the Leased Area that is attributable to the interest of the TLO in the Leased Area.

2. <u>Surface Lease or Purchase for Support Facilities</u>
(N/A)

3. <u>Area of Interest.</u>
(N/A)

4. <u>Reserved Rights.</u>

a) The TLO, for itself and others, reserves all rights not expressly granted to AngloGold by this Lease. These reserved rights include the following:

i) the right to explore for, remove, and dispose of from the Leased Area all resources other than Minerals;

ii) the right to establish or grant easements and rights-of-way upon, in, across, or through the Leased Area for any lawful purpose, including roads, railroads, well sites, pipelines, utility lines, drill holes, shafts, and tunnels necessary or convenient for the working of the Leased Area for resources other than Minerals, or necessary or convenient for access to or the working of other land for any useful purpose;

iii) the right to manage and to convey to third parties by grant, lease, permit, or otherwise, any and all interests in the Leased Area other than those granted by this Lease, provided that any such conveyance to a third party shall be made subject to AngloGold's rights under this Lease.

b) The rights reserved pursuant to Paragraph 4(a) hereof shall not be exercised in any manner that unreasonably interferes with AngloGold's rights or operations under this Lease. The TLO shall provide AngloGold with prior notice of the TLO's intent to exercise any such reserved rights, the TLO and AngloGold shall work cooperatively to identify potential conflicts, and the TLO shall require, as a condition to the exercise by any permittee, AngloGold, or grantee of the TLO of any of the TLO's reserved rights, such stipulations as appear necessary to avoid unreasonable interference with AngloGold's enjoyment of this Lease or endangerment of AngloGold's operations. The exercise of any of the TLO's reserved rights shall be subject to the consent of AngloGold, which consent shall not be unreasonably withheld. If at anytime the exercise of any of the TLO's reserved rights must cease or a change must be made in the manner or place of such exercise in order to avoid unreasonable interference with AngloGold's enjoyment of this Lease or endangerment of AngloGold's operations, such cessation or change shall occur at no cost to AngloGold.

5. Term.

Unless sooner terminated pursuant to the terms of this Lease or extended per Paragraph 7(a), this Lease shall remain in effect for three (3) years from the Effective Date. It may be extended for two (2) extensions of three (3) years each upon timely written request for extension given by AngloGold and written acceptance thereof given by the TLO. Acceptance will not be unreasonably denied provided AngloGold is in compliance with the terms of this Lease. It shall continue in effect for so long thereafter as Commercial Production of Minerals from the Leased Area continues. If AngloGold desires to secure an extension, it shall so notify the TLO not less than ninety (90) days prior to the date this Lease would otherwise expire.

6. Work Commitment.

In order to keep this Lease in full force and effect, AngloGold must incur the following Work Expenditures for or during each of the following Lease Years:

a) Lease Years 1-3: $10 per acre per year
b) Lease Years 4-6: $20 per acre per year
c) Lease Years 7-9: $30 per acre per year

If the Lease is extended beyond Year 9 (as provided for in Paragraph 7), further work commitment requirements will be negotiated.

The requirement for incurring annual exploration and/or development expenditures will terminate once commercial production is achieved.

If AngloGold incurs Work Expenditures in excess of the amount required for any Lease Year, the excess shall be carried forward and applied against future Work Expenditure requirements arising under this Paragraph 6. Within 90 days after the end of each Lease Year, AngloGold shall deliver an itemized report to the TLO detailing the amount of Work Expenditures incurred by AngloGold hereunder during said Lease Year. If AngloGold fails to incur Work Expenditures in a timely manner in the amount required for any Lease Year, AngloGold may deliver to the TLO, simultaneously with the itemized report which establishes that AngloGold so failed or within fifteen (15) days after it is later established that AngloGold so failed, a payment equal to the difference between the amount of Work Expenditures required to have been incurred in order to keep this Lease in full force and effect and the amount of Work Expenditures actually incurred. If such payment is timely made, AngloGold shall be deemed to have satisfied the particular Work Expenditure requirement for which such payment was made and this Lease shall continue in full force and effect; if such payment is not timely made, this Lease shall terminate effective the day after such payment was due.

7. Advance Royalty; Production Royalty.

a) Advance Royalty. Unless and until this Lease expires or is sooner terminated, and commencing on the date of execution of the Lease, AngloGold shall pay to the

TLO on or before the first day of each Lease Year during the term of this Lease an advance royalty payment in accordance with the following schedule:

i) Lease Years 1-3: $5 per acre per year 25,600

ii) Lease Years 4-6: $15 per acre per year 76,800

iii) Lease Years 7-9: $25 per acre per year 128,000

The obligation of AngloGold to make the Advance Minimum Royalty (AMR) payments shall cease upon the earlier of (i) the commencement of production royalty payments or (ii) the termination or expiration of the Lease.

In the event that commercial production begins but is later suspended, AngloGold may extend the Lease by paying 50% of the previous year's production royalty, or the AMR in effect at the time production began (adjusted by the CPI index), whichever is greater.

In the event that production is not occurring by the end of the third term, the Lease may be extended by paying a flat annual fee of 125% of the last rate paid for Advanced Minimum Royalties, unless AngloGold is not diligently pursuing development of the Lease, in which case the Lease can be terminated at the TLO's discretion. The fee will be credited against future royalty payments.

b) Production Royalty.

1) The TLO hereby reserves, and AngloGold shall pay to the TLO (except as provided in Paragraph 7(a) hereof), a royalty on all Minerals produced, saved, removed, and sold from the Leased Area equal to the percentage of Net Smelter Returns applicable to said Minerals determined in accordance with the following:

Price of Gold(per ounce)	Production Royalty
Below $300.00	2.5%
$300.01 - 350.00	3.0%
$350.01 - 400.00	3.5%
$400.01 - 450.00	4.0%
$450.01 - 500.00	4.5%
Above $500.00	5.0%

c) Commingling. AngloGold may commingle ores or products from the Leased Area with ores or products from other properties, either before or after concentration or beneficiation, so long as AngloGold ensures that adequate surveys of those portions of the Leased Area to be mined and those portions of other areas to be mined have been completed and that reasonable and sound mining and metallurgical practices and procedures are adopted and employed by AngloGold for weighing, determining moisture content, sampling, assaying, and determining recovery factors for the ores or products to be commingled.

AngloGold shall keep and make available to the TLO at all reasonable times accurate records (including surveys) of the foregoing, including but not limited to (a) the actual locations mined, (b) the tonnage or volume of ores or products from the Leased Area to be commingled, (c) the tonnage or volume of ores or products from the other properties to be commingled, and (d) the analyses made thereof. Such information shall be used to determine, in accordance with reasonable and sound mining and metallurgical practices and procedures, the quantity of Minerals produced, saved, removed, and sold from the Leased Area and thus to determine the production royalty to be paid to the TLO hereunder.

d) Accrual; Payment. The obligation to pay production royalty pursuant to Paragraph 7(b) hereof accrues upon the removal from the Leased Area of Minerals (or ores or products containing Minerals). Net Smelter Returns shall be calculated for each calendar month in which any Net Smelter Returns are realized, and such royalty as may be due thereon shall be paid within thirty (30) days following the end of the calendar month in which the Net Smelter Returns are realized. Such payments shall be accompanied by a statement summarizing the computation of Net Smelter Returns and any deductions made by AngloGold to recover any unrecovered advance royalty payments made to the TLO pursuant to Paragraph 7(a) hereof. All production royalty payments shall be made as required by Paragraph 9 hereof. Monthly production royalty payments will be provisional and subject to adjustment at the end of AngloGold's accounting year. If no written objection is made by the TLO to the correctness of a production royalty payment or its accompanying statement within three years from the date of such payment, such statement shall be deemed conclusively to be correct and such payment sufficient and complete, and no exception or claim for adjustment shall thereafter be permitted.

e) Duty To Market; Royalty in Kind. AngloGold shall market in a reasonable and timely manner all Minerals produced and saved from the Leased Area. The TLO reserves the right to take all or a portion of production royalty in kind. This right may be excercised after giving sufficient notice to AngloGold and agreeing on how such a transaction will take place.

f) No Exploration Credit. AngloGold shall not be entitled to apply exploration credits under AS 27.30.010 as to any advance royalty or production royalty payments due hereunder.

g) Trading Activities. AngloGold shall have the right to engage in Trading Activities. The TLO acknowledges that the proceeds of Trading Activities shall not be considered part of or included in the amounts paid to or received by (or deemed to be paid to or received by) AngloGold for Minerals for purposes of determining Net Smelter Returns, and that the TLO shall be neither entitled to participate in the proceeds nor obligated to share in any losses generated by any Trading Activities.

8. Records.

a) AngloGold shall keep all records necessary for calculation of production royalty payments for a period of three years and shall, upon receipt of written request from the TLO, make available copies of those records for inspection and copying at a convenient location.

b) The TLO will keep information submitted to the TLO under this Paragraph 8 confidential in accordance with 11 AAC 99.120.

9. Payments.

All payments due hereunder shall be made payable to the Mental Health Trust Land Office or as otherwise directed by the TLO, shall refer to this Lease by the MHT number which appears on the first page hereof, and unless otherwise specified shall be tendered either to the TLO at the following address:

Mental Health Trust Land Office
718 L Street, Suite 202
Anchorage, Alaska 99501

or, upon at least sixty (60) days advance written notice to AngloGold, to any depository designated by the TLO.

10. Conduct of Operations.

AngloGold shall perform all activities under this Lease in a lawful, prudent, and miner-like manner under and in conformance with a Plan of Operations, a Reclamation Plan (if required by law), and such other permits and authorizations as may be required by federal, state, or local law.

AngloGold will submit to the TLO a true copy of each application filed by it for any Reclamation Plan, permit, or other authorization relating to the Leased Area, of any supplement thereto, and of each decision approving, disapproving, or otherwise relating to any such application.

AngloGold shall notify the TLO of AngloGold's receipt of any notices of violation or similar notices received in connection with its activities hereunder, shall carry out at AngloGold's expense all lawful orders and requirements of any governmental authority respecting AngloGold's activities hereunder, and shall notify the TLO in writing of the measures being taken by AngloGold to dispute, remedy, or otherwise resolve the matters raised thereby. If AngloGold shall fail to resolve any such notice of violation or other similar notice or to carry out any such lawful order or requirement, the TLO shall have the right, together with any other available legal recourse (including those available under Paragraph 17 hereof in case of default),

to enter the Leased Area for the purpose of satisfying (at AngloGold's expense) AngloGold's obligations under this Paragraph 10 and taking (at AngloGold's expense) such other actions as may necessary to remedy or prevent additional damage to or waste of the Leased Area.

11. Plan of Operations.

Before AngloGold may undertake any activities under this Lease, and by April 1 of each Lease Year thereafter, a Plan of Operations that describes the activities to be conducted in the upcoming operating season must be submitted to and approved by the TLO. Approval by the TLO of a proposed Plan of Operations will not be unreasonably withheld, nor will it be construed to have satisfied any regulatory or other requirements that may be associated with the proposed operations. At the TLO's discretion, a Plan of Operations may be developed and approved in conjunction with a plan of operations submitted to and approved by the State of Alaska Department of Natural Resources pursuant to 11 AAC 86.800.

12. The TLO's Warranties.

The TLO hereby represents and warrants that, as of the Effective Date, title to the Leased Area is free and clear of any interests arising by, through, or under the TLO since designation of the Leased Area as Mental Health Trust Lands on June 24, 1994, pursuant to 1994 FSSLA ch. 5 as amended by 1994 SSSLA ch. 1. The TLO hereby expressly disclaims (i) any other representations or warranties respecting title to the Leased Area, (ii) any representations or warranties respecting the existence or availability of legal or practical access to the Leased Area, and (iii) any representations or warranties respecting the condition of the Leased Area or the suitability of the Leased Area for any particular purpose.

13. AngloGold's Warranties.

AngloGold represents and warrants, as of the Effective Date, all of the following:

a) AngloGold is a wholly-owned subsidiary of AngloGold North America Inc., a Colorado corporation;

b) AngloGold has the capacity to enter into and perform all of its obligations under this Lease and all transactions contemplated herein, and all corporate and other actions required to authorize AngloGold to enter into and perform hereunder have been properly taken;

c) AngloGold will not violate any law or regulation applicable to it or breach any other agreement to which it is a party by entering into or performing under the terms of this Lease; and

d) This Lease has been properly authorized and duly executed and delivered by AngloGold and is valid and binding upon AngloGold in accordance with the

terms hereof, including AngloGold's representations and warranties as set forth herein.

14. Inspection; Reporting; AngloGold's Obligation of Confidentiality.

a) At all reasonable times AngloGold shall keep available for inspection (i) the Leased Area, (ii) improvements and fixtures on the Leased Area, and (iii) all reports and records required by law or by Paragraph 8 hereof.

b) AngloGold shall keep the TLO orally apprised of when field operations are taking place and shall provide the TLO with reasonable opportunities to observe field operations.

c) AngloGold hereby agrees to meet with the TLO at the TLO's office in Anchorage at least once during each Lease Year commencing with the third Lease Year hereunder to provide the TLO with an opportunity to discuss with AngloGold such matters of interest or concern to the TLO relating to AngloGold's operations under this Lease.

d) By March 1 of each Lease Year, and within two months after the expiration or termination of this Lease, AngloGold shall deliver to the TLO the following:

(1) a report describing the location, nature, extent, and results of operations conducted by AngloGold during the previous operating season on or for the benefit of the Leased Area;

(2) copies of all of the Information generated or obtained by AngloGold during said Lease Year respecting the Leased Area;

provided, however, that AngloGold shall not be obligated to provide any information respecting any proprietary or confidential interpretive methods; and provided further, however, that AngloGold makes no representations respecting, and shall have no liability for, any Information provided hereunder or for any reliance thereon by the TLO or its successors and transferees. The TLO will keep information submitted to the TLO under this Paragraph 14 confidential in accordance with 11 AAC 99.120.

e) As long as this Lease remains in effect, no data pertaining to the Leased Lands shall be divulged or made available to persons who are not parties hereto without the written consent of both parties. It is agreed that data may be divulged or made available to a party's data processor, reproduction comany, interpretive consultants, and other persons providing necessory services chosen by a party subject to such persons' agreeing to be bound by a confidentiality agreement. The foregoing restrictions shall not apply to a disclosure by either party or its corporate affiliate(s) in which it shall have a twenty percent (20%) or more ownership or

control or to third parties as may be necessary or desirable for purposes of effecting a merger, buyout, sale of assets, loan transaction, lease, joint bidding agreement, farm-out, or joint venture. However, prior to either party's release of the data to any third party, written notice must be given to the other party hereto and such third party must agree in writing to be bound by a confidentiality agreement. In this event, a copy of the confidentiality agreement evidencing such commitment shall be delivered to the party receiving the notice within seven (7) days after receipt of such notice.

f) In the event that this Lease is terminated, expires, or is not renewed by AngloGold, AngloGold agrees that no data pertaining to the Leased Lands will be divulged or made available to anyone without the written permission of the the TLO, which permission may be withheld at the TLO's discretion. Upon termination of the Lease, any data submitted or due to the TLO pursuant to this Lease becomes the property of the TLO and may be used at the TLO's discretion.

g) AngloGold acknowledges that the data to be provided to the TLO is a special asset of the TLO. In the event that AngloGold fails to deliver the data as required by this Lease or allows or suffers any unauthorized disclosure of the data, such breach shall result in an immediate breach of the Lease. The TLO may not have an adequate remedy at law for such a breach and therefore, in addition to any other remedy at law or equity that it may have, the TLO shall be entitled to injunctive relief to enforce the provisions hereof.

15. <u>Transfer; Binding Effect</u>.

(a) (a) This provision applies to any transfer of any interest under this Lease, except for transfers to AngloGold North America Inc. or any of its affiliates, so long as the Corporate Guaranty in Attachment C to this Lease remains in place, or another form of performance guaranty is agreed to between the parties as a condition of assignment approval. For the purposes of this provision, a "Transfer" includes, but is not limited to, (1) assignment of any right under this Lease, (2) delegation of any duty owed by AngloGold or any other party under this Lease, (3) substitution of a new party as the Lessee, (4) sublease, (5) mortgage, (6) any change in interest as a result of bankruptcy, or (7) if the Lessee is an entity such as a corporation, partnership, or limited liability company rather than a natural person, any change in the actual control of the entity through ownership or contractual relationship, including, for example but not by way of limitation, the sale, pledge or other disposition of a controlling interest in stock or partnership units.

(b) AngloGold shall not voluntarily or by operation of law Transfer or encumber all or any part of AngloGold's interest in this Lease except in strict compliance with this Paragraph 15. Any attempted Transfer without such compliance shall be void,

and shall constitute a breach of this Lease.

(c) AngloGold may Transfer any interest in or rights under this Lease, only upon the prior written approval of the TLO which shall only be granted if the TLO determines within its sole discretion and under applicable law that such Transfer is in the best interest of the Trust as determined under a Trust Benefit analysis and that the proposed transferee is qualified as determined under applicable regulations and as defined below.

(d) A Qualified Transferee is any person or entity, including a corporate successor of AngloGold, whose net worth on the date of assignment is equal to or greater than AngloGold's net worth at the commencement of this Lease or who can otherwise demonstrate to the TLO, in the TLO's exercise of prudent business judgment, that he or it is financially capable of meeting AngloGold's obligations under this Lease. Net worth shall mean the amount by which the total of all assets of the person or entity exceeds the total of all his or its liabilities as determined by an independent, certified public accountant, in accordance with generally accepted accounting principles.

(e) In order to effect a proposed Transfer of interest, AngloGold shall submit a written request to the TLO at least 30 days in advance of the proposed Transfer date. This request shall include appropriate documentation sufficient in detail to describe the proposed Transfer, including disclosure of the full consideration to be received by AngloGold from the proposed Transfer.

(f) In the event that approval of a Transfer is granted by the TLO, and unless otherwise agreed, AngloGold shall pay either (a) a transfer fee equal to a percentage of the full consideration (if the net present value can be determined) received by AngloGold from the transferee, or (b) some other amount that the parties agree is appropriate, if the net present value in (a) cannot be determined. The percentage amount in (a) shall be the same as the royalty percentage agreed to in Paragraph 7(b).

(g) In the event of a Transfer that substitutes a new lessee for the transferor AngloGold, unless otherwise provided by the TLO in approving the Transfer, the transferor will have no continuing liability to the TLO with respect to any obligation that is imposed by the Lease after the effective date of the Transfer or that is based on an act or omission of the new lessee occurring after the effective date of the Transfer. In the case of any other Transfer, the transferor and the transferee will have joint liability to the TLO for all obligations arising under or associated with the Lease regardless of when they arise or the identity of the party whose conduct gives rise to them.

(h) In connection with Transfers proposed to be made to persons that the TLO must determine to be "qualified", the transferor shall reimburse the TLO for up to

$5,000 in out-of-pocket costs incurred by the TLO in making the required determination.

16. Voluntary Surrender.

AngloGold may at any time surrender all or part of the Leased Area by providing to the TLO a recordable instrument effecting the same not less than ninety (90) days prior to the end of the Lease Year; provided, however, that partial surrender of any portion of the Leased Area may not unduly affect the manageability of either the remaining Leased Area or the surrendered portion (compared to the manageability of such portions on the Effective Date). Upon receipt by the TLO of a recordable instrument effecting a surrender of all of the Leased Area, or upon receipt and acceptance by the TLO of a recordable instrument effecting a surrender of part of the Leased Area, all rights, obligations, and liabilities of AngloGold under this Lease with respect to the surrendered portion of the Leased Area shall cease except for rights, obligations, and liabilities that accrued prior to such surrender and except as provided by Paragraph 18 hereof.

17. Default and Termination.

a) The failure of AngloGold to timely abide by any provisions of this Lease or to timely perform any obligation under this Lease shall constitute a default. If the TLO believes that a default has occurred, it shall deliver written notice thereof to AngloGold. If AngloGold thereafter fails to commence to cure the default within 30 days of notice, or within 48 hours in the case of obligations which the TLO or an authorized regulatory agency has declared to be of an emergency nature, or does not continue to cure the default diligently and within a reasonable period of time, the TLO in its discretion may terminate this Lease or order suspension of activities on the Leased Area until compliance is achieved and may take such other actions as may be authorized by law, all by delivering written notice thereof to AngloGold. Failure of the TLO to strictly enforce at any time any of the provisions of this Lease shall not be construed to be a waiver or affect the right of the TLO to thereafter strictly enforce such provisions.

b) If AngloGold in good faith disputes (i) that a default has occurred, (ii) that a default is not being cured diligently or is continuing, or (iii) that a particular action taken by the TLO in response to an alleged default is authorized by this Lease or by law, AngloGold shall deliver a written notice to that effect (setting forth the evidence and arguments of law upon which AngloGold bases its position) within 20 days after AngloGold's receipt of written notice of the same from the TLO. The delivery of any such notice by AngloGold shall constitute a request for reconsideration by the TLO of the particular decision, determination, or action of the TLO. The TLO shall have 20 days following receipt of any such notice from AngloGold in which to reconsider its prior decision, determination, or action. If the TLO grants reconsideration within said 20-day period, it shall issue such orders regarding the submission of additional evidence and argument as appear necessary and thereafter shall proceed to reconsider the matter. If the TLO denies

reconsideration of its prior decision, determination, or action within said 20-day period, such denial shall constitute the final agency action of the TLO as contemplated by 11 AAC 99.060(a). If the TLO fails to grant reconsideration of its prior decision, determination, or action within said 20-day period, such failure shall constitute a denial of such request for reconsideration, which denial shall constitute the final agency action of the TLO as contemplated by 11 AAC 99.060(a). Following any such actual or deemed denial of any request for reconsideration, AngloGold may appeal the matter to the Superior Court for the State of Alaska.

c) Upon effective termination of this Lease for any reason, all rights, obligations, and liabilities of AngloGold under this Lease shall cease except for rights, obligations, and liabilities that accrued prior to such termination and except as provided by Paragraph 18 hereof, and the TLO may (notwithstanding any bond issued pursuant to Paragraph 21 hereof) take possession of the Leased Area subject, however, to the provisions of Paragraph 18 hereof.

18. Rights and Obligations Upon Termination.

Within one year after either the partial or complete surrender or termination of this Lease or the completion of all required reclamation activities on the surrendered or terminated portion of the Leased Area (whichever is later), AngloGold shall remove to the extent ordered by the TLO, and otherwise may remove, from the surrendered or terminated portion of the Leased Area all equipment, improvements, and fixtures owned, placed, or suffered to be placed on, in, or under said surrendered or terminated portion of the Leased Area by AngloGold. Unless otherwise provided by the TLO, the provisions of this Lease relating to the conduct of operations, Plans of Operations, Reclamation, indemnification, bonding, insurance, and guraranty shall continue in effect during such removal period. Upon the expiration of such removal period, at the option of the TLO, any equipment, improvements, and fixtures which AngloGold has not removed from the surrendered or terminated portion of the Leased Area shall either be removed by the TLO at AngloGold's expense within one year or shall become the property of the TLO.

19. Reclamation.

AngloGold shall timely perform all required reclamation and deliver up the Leased Area or surrendered portion thereof in good condition with all required reclamation timely performed in accordance with the Plan of Operations, any approved Reclamation Plan, and any other regulatory requirements.

20. Indemnification.

AngloGold shall indemnify, defend, and hold harmless the State of Alaska, the Trust Authority, and the TLO from and against any and all damages, losses, claims, demands, or liabilities arising out of or resulting in any way from the operations of AngloGold under this Lease, except to the extent that any such damage, loss, claim, demand, or liability is a result of

the sole negligence or willful misconduct of the State of Alaska, the Trust Authority, or the TLO. Without limiting the survival of any other promises made in this Lease, the parties hereby agree that the promise contained in this Paragraph 20 shall survive the expiration or termination of this Lease.

21. Bonds.

In order to secure return of the Leased Area in good condition, AngloGold shall furnish a bond or evidence of an existing bond in an amount determined as set forth in Schedule 2 attached hereto and shall maintain such bond in effect at all times during the term of this Lease and for such time thereafter as the TLO may require pursuant to Paragraph 18 hereof. The TLO reserves the right to adjust the nature and amount of bonding depending on activities and circumstances. In lieu of the bond required under the preceding sentence AngloGold may, with the TLO's written approval, furnish and maintain a statewide bond, in accordance with any applicable regulations.

22. Insurance.

Without limiting AngloGold's indemnification, AngloGold shall purchase, at its own expense, and maintain in force at all times during the term of this Lease and for such time thereafter as the TLO may require pursuant to Paragraph 18 hereof, the policies of insurance specified in Schedule 3 attached hereto. Where specific limits are shown, it is understood that they shall be the minimum acceptable limits. If AngloGold's policy contains higher limits, the TLO shall be entitled to coverage to the extent of such higher limits. Certificates of insurance evidencing the foregoing coverages must be furnished to the TLO upon execution of this Lease. Each policy of insurance maintained pursuant to this Paragraph 22 shall include, by endorsement, the following cancellation or change clause:

> This insurance will not be cancelled, non-renewed, or mutually altered, nor shall any change be made in the policy which changes, restricts, or reduces the insurance provided or changes the name of any "Insured" or any "Additional Insured" without first giving 30 days' written notice to [the TLO].

The TLO shall be listed as an "Additional Insured" on all policies of insurance maintained pursuant to this Paragraph 22. Each policy of insurance maintained pursuant to this Paragraph 22 also shall include, by endorsement, a waiver of subrogation in favor of the TLO and the following cross liability clause or another cross liability or severability of intent clause acceptable to the TLO:

> In the event of bodily injury or damage to property belonging to any one or more Insured or Additional Insured parties for which another Insured or Additional Insured is or may be liable, then this policy shall cover such Insured or Additional Insured against whom the claim is made or may be made in the same manner as if separate policies had been issued to each Insured and Additional Insured.

The obligations to maintain in effect during the term of this Lease the policies of insurance required to be maintained pursuant to this Paragraph 22 and to furnish satisfactory certificates of insurance therefor are material obligations of this Lease.

23. Guaranty.

In order for this Lease to become effective, AngloGold shall procure the execution and delivery to the TLO of a guaranty in the form attached hereto as Attachment C.

24. Force Majeure.

If AngloGold is prevented by an event of Force Majeure from the exercise of any of its rights hereunder or from the timely performance of any of its obligations hereunder, the time for the exercise of such rights or for the performance of such obligations, together with the term of this Lease, shall be extended for a period equal to the duration of the event of Force Majeure. AngloGold shall promptly notify the TLO of the existence or occurrence of any event of Force Majeure, shall use reasonable diligence under the circumstances to alleviate, overcome, or bring about the cessation of an event of Force Majeure, and shall promptly notify the TLO when such event of Force Majeure has ended. Notwithstanding the foregoing, (a) AngloGold shall not be required to challenge (by protest, petition, appeal, or any other means) or to consent to any actions or inactions of any federal, state, or local governmental authority or court, or of any officer or official acting under color of governmental authority, or to settle any strikes, lockouts, and other labor disputes (actions with respect to all of which shall be within AngloGold's sole discretion), and (b) nothing herein shall excuse any failure by AngloGold or extend the time for performance by AngloGold to make timely advance royalty payments and production royalty payments under Paragraph 7 hereof, or AngloGold's obligations to make timely payments of taxes or insurance premiums.

25. General.

a) Notice.

i) Authorized Representatives. The Executive Director of the Mental Health Trust Land Office, Department of Natural Resources, State of Alaska, or such other person as the Executive Director may designate in a written notice to the TLO, and the individual executing this Lease on behalf of AngloGold, or such other person as AngloGold may designate in a written notice to the TLO, shall be the authorized representatives of their respective principals for the purposes of administering this Lease. In addition, if AngloGold's authorized representative is not resident in Alaska when activities are being conducted on the Leased Area under a Plan of Operations or Reclamation Plan, AngloGold shall designate by name, job title, address, and telephone, an authorized representative who will be present in Alaska during the conduct of such activities. Either party may from time to time change the authorized representative or the address to

which notices to that representative are to be sent by delivering a written notice to that effect to the other party.

ii) Delivery of Notices. Any notice required or permitted under this Lease must be in writing and must be given personally or by registered or certified mail, return receipt requested, or by facsimile transmission producing a permanent record addressed as follows:

To the TLO:

Alaska Department of Natural Resources
Mental Health Trust Land Office
Attention: Executive Director
718 L Street, Suite 202
Anchorage, Alaska 99501
Facsimile: 907-269-8905

To AngloGold:

AngloGold Ashanti (U.S.A.) Exploration Inc.
Attn: Jeff Pontius
7400 Orchard Road, Suite 350
Greenwood Village, Colorado 80111
Facsimile: 303-889-0792

iii) Any notice given in an authorized manner described above shall be effective when received by the authorized representative.

b) **Entire Agreement.** This Lease embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

c) **Modification of Agreement.** This Lease may be modified or amended only by a document in writing executed by all the parties hereto.

d) **Waiver.** The failure of any party to this Lease to insist upon the strict performance of any provision of this Lease or to exercise any right, power, or remedy consequent upon a breach thereof or failure thereunder shall not constitute a waiver by said party of any such provision, right, power, remedy, breach, or failure unless the same is given in writing and expressly waives such provision, right, power, remedy, breach, or failure. Any such waiver extends only to the particular provision, right, power, remedy, breach, or failure expressly waived and does not limit the rights, powers, or remedies of the waiving party with respect to any future breach of or failure under the same or any different provision.

e) **Remedies**. Except as otherwise provided in this Lease, the parties hereto shall be entitled to any and all remedies provided by law.

f) **Severability**. If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby.

g) **No Discrimination**. In exercising any rights hereunder neither AngloGold nor any of its contractors or subcontractors shall discriminate against any employee or applicant because of race, religion, marital status, change in marital status, pregnancy, parenthood, physical handicap, color, sex, age, or national origin as set out in AS 18.80.220.

h) **Interest in Real Property**. It is the intention of the parties that the rights granted to AngloGold by this Lease constitute an interest in real property in the Leased Area.

i) **Recording of Short Form**. Upon the execution of this Lease, the TLO and AngloGold shall execute and acknowledge a memorandum of lease in the form of Attachment B hereto. AngloGold shall cause said memorandum of lease to be recorded in the Fairbanks Recording District, State of Alaska, and AngloGold shall pay any and all required recording fees relating thereto. This Lease shall not be recorded.

j) **Governing Law**. This Lease shall be interpreted, construed, and enforced in accordance with, and otherwise governed in all respects by, the laws of the State of Alaska. This Lease is subject to all applicable federal, state, and local statutes, rules, and ordinances in effect on the Effective Date of this Lease and, to the extent constitutionally permissible and otherwise consistent with AS 38.05.801 and 11 AAC 99, to all such statutes, rules, and ordinances enacted or promulgated after the Effective Date of this Lease. This Lease shall be interpreted and construed in a manner which furthers the purposes of the Alaska Mental Health Trust as defined in 11 AAC 99.990(1). All words and phrases used in this lease are to be interpreted in conformance with AS 01.10.040.

k) **Counterparts**. Multiple originals of this Lease may be executed, each of which shall be deemed an original and all of which, taken together, shall constitute a single agreement.

l) **Further Actions**. The parties hereby agree to take any and all actions and to execute, acknowledge, and deliver any and all documents reasonably necessary to effect the purposes of this Lease.

m) **Paragraph Headings**. The descriptive paragraph headings throughout this Lease are for convenience and reference only, and the words contained therein shall not

be used to expand, modify, or amplify the meaning of this Lease or to aid in the interpretation or construction of this Lease.

n) Venue. Venue for any appeal from an administrative decision of the TLO relating to this Lease shall be in the Superior Court for the State of Alaska in Anchorage, Alaska. Venue for any other legal action arising under or relating to this Lease shall be in the Superior Court for the State of Alaska in either Fairbanks or Anchorage, Alaska.

****

IN WITNESS WHEREOF, the parties hereto have executed, delivered, and accepted this Lease effective as of the Effective Date.

ALASKA MENTAL HEALTH TRUST AUTHORITY

By: State of Alaska
Department of Natural Resources
Mental Health Trust Land Office

By: Wendy Woolf
Acting Executive Director
Mental Health Trust Land Office

ANGLOGOLD ASHANTI (U.S.A)
EXPLORATION INC.

By: D.C. Ewigleben
Its: PRESIDENT

STATE OF ALASKA)
) ss.
THIRD JUDICIAL DISTRICT)

This certifies that on the 31st day of May, 2005, the foregoing instrument was acknowledged before me by Wendy Woolf, Acting, Executive Director of the MENTAL HEALTH TRUST LAND OFFICE within the State of Alaska Department of Natural Resources, on behalf of said office acting pursuant to AS 37.14.009(a)(2) and AS 38.05.801 on its own behalf and for the ALASKA MENTAL HEALTH TRUST AUTHORITY.

ANNA M. SOLORZANO NOTARY PUBLIC STATE OF ALASKA My Commission Expires NOV 15, 2007

Notary Public for the State of Alaska
My commission expires 11-15-07

STATE OF COLORADO)
Jefferson County) ss.
)

This certifies that on the 10th day of May, 2005, the foregoing instrument was acknowledged before me by Donald C Ewigleben, ______ of AngloGold Ashanti (U.S.A.) Exploration Inc., a Delaware corporation, on behalf of said corporation.

ROSEMARIE PATTERSON NOTARY PUBLIC STATE OF COLORADO

Rosemarie A Patterson
Notary Public for the State of Colorado
My commission expires 3/14/08

List of Attachments and Schedules

Attachment A: Description of Leased Area
Attachment B: Memorandum of Lease
Attachment C: Guaranty

Schedule 1:	Site-Specific Operating Stipulations
Schedule 2:	Bond Requirements
Schedule 3:	Insurance Requirements

ATTACHMENT A

Description of Leased Area

TOWNSHIP 2 SOUTH, RANGE 10 EAST, FAIRBANKS MERIDIAN, ALASKA

SECTION 25: ALL
SECTION 26: ALL
SECTION 35: ALL
SECTION 36: ALL

TOWNSHIP 2 SOUTH, RANGE 11 EAST, FAIRBANKS MERIDIAN, ALASKA

SECTION 29: ALL
SECTION 30: ALL
SECTION 31: ALL
SECTION 32: ALL

CONTAING 5,120 ACRES, MORE OR LESS

ATTACHMENT B

Memorandum of Lease

[to be drafted after Lease is finalized] [will incorporate Lease; will recite all relevant grants, reservations, and term; will NOT recite financial terms]

ATTACHMENT C

Guaranty of AngloGold Ashanti North America Inc.

GUARANTY OF ANGLOGOLD ASHANTI NORTH AMERICA INC.

AngloGold Ashanti North America Inc. ("**Guarantor**"), a Colorado corporation, the address of which is 7400 Orchard Road, Suite 350, Greenwood Village, Colorado 80111-2799, at the request of its affiliate, AngloGold Ashanti (U.S.A.) Exploration Inc., a Delaware corporation registered to do business in Alaska under the name AngloGold Ashanti (U.S.A.) Exploration Inc., the address of which is 7400 Orchard Road, Suite 350, Greenwood Village, Colorado 80111, and in accordance with that certain Upland Mining Lease ("**Lease**") by and between: (1) the Alaska Mental Health Trust Authority ("**Trust Authority**"), a public corporation within the Alaska Department of Revenue (AS 47.30.011 et seq.), acting by and through the State of Alaska, Department of Natural Resources, Mental Health Trust Land Office ("**TLO**"), pursuant to AS 37.14.009(a)(2) and AS 38.05.801 (the Trust Authority and the TLO are collectively the **Lessor** and are referred to herein as "**the TLO**"), and (2) AngloGold Ashanti (U.S.A.) Exploration Inc. (the Lessee referred to herein as"AngloGold"), to which a form of this Guaranty is attached as Attachment C, hereby irrevocably and unconditionally guarantees to the TLO the full performance, fulfillment, and satisfaction of all of the duties, obligations, and liabilities of AngloGold arising under or pursuant to the Lease.

If for any reason any such duty, obligation, or liability of AngloGold is not performed, fulfilled, or satisfied by AngloGold or a successor or transferee thereof within the time or in the manner required under the Lease, Guarantor shall perform, fulfill, or satisfy (or cause to be performed, fulfilled, or satisfied) each of such duties, obligations, and liabilities; provided, however, that (1) the TLO must first make demand upon AngloGold or said successor or transferee before making demand upon Guarantor, (2) if AngloGold or said successor or transferee in good faith denies that any such duty, obligation, or liability exists or has not been performed, fulfilled, or satisfied by AngloGold or said successor or transferee within the time or in the manner required under the Lease, the TLO must establish its rights as against AngloGold or said successor or transferee before demanding performance, fulfillment, or satisfaction from Guarantor, and (3) Guarantor shall be entitled to any and all benefits arising by virtue of any defense, set-off, counterclaim, or cross-claim available to AngloGold or said successor or transferee.

Guarantor agrees that this Guaranty shall not be discharged, limited, or reduced except by complete performance of the duties, obligations, and liabilities of AngloGold (including successors or transferees thereof) guaranteed hereby or upon the approval by the TLO, in connection with a transfer made pursuant to Paragraph 15 of the Lease, of the assumption of the duties, obligations, and liabilities of AngloGold (including successors or transferees thereof) guaranteed hereby by a person which the TLO determines to be capable of satisfying in a responsible manner all such duties, obligations, and liabilities.

This Guaranty shall be in addition to and without prejudice to any other security given by anyone (including but not limited to AngloGold) to the TLO and held at any time by the TLO in connection with any such duty, obligation, or liability.

This Guaranty shall be interpreted, construed, and enforced in accordance with the laws of the State of Alaska.

Venue for any appeal from an administrative decision of the TLO relating to this Guaranty shall be in the Superior Court for the State of Alaska in Anchorage, Alaska. Venue for any other legal action arising under or relating to this Guaranty shall be in the Superior Court for the State of Alaska in either Faribanks, or Anchorage, Alaska.

This Guaranty shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the TLO and its successors and assigns.

All notices required or permitted to be given pursuant to this Guaranty shall be in writing and shall be addressed respectively as follows:

<u>Guarantor:</u> AngloGold Ashanti North America Inc.
7400 Orchard Road, Suite 350
Greenwood Village, Colorado 80111-2799
Facsimile: 303-889-0792
Telephone: 303-889-0700

<u>The TLO:</u> Alaska Department of Natural Resources
Mental Health Trust Land Office
Attention: Executive Director
718 L Street, Suite 202
Anchorage, Alaska 99501
Facsimile: 907-269-8905
Telephone: 907-269-8658

All notices shall be given (a) by personal delivery to the addressee, (b) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (c) by registered or certified mail return receipt requested. All notices shall be effective and shall be deemed delivered (a) if by personal delivery, on the date of delivery if delivered during normal business hours or on the next business day following delivery if not delivered during normal business hours, (b) if by electronic communication, on the next business day following the day of receipt (said day of receipt being the day of receipt at the office of the recipient) of the electronic communication, and (c) if solely by mail, on the next business day after actual receipt.

EXECUTED this ___ day of ______________, 2005, but effective for all purposes as of the Effective Date (as defined in the Lease) of the Lease.

ANGLOGOLD ASHANTI NORTH AMERICA INC.

By: D.C. Ewigleben
Title: PRESIDENT

STATE OF COLORADO)
) ss.
Jefferson County)

This certifies that on the 10th day of May, 2005, the foregoing instrument was acknowledged before me by Donald C. Ewigleben, ______________ of AngloGold Ashanti North America Inc., a Colorado corporation, on behalf of said corporation.

Rosemarie A. Patterson
Notary Public for the State of Colorado

NOTARY PUBLIC

My commission expires 3/14/08

****

SCHEDULE I

Site-Specific Operating Stipulations

NONE

SCHEDULE 2

Bond Requirements

AngloGold shall have in place at all times during the term of this Lease a bond that (1) meets the requirements of AS 27.19.010-27.19.100, 11 AAC 97, and the Reclamation Plan, (2) is for an amount, as determined and adjusted from time to time under the Reclamation Plan, equal to the estimated cost of performing all accrued but not yet satisfied obligations under the Reclamation Plan, and (3) secures AngloGold's performance of such accrued but not yet satisfied obligations under the Reclamation Plan.

SCHEDULE 3

Minimum Insurance Requirements

Coverage	Limits
Workers' Compensation ("WC") and Employers' Liaiblity ("EL") Insurance, with broad form "all states" endorsement:	WC: Statutory Limits EL: $2,000,000 per occurrence
Business Automobile Liability Insurance, including all owned, non-owned, and hired vehicles utilized in connection with this Agreement:	$2,000,000 combined single limit per occurrence for bodily injury, death, and property damage
Commercial General Liability Insurance on an occurrence form, including blanket contractual and owner's and contractor's liability:	$2,000,000 for injury or death of any one person in any one accident or occurrence or property damage, including fire damage, with an aggregate coverage of $4,000,000
Excess Liability (covering matters covered by Employers' Liability Insurance, Business Automobile Liability Insurance, and Commercial General Liability Insurance):	$5,000,000

MINING LEASE

THIS MINING LEASE ("Agreement") is hereby made and entered into as of the 11th day of August 2005 (the "Effective Date") by and between: Wendell Zesiger, an individual dealing in his separate property hereinafter called "Lessor", and ANGLOGOLD ASHANTI (U.S.A.) EXPLORATION INC., a Delaware corporation, hereinafter called "Lessee".

WITNESSETH:

In consideration of the mutual promises and covenants set forth herein, Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessee and Lessor (sometimes referred to hereinafter as a "Party" or collectively as the "Parties") agree as follows:

I. GRANT OF LEASE

1.1 Grant of Lease. Lessor hereby grants and conveys unto Lessee, its successors and assigns forever, subject to Section 5.1, below, an exclusive lease unto the Property on the terms and conditions set forth in this Agreement. As used in this Agreement, the term "Property" means Lessor's entire undivided interest in those State of Alaska mining claims as follows:

ADL #605684 (Fourteen NW), ADL# 605683 (Fourteen NE), ADL #604626 (Eighteen SW), ADL # 604623 (Thirteen NE), ADL # 604622 (Thirteen NW) and ADL # 604621 (Twelve SW) described in Exhibit A, attached hereto and made a part hereof, together with all minerals, mineral substances, mineral rights, water rights and all surface, access, and other rights associated with or appurtenant to such Property.

Additionally, Lessee may locate state claims and/or lease lands administered by the University of Alaska, within the Area of Interest, as hereinafter defined. If so acquired, these lands will become subject to this Agreement and made a part hereof, subject to the same terms and conditions of this Agreement, unless specifically defined herein.

1.2 Term. The initial term of this Agreement shall be twenty (20) years from the Effective Date, unless sooner terminated according to the provisions of this Agreement. This Agreement shall remain in effect after the initial term for so long as mining, processing, construction of mine facilities, development of ore reserves or exploration activities ("Mining Related Activities") continue on the

WZ [initials] DCE

Property or other adjacent or contiguous properties owned or controlled by Lessee within each anniversary of this Agreement. It shall not be required that Mining Related Activities be continuous in order for this Agreement to be extended beyond the initial term hereof.

1.3 Grant of Rights. During the term of this Agreement, Lessor grants to Lessee the following exclusive rights:

(a) the right of entry;

(b) by whatever method is now known or subsequently developed, to survey, explore, prospect, sample, drill, develop, mine (including without limitation by surface, open pit, underground, solution or any other method whatsoever), cross-mine, stockpile, remove, transport, leach, concentrate, mill, smelt, beneficiate, process, treat, ship, market and sell all minerals, whether extracted or removed from the Property or other properties;

(c) to construct, use, maintain, repair, replace and relocate buildings, roads, pipelines, ore bins, shafts, declines, inclines, tunnels, drifts, adits, open pits, openings, haulage ways, mine workings, leach pads, mineral treatment facilities, tailings ponds, waste dumps, ore stockpiles, reservoirs, power and communication lines and any other structures, facilities or improvements of any kind or description whatsoever;

(d) to use the Property for the storage or permanent disposal of minerals, overburden, waste, tailings, water or other by-products of materials produced from the Property or from other properties;

(e) to use all easements, rights-of-way and means of access for ingress and egress to, from, across and through the Property;

(f) to take, develop, or use water, whether surface, underground, or artesian, by any lawful taking or development, without restriction as to the place or places of Lessee's use of the waters, except that such use may not interfere with Lessor's domestic or agricultural use of water to which Lessor has a right of use;

(g) to extract, process, test, remove and dispose of any minerals and mineral substances for testing purposes (including, without limitation, for bulk samples) without payment of any Production Royalty or other additional consideration whatsoever to Lessor, provided that Lessee shall pay Production Royalty on any such minerals removed from the Property for testing purposes for which it receives actual sales revenues;

uz f. DCE

(h) to use the Property for all of the purposes stated in this Section 1.3 in connection with or in furtherance of Lessee's activities on other properties; and

(i) to exercise all other rights that are incidental to or customarily associated with any or all of the rights granted expressly or implicitly to Lessee in this Agreement.

II. PAYMENTS TO LESSOR

2.1 Advance Minimum Royalties. Upon execution of this Agreement, Lessee shall pay to Lessor a one-time bonus payment of Ten Thousand Dollars ($10,000.00). Said bonus payment shall not be a credit against future production royalty payments, if any and shall not be considered an advance royalty as herein defined. Advance royalties as used herein means the amount required to be paid by Lessee to Lessor, as set forth below, to provide for a specific minimum payment in such periods. During the term of this Agreement, Lessee shall pay to Lessor advance minimum royalties ("Advance Royalties") as follows:

On or before December 31, 2005	$15,000
On or before the first anniversary date of this agreement	$25,000
On or before the second anniversary of the Agreement and each Anniversary thereafter	$50,000

Subject to Section 2.2(a), Advance Royalties shall be paid on or before the date due. Lessee shall not be responsible or liable for Advance Royalties that become due subsequent to termination or expiration of this Agreement. Only that Advance Royalty payable upon execution of this Agreement shall be a firm obligation of Lessee. Advance Royalties paid hereunder shall be credited against and fully recoupable from any and all Production Royalty that may accrue under Section 2.2, regardless of whether such Production Royalty accrues or is made in the same or any subsequent year to the year of payment of the Advance Royalties. Advance Royalties paid to Lessor shall not be refundable should any amounts so paid exceed actual Production Royalty payments.

2.2 Production Royalty.

(a) Net Smelter Returns Production Royalty. Subject to applicable credits and adjustments, Lessee, in accordance with its usual practice, shall pay to Lessor a production royalty (the "Production Royalty") for all gold processed

and sold from the Property under this Agreement along the following schedule:

Gold Price Received by Lessee	Royalty Percentage
At or Below $200 per ounce	½%
$200.01 per ounce to $245 per ounce	1%
$245.01 per ounce to $290 per ounce	1 ½%
$290.01 per ounce to $335 per ounce	2%
$335.01 per ounce to $380 per ounce	2 ½%
$380.01 per ounce to $425 per ounce	3%
$425.01 per ounce to $470 per ounce	3 ½%
$470.01 per ounce to $515 per ounce	4%
$515.01 per ounce to $560 per ounce	4 ½%
$560.01 per ounce and above	5%

Lessee shall also pay Lessor a royalty equal to the foregoing percentages for gold processed and sold from land staked and claimed by Lessee within the Area of Interest, as hereinafter defined in Section 2.2 (b).

Subject to the provisions of this paragraph, Lessee shall also pay Lessor a royalty on any land leased from and administered by the University of Alaska within the Area of Interest equal to one percent (1%) for all minerals, including gold, processed and sold from said University of Alaska lands. This Production Royalty shall be the greater of the said 1% or one-half of the difference, if any, in the amount of production royalty charged by the University of Alaska for a lease of lands to Lessee within the Area of Interest and 4%.

Lessee shall pay Lessor a royalty of three percent net (3%) on all minerals processed and sold from the Property or from lands located and staked by Lessee within the Area of Interest, other than gold.

Production Royalties shall be paid no later than the tenth day following the calendar quarter in which the gold ore, gold or other minerals to which the Production Royalty would apply, was sold. At the time of payment of Production Royalty, Lessee shall deliver to Lessor a statement showing, in reasonable detail, the quantities and grades of gold ore, gold or other minerals and materials sold from the Property or within the Area of Interest, including lands that may be leased from the University of Alaska, to explain the calculation of the Production Royalty payment. In the event a Production Royalty is not due for any quarter, Lessee shall not be required to provide Lessor with any statement hereunder, but shall furnish Lessor with a report explaining the lack of a Production Royalty payment

For the purposes of this Section 2.2, the percentages referenced above refer to the prices received by Lessee from the sale of gold and other minerals from the lands as indicated above, less the following amounts:

DCB

(a) charges for treatment in the smelting and refining processes (including handling, processing, interest and provisional settlement fees, sampling, assaying and representation costs, penalties and other processor deductions);

(b) actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of such transportation) of doré or concentrates from the Property or other facility producing doré or concentrates to the place of additional treatment and to the place of sale;

(c) actual sales and brokerage costs of Precious Metals or Other Products for which the Production Royalty is based on proceeds received by the Non-Owner and an allowance for reasonable sales and brokerage costs for refined Precious Metals subject to the Production Royalty;

(d) sales, use, severance, net proceeds of mine, ad valorem taxes applicable under state, federal or local law and any other tax or governmental levy or fee relating to production of Precious Metals or Other Products from the Property or the value thereof (other than taxes based upon income); and

(e) the costs of any applicable governmental and/or any and all underlying private royalties, whether now existing or hereafter arising.

(b) **Area of Interest.** For purposes of this Agreement and for calculating the Production Royalty as defined in Section 2.2 (a) above, the Area of Interest shall be defined as any land located or leased by Lessee, other than the Property, within Sections 1, 2, 11, 12, 13, 14 Township 3 North, Range 3 East, Sections 5,6, 7,8,17,18 Township 3 North, Range 4 East, Sections 35, 36 Township 4 North, Range 3 East and Sections 31, 32 Township 4 North, Range 4 East, all of the Fairbanks Meridian, Alaska, as depicted on the attached Exhibit B hereto.

(c) **Positive Production Decision Payment.** Within 60 days following which a Positive Production Decision is made, as hereinafter defined, Lessee shall pay Lessor a one-time cash payment of Five Hundred Thousand Dollars ($500,000.00). (the "Positive Production Decision Payment"). Said Positive Production Payment shall be a credit against and fully recoupable from any Production Royalty payments due Lessor. For the purposes stated herein, the term "Positive Production Decision" shall mean a decision made by AngloGold Ashanti Ltd.'s Board of Directors, to commence commercial production form the Property or any land within the Area of Interest on the basis that a project feasibility study was completed and gave a positive recommendation to commence production on the date of the decision.

(d) **Option to Purchase Production Royalty.** At any time during the Term of this Agreement, Lessee shall have the exclusive option to purchase a whole percentage point (1%) of any Production Royalty due Lessor under this

Agreement from the Property or from lands located by Lessee and made a part of this Agreement for a one-time lump sum payment of Two Million Dollars ($2,000,000.00). For example, should Lessor be entitled to receive a Production Royalty of four percent (4%), then after receiving the payment of $2,000,000, Lessor's royalty shall be reduced to three percent (3%).

In addition, at any time during the Term of the Agreement, Lessee shall have the exclusive option to purchase one-quarter of a whole percentage point (¼%) of any Production Royalty due Lessor under this Agreement from the University of Alaska lands subject to this Agreement for a one-time lump sum payment of One Million Dollars ($1,000,000.00). Lessor's Production Royalty from the University of Alaska land would thereby be reduced from 1% to ¾%.

(e) **Disputes.** Lessor shall be deemed to have waived any right it may have had to dispute any payment of Production Royalty unless Lessor notifies Lessee in writing of such dispute within six (6) months after the date of Lessee's payment, providing reasonable detail as to the nature of the dispute.

III. OPERATIONS

3.1 **No Implied Covenants.** Lessee does not make, and the Advance Royalties and other obligations of Lessee under this Agreement exclude and negate, any express or implied covenant or duty of Lessee to conduct any activity upon or for the benefit of the Property, including without limitation any activities related to the exploration, development or mining of the Property. Whether or not any such exploration, development, mining or other activities shall at any time (including, without limitation, during the primary term or any extended term of this Agreement) be conducted and the location, manner, method, extent, rate and timing of such activities (if any) shall be determined within the sole and absolute discretion of Lessee.

3.2 **Compliance with Law; Reclamation.** In connection with its activities upon the Property, Lessee shall endeavor in good faith to comply with applicable provisions of Federal, State and local laws and regulations. Upon expiration or termination of this Agreement, Lessee shall reclaim all portions of the Property disturbed by its operations (i.e., to the extent and only to the extent of Lessee's disturbance) in accordance with all applicable governmental laws, regulations and orders. Lessee shall have the right, without payment of any additional consideration to Lessor, to enter upon the Property subsequent to termination of this Agreement for purposes of performing such reclamation work.

DCE

3.3 Permits and Approvals. Lessor understands that Lessee may make efforts to obtain permits, licenses, rights, approvals or authorizations from governmental or private persons or entities in connection with the exercise by Lessee of its rights under this Agreement. Upon request by Lessee, Lessor shall assist and cooperate fully with Lessee in any such endeavor, including, without limitation, the execution of pertinent documents and the making of verbal endorsements for Lessee's related activities.

3.4 Liens. Lessee shall keep the title to the Property free and clear of all mechanic's and supplier's liens resulting from its operations under this Agreement. Lessee may refuse, however, to pay any claims asserted against it which Lessee disputes in good faith. Lessee may contest any suit commenced to enforce such a claim, but under no circumstances shall Lessee allow the Property or any portion thereof to be sold as a result of foreclosure of such a lien.

3.5 Indemnity. Each Party covenants and agrees to indemnify the other from and against any and all liability, claims, damages (including attorneys' fees) and causes of action for injury to or death of persons, and damage to or loss or destruction of property and environmental liabilities resulting from the indemnifying Party's use or occupancy of the Property or its operations hereunder.

3.6 Commingling. Lessee shall have the right to commingle minerals produced from the Property ("Subject Ore") with minerals produced from other tracts ("Other Ore") for any purposes whatsoever, including, without limitation, processing or conversion to another product. In the event that Lessee commingles Subject Ore with Other Ore pursuant to this Section 3.6, Lessee shall perform sufficient sampling, weighing and assaying, in accordance with standards and practices generally accepted or employed within the industry, to determine the grades and quantities of minerals removed and sold from the Property. Without limiting the foregoing, in the event that Lessee commingles Subject Ore with Other Ore then, for purposes of determining Production Royalty payable to Lessor, the percentages of valuable minerals ultimately recovered from the commingled ore (i.e., from the commingled Subject Ore and Other Ore as a whole) shall conclusively be deemed applicable to the Subject Ore included therein. Lessor has the right, at its own expense, to take independent samples of commingled ores, upon reasonable advance notice to Lessee and in a manner that will not interrupt Lessee's operations.

3.7 Taxes.

(a) Taxes. Lessee shall promptly pay when due all ad valorem and real property taxes and assessments levied upon, assessed against or relating to the Property during the term of this Agreement. Each of Lessee and Lessor shall be responsible for all taxes and assessments levied or assessed upon or against their

DCE

respective personal property located on or about the Property. Each of Lessee and Lessor shall be responsible for payment of income taxes on their own respective incomes. If Lessor fails to timely pay such taxes, Lessee shall have the right, but not the duty, to pay such taxes on Lessor's behalf and deduct such amounts from any amounts due Lessor hereunder.

(b) Cooperation. Lessor shall promptly furnish to Lessee all bills, demands, notices, assessments or statements received by Lessor which relate to any tax, assessment or fee for which Lessee is responsible, in whole or in part, pursuant to this Section 3.7. Each Party shall provide the other Party with copies of all checks and other documentation evidencing the timely payment of all taxes, assessments and fees for which it is responsible pursuant to Section 3.7a

3.8 Claim Maintenance. Lessee shall maintain in good standing those mining claims included in the Property that are in good standing on the date hereof and shall complete all assessment work and pay all required fees to maintain said claims for each year this Agreement is in full force and effect past July 15.

IV. TITLE

4.1 Provision of Information. Upon request by Lessee, Lessor shall furnish to Lessee copies of all information in its possession or under its control relating to title to or description of the Property, including without limitation copies of all abstracts, certificates of title, title insurance policies, commitments for title insurance, title reports, memorandum or opinions of counsel, prior deeds, contracts, maps, surveys and documents filed with any local, state or federal governmental agency. Lessee shall promptly reimburse Lessor for the costs of such copies. Upon execution of this Agreement, Lessor shall provide to Lessee any and all information in its possession or under its control regarding any existing or past industrial, milling, manufacturing, waste storage, exploration, development, mining, processing or beneficiating use of the Property. Pursuant to this Section 4.1, Lessor shall only be obligated to provide to Lessee information that is in its possession or under its control and Lessor shall not be obligated to obtain or provide any other information or documents.

4.2 Representations. Lessor represents to Lessee that to the best of Lessor's knowledge and belief, as of the Effective Date and as of the date of execution of this Agreement that:

(a) Lessor is the sole legal and equitable owner of a one hundred percent (100%) undivided ownership interest in those lands described as Property herein, without limitation or restriction whatsoever;

(b) The Property is free and clear of all leases, liens, encumbrances, adverse claims, burdens on production and royalty interests;

(c) Any and all taxes and assessments that have been levied or assessed against or upon the Property that are due and owing have been paid;

(d) Lessor (and the individual who is executing this Agreement on Lessor's behalf) has the full right, power and authority to execute and enter into this Agreement and such execution and performance shall not violate any contract or other obligation of Lessor;

(e) Lessee shall have the quiet and peaceful possession and enjoyment of the Property, and, upon request by Lessee, Lessor shall defend title to the Property, and Lessee's quiet and peaceful possession and enjoyment thereof against any and all persons or entities that may claim any right, title or interest in or to the Property or any portion thereof;

(f) There is and has been no violation of any applicable federal, state or local law or regulation, including, without limitation, those concerning zoning, land use or environmental protection, with respect to the Property or activities relating thereto; and

(g) No actions, claims or proceedings have been brought, asserted or threatened concerning the ownership or right to possession of the Property or any portion thereof or otherwise concerning the Property or activities relating thereto.

(h) All unpatented mining claims included in the Property have been properly staked and maintained and are validly existing in accordance with applicable law.

4.3 Indemnity. In the event that any of Lessor's representations set forth in Section 4.2 is less than represented, Lessor shall indemnify and hold Lessee harmless from and against any and all damage, liability, obligation, claim, demand, judgment, action, cost, loss and expense, including, without limitation, reasonable attorneys' fees arising directly or indirectly as a result of said misrepresentation.

4.4 Title Curative Measures.

A. **Title Defects.** If title to any part of the Property is defective or less than as represented in Section 4.2, Lessee shall have the right, but not the obligation, to undertake to cure any such defects or to defend or to initiate litigation to perfect, defend or cure title to the Property.

DCE

B. Crediting of Costs. Lessee shall have the right to credit against any and all payments to Lessor under this Agreement ("Payments"), including without limitation Advance Royalties, Production Royalty and all costs and expenses incurred by Lessee at Lessor's request in connection with any action to cure, defend or perfect title pursuant to Section 4.4.A. Such costs and expenses may include, without limitation, those relating to title research, court costs, surveying and attorneys' fees, but shall exclude claim maintenance costs.

C. Redemption. Lessee, at its option, shall have the right to pay off, discharge or redeem, in whole or in part, any or all mortgages, liens, encumbrances or unpaid taxes on, against or affecting the Property. If Lessee pays any such mortgage, lien, encumbrance or unpaid taxes, Lessee shall be subrogated to the rights of the holder thereof and shall have the right to retain and repay itself from
any or all Payments to Lessor hereunder.

D. Liability. Lessee at any time may withdraw from or discontinue any action or activity undertaken or initiated by it to cure, defend or perfect title to the Property pursuant to Section 4.4.A. Lessee shall not be liable to Lessor in any way if Lessee is unsuccessful in, withdraws from or discontinues any such action or activity.

4.5 Additional and After-Acquired Title. If Lessor now owns or subsequently acquires any further right, title or interest in or to the Property, Lessor shall promptly provide Lessee with written notice thereof and such right, title and interest shall, without payment of additional consideration, be part of the Property subject to all of the terms and conditions of this Agreement.

4.6 Lesser Title. If Lessor owns less than the entire and undivided estate in those lands described as the Property (including, without limitation, the minerals therein, thereon and thereunder), as warranted in Section 4.2(a), then Lessee shall have the right to reduce all Payments to Lessor, so that such Payments are made to Lessor only in the proportion that Lessor's actual interests bears to the entire undivided interest. Lessee shall be entitled to offset all overpayments or monies erroneously paid to Lessor against any and all subsequent Payments to Lessor.

4.7 Third Party Claims. In the event that any person or entity (other than Lessor) makes a bona fide claim or asserts or appears to hold any right, title or interest whatsoever in or to the Property (including, without limitation, the minerals therein, thereon or thereunder) production therefrom or this Agreement, then the following shall apply:

(i) Lessee may deposit in a special escrow account any Payments otherwise due Lessor;

2z JH DCE

(ii) the sum deposited shall remain in the special escrow account until the claim or controversy is resolved or until there has been a final determination by a court or administrative body of competent jurisdiction and all appeals have been exhausted or periods for appeal have expired; and

(iii) Lessee shall have the right to deduct from any Payments to Lessor any amounts that Lessee is required to pay to such third parties or that Lessee reasonably elects to pay to such third parties in satisfaction of their claims.

V. LESSOR'S USE, INSPECTIONS, RECORDS AND CONFIDENTIALITY

5.1 Lessor's Use and Inspections.

a. During the term of this Agreement Lessor shall have the right of entry and use of the Property for purposes that do not interfere with the current and anticipated activities of Lessee. Lessor acknowledges and agrees that Lessee's use of the Property shall prevail in the event of any conflict between the use or proposed use of the Property by Lessee and Lessor. Lessor agrees to assume all liability for, and to indemnify, protect and hold harmless Lessee from and against any and all damage, loss, liability, obligation, claim, demand, cost or expense (including attorneys' fees) which it incurs or to which it becomes subject as a result of or arising out of any such entry use or the presence or actions of Lessor (or its agents or invitees) upon the Property, including, without limitation, those relating to death, personal injury or property damage, except as may be incurred as a result of negligent actions of Lessee.

b. Subject to compliance with applicable federal, state and local health and safety laws and regulations, and requirements of Lessee's health and safety program, Lessor shall have the right, upon not less than forty-eight (48) hours prior written notice to Lessee, at a mutually convenient time and during normal business hours, and at the sole risk of Lessor, to inspect the facilities, operations and mine workings of Lessee upon the Property. Lessee shall have the right to accompany Lessor upon any such inspection. Lessor agrees to assume all liability for, and to indemnify, protect and hold harmless Lessee from and against any and all damage, loss, liability, obligation, claim, demand, cost or expense (including attorneys' fees) which it incurs or to which it becomes subject as a result of or arising out of any such inspection or the presence or actions of Lessor (or its agents or invitees) upon the Property, including, without limitation, those relating to death, personal injury or property damage, except as may be incurred as a result of negligent actions of Lessee.

ozg Gf DCE

5.2 Books and Records. Lessee shall keep accurate records of all minerals extracted and sold from the Property by Lessee, and of all calculations relative to Production Royalty payments hereunder for not less than two (2) calendar years. Such records may be inspected by Lessor or duly authorized representatives of Lessor once each calendar year at a mutually convenient time, during normal business hours, upon providing to Lessee not less than five (5) days prior written notice. Under no circumstances shall Lessee be obligated to provide access to Lessor to any confidential, interpretive or proprietary data, information or techniques. The indemnification and hold harmless provisions set forth in the last sentence of each of Section 5.1 and Section 5.4 shall also apply to any and all inspections of records pursuant to this Section 5.2.

5.3 Confidentiality. Lessor agrees that, during the term of this Agreement, Lessor shall treat all information related to or acquired under this Agreement, including, without limitation, any interpretive, proprietary or financial information, as confidential and shall not give, disclose or make available any such information to any third party or to the public without the prior written consent of Lessee, except if such disclosure is required by law or legal process, in which case Lessor shall make its best efforts to notify Lessee so that it may pursue a protective order. Lessor shall not make, disclose or issue any press release, statement or other disclosure, of any type whatsoever, pertaining to the Property, this Agreement or Lessee's operations hereunder, without the express prior written consent of Lessee as to both the form and content thereof, such consent not to be unreasonably withheld.

5.4 Provision of Information. Upon written request by Lessor made within ninety (90) days after termination, expiration or surrender of this Agreement, Lessee shall provide to Lessor copies of all information and data in its possession or under its control generated by and pertaining directly to Lessee's operations upon the Property pursuant to this Agreement, provided however, that Lessee shall be under no obligation whatsoever to provide Lessor with any proprietary, interpretive or financial information whatsoever. Lessee makes no representations or warranties whatsoever as to the truth, accuracy or completeness of any information that may be provided to Lessor pursuant to this Agreement, provided such information is given in good faith. Lessor shall rely upon such information at its sole risk and shall indemnify, protect and hold harmless Lessee from and against any and all damage, loss, liability, obligation, claim, demand, cost or expense (including attorneys' fees) which it incurs or to which it becomes subject as a result of or arising out of any reliance upon such information by Lessor or by any person or entity obtaining such information directly or indirectly by or through Lessor.

VI. TERMINATION

DCE

6.1 By Lessor. At the election of Lessor, the failure of Lessee to perform any material obligation according to the terms or provisions of this Agreement, which substantially affect the rights of the Lessor under this Agreement, shall constitute an event of default. Upon an event of default, Lessor shall give to Lessee written notice of default, specifying in reasonable detail the particular default or defaults relied on by Lessor. Lessee shall have thirty (30) days after receipt of Lessor's notice in which to contest, cure, or commence to cure (and diligently thereafter proceed to cure) the alleged default or defaults. If Lessee contests that default occurred, it shall so advise Lessor in writing within thirty (30) days after receipt of Lessor's notice. If, within fifteen (15) days after Lessor's receipt of Lessee's notice the Parties have not resolved the dispute by mutual agreement, the issue of default may be submitted to a court of competent jurisdiction, and Lessee shall not be deemed to be in default until the matter shall have been determined finally by the court and all appeals have been waived or exhausted and all periods for appeal have expired. If the judicial process results in a final finding of default, Lessee shall have thirty (30) days thereafter in which to cure or commence to cure (and diligently thereafter proceed to cure) the default. Upon Lessee's failure to cure or commence to cure the default within the time periods allowed above, Lessor may declare, by written notice to Lessee, a termination of this Agreement. Lessor's sole remedy shall be the recovery of actual compensatory damages.

6.2 By Lessee. Lessee shall have the right, at any time and from time to time, to surrender and terminate this Agreement, as to all or any part of the Property listed in Exhibit A by providing to Lessor written notice of such surrender. The termination shall take effect upon the date specified in the notice. Upon such termination, Lessee's right, title, interest and obligations with respect to the Property surrendered shall terminate, except as provided in this Agreement to the contrary, including those obligations to maintain the Property as stated in Section 3.8 herein. All Payments which have accrued as of the date of termination shall be payable to Lessor by Lessee. In the event Lessee surrenders some but not all of the Property, this Agreement shall remain in full force and effect with respect to that portion of the Property that is not surrendered. All or any part of the Property or lands controlled by Lessee within the Area of Interest scheduled to be surrendered shall first be offered to Lessor by written notice as described above. If so accepted by Lessor, said lands shall be quitclaimed to Lessor without further monetary consideration due Lessee.

6.3 Removal of Property. Lessee shall have the right, but not the obligation, for a period of one (1) year after expiration, surrender, or termination of this Agreement, to enter upon and remove from the Property any or all machinery, equipment, fixtures, buildings, improvements, concentrates, ore, tailings, residue and personal property of every kind and description erected or placed upon or extracted from the Property by Lessee. Any such property not removed by Lessee from the Property within the period allowed for removal shall first be

offered to Lessor and if accepted, shall become the exclusive property of Lessor and Lessee shall have no further right, title, obligation, or interest therein. Notwithstanding the above, no building shall be left on the Property without the express consent of Lessor.

VII. FORCE MAJEURE

7.1 Force Majeure. The time for the exercise of rights or the performance of obligations hereunder, including, without limitation, the removal of property pursuant to Section 6.3, and the term of the Lease included herein, shall be extended for a period equal to the period or periods of Force Majeure. The term "Force Majeure" refers to any cause of any kind or nature whatsoever beyond Lessee's reasonable control that prevents, inhibits or delays Lessee's performance hereunder, including without limitation the following:

(a) law, ordinance, governmental regulations, restraint or court orders;

(b) action or inaction of civil or military authorities;

(c) inability to obtain or delay in obtaining any license, permit or other authorization that may be necessary to any of Lessee's activities hereunder;

(d) unusually severe weather;

(e) mining casualty, unavoidable mill shutdown, damage to or destruction of mine, plant or facility;

(f) fire, explosion, flood, storm or other acts of God;

(g) insurrection, war, riot, labor disputes;

(h) inability after diligent effort to obtain workers, fuel or materials; or

(i) delay in transportation.

VIII. ASSIGNMENT

8.1 Assignment. Lessor shall have the right to assign its interest under this Agreement at any time subject to all of the terms hereof. No change or division in ownership of the leased premises or production royalties or minimum payments, however accomplished, shall be binding on Lessee until thirty (30) days after Lessee has been furnished written notice thereof and the supporting information consisting of the original or certified copies of all documents and other instruments or proceedings necessary in the Leesee's opinion to establish

the changed ownership or interest.

Lessee shall have the right at any time or times to assign all or part of Lessee's rights and interests hereunder and to contract with others for the conduct of operations hereunder with the some rights and privileges as are granted to Lessee herein.

All of the covenants and terns of this Agreement shall run with the land and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

IX. PAYMENTS AND NOTICES

9.1 Payments. All payments provided for in this Agreement may be made by mailing or delivering company checks of the Lessee to Lessor at the address set forth in Section 9.2. Notwithstanding any provision of this Agreement to the contrary or any assignment pursuant to Section 8.1, under no circumstances shall Lessee be required to make any payment hereunder, except by mailing or delivering one check to a single address. Upon making such payment, Lessee shall be relieved of any and all responsibility for the division or distribution of the amount paid. Payments shall be deemed made upon delivery (in cases of personal delivery of checks) or upon mailing (in cases of mailing of checks by U.S. mail).

9.2 Notices. Any notice or other instrument required or desired to be given under this Agreement shall be effective only if in writing and served personally or by certified or registered mail (postage prepaid, return receipt requested) on the Parties at the following addresses:

Lessor: Wendell Zesiger
1797 Persinger Drive
North Pole, Alaska 99705
Telephone: 907-488-9289

Lessee: AngloGold ASHANTI (U.S.A.)
Exploration Inc.
7400 E. Orchard Road, Suite
350
Greenwood Village,
Colorado 80111
Attn: Director, Land and Business Relations
Telephone: 303-889-0779

Notices shall be deemed given upon delivery (in cases of personal service) or mailing (in cases of notice by U.S. mail) as provided in the preceding sentence. Upon giving notice to Lessor at the address shown above, Lessee shall be deemed to have given notice to all of the individuals and/or entities comprising Lessor, and Lessee shall be relieved of any and all responsibility for further distribution of the notice. Either Party may change its address by giving written notice of the change to the other Party in accordance with the provisions of this Section 9.2. Any notice from Lessor hereunder shall be effective only if executed by each of the individuals and/or entities comprising Lessor.

X. MISCELLANEOUS

10.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or becomes prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

10.2 Binding Effect, Construction and Enforcement. Subject to the provisions of Section 8.1, all covenants, conditions and terms of this Agreement shall be deemed to run with the land and shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, personal representatives and assigns. The headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

10.3 Sole Agreement. This Agreement sets forth the complete, entire and final agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements or understandings, whether written or otherwise. No modification or alteration of this Agreement shall be effective unless in writing and executed by the Parties. No waiver of any right hereunder shall be effective unless in writing and executed by the Party to be bound thereby.

10.4 Legal Advice. Lessor expressly acknowledges that it has sought (or has had the opportunity to seek) the advise of Lessor's own legal counsel to assist Lessor in negotiating and reviewing this Agreement. Lessor expressly acknowledges that Lessor is not relying on any oral or written statement (not expressly set forth in this Agreement) made by Lessee, its employees or agents regarding any matters pertaining to this Agreement.

10.5 Further Assurances. Upon request by Lessee, and without cost to

Lessee, Lessor agrees to execute and/or furnish Lessee with such additional formal assurances or other written documents, in proper and recordable form, as may be reasonably necessary to carry out the intent, purposes and terms of this Agreement.

10.6 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute a single and complete contract.

10.7 Rights Not Suspended. No dispute between the Parties shall result in a suspension of this Agreement or the rights of the Parties hereunder.

10.8 Governing Law. This Agreement and any disputes arising hereunder shall be governed by and construed in accordance with the laws of the State of Alaska.

10.9 **Joint and Several Liability.** In the event that either Party is now or in the future comprised of more than one person or entity, then all the liabilities, obligations, duties, covenants, representations and warranties of such Party shall be the joint and several undertakings of each of such persons and entities.

10.10 **Set Off.** Lessee shall have the right to set off and deduct from any or all Payments to Lessor hereunder, any and all amounts owed to Lessee by Lessor, regardless of whether or not such indebtedness arises under this Agreement.

8/11/03

LESSOR Wendell Zeagu [signature] | D.C. [signature] By: PRESIDENT

Its: 531-42-0167 Tax ID Number: _ ANGLOGOLD ASHANTI (U.S.A.)

EXPLORATION INC. By: _ Title: __________

17 [initials]

[initials] PCE

STATE OF Alaska)
Fairbanks §
COUNTY OF North Star Borough)

On this 15th day of August, 2005, before me, a Notary Public for the State of Alaska, personally appeared Wendell Zesiger, known to me to be the person whose name is subscribed to the foregoing instrument who acknowledged that he executed the above instrument.

Notary Public

Residing at: 613 Cushman St.
FBKS, AK. 99701

(NOTARIAL SEAL)

My commission expires: 02-04-09

OFFICIAL SEAL
SANDRA SEAU
NOTARY PUBLIC
STATE OF ALASKA
My Commission Expires February 4, 2009

STATE OF COLORADO)
) ss.
COUNTY OF ARAPAHOE)

On this 23rd day of August, 2005, personally appeared before me, a Notary Public, Donald C. Ewigleben personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the above instrument on behalf of AngloGold Ashanti (U.S.A.) Exploration Inc.

Mona Dardanis
Notary Public
Residing at: Denver, Colorado
3017 Depew

(NOTARIAL SEAL)

My commission expires: 1-23-08

MONA DARDANIS
NOTARY PUBLIC
STATE OF COLORADO

18

Exhibit A
To
Mining Lease
Between
Wendell Zesiger
And
AngloGold Ashanti (U.S.A.) Exploration Inc.

The "Property" consists of the following unpatented State of Alaska mining claims located in the Fairbanks Recording District.

Claim Name Number	ADL Number	Booking
Fourteen NW	605684	2003-026634
Fourteen NE	605683	2003-026635
Eighteen SW	604624	2001-018101
Thirteen NE	604623	2001-0181107
Thirteen NW	604622	2001-0181106
Twelve SW	604621	2001-0181105

19

EXHIBIT B
TO
MINING LEASE
BEWTEEN
WENDELL ZESIGER
AND
ANGLOGOLD ASHANTI (U.S.A.) EXPLORATION, INC.

AREA OF INTEREST



27
26
25
R3E
R4E
30
29
28
34
35
36
31
32
33
T4N
T3N
5
4
10
11
12
7
8
9
15
14
13
18
17
16
ANGLOGOLD ASHANTI AREA OF INTEREST
22
23
24
19
20
21
0.5
MILES

20 [handwritten initials] DCE

THIS COVER SHEET HAS BEEN ADDED TO THIS DOCUMENT TO PROVIDE SPACE FOR RECORDING DATA. THIS COVER SHEET APPEARS AS THE FIRST PAGE OF THE DOCUMENT IN THE OFFICIAL PUBLIC RECORD.

DO NOT DETACH

MEMORANDUM
OF
MINING LEASE
Between
Wendell Zesiger
And
AngloGold Ashanti (U.S.A.) Exploration Inc.

NOTICE IS HEREBY GIVEN that Wendell Zesiger, an individual dealing in his separate property, with an address at 1797 Persinger Drive, North Pole, Alaska 99705, hereinafter "Lessor", and AngloGold Ashanti (U.S.A.) Exploration Inc., a Delaware corporation, with an address at 7400 E. Orchard Road, Suite 350, Greenwood Village, CO 80111, hereinafter called "Lessee" have entered into an Agreement dated as of August 11, 2005, (hereinafter referred to as the "Agreement") covering certain property consisting of State of Alaska mining claims located in the Fairbanks Recording District, State of Alaska, more particularly described Exhibit A attached hereto and made a part hereof (hereinafter referred to as the "Property").

Said Agreement, in consideration of the payments and other covenants and agreements set forth therein, provides that Lessor has leased exclusively to Lessee and Lessee has the exclusive right to enter upon and take immediate possession of the Property, to explore, prospect for, develop and mine all metals, ores, minerals, mineral substances and materials of all kinds from the Property together with all appurtenances and water rights incident thereto, free and clear of all liens and encumbrances.

The initial term of this Agreement shall be twenty (20) years from the Effective Date, unless sooner terminated, and shall remain in effect after the initial term for so long as mining, processing, construction of mine facilities, development of ore reserves or exploration activities continue on the property.

Lessor shall have the right to assign its interest under this Agreement at any time subject to all of the terms hereof. Lessee shall have the right to assign all or part of Lessee's rights and interests hereunder.

A copy of the Agreement is in the possession of both Lessor and Lessee at their respective addresses recited above.

IN WITNESS HEREOF, the Parties hereto have duly executed this Agreement on this 6 day of Sept, 2005.

Wendell Zesiger

By: Wendell Zesiger
Wendell Zesiger

AngloGold Ashanti (U.S.A.) Exploration Inc.

By: Donald C. Ewigleben
Donald C. Ewigleben
President ~~and CEO~~ DCE

2 of 4
2005-024062-0

State of Alaska)
) ss.
FNSB)

On this 6th day of Sept., 2005, before me, a notary public for the State of Alaska, personally appeared Wendell Zesiger, known to me to be the person whose name is subscribed to the foregoing instrument who acknowledged that he executed the above instrument.

(Seal) [signature] Notary Public

Residing at Fairbanks, AK

OFFICIAL SEAL
SANDRA SEAU
NOTARY PUBLIC
STATE OF ALASKA
My Commission Expires: February 4, 2009

My commission expires: 02-04-09

State of Colorado)
) ss.
County of Arapahoe)

On this 13th day of October, 2005, before me, a notary public for the State of Alaska, personally appeared Donald C. Ewigleben as President ~~and CEO~~ of AngloGold Ashanti (U.S. A.) Exploration Inc., known to me to be the person whose name is subscribed to the foregoing instrument who acknowledged that he executed the above instrument.

(Seal) Mona Dardanis Notary Public

Residing at Denver, Colorado

My commission expires: 1-23-08

MONA DARDANIS
NOTARY
PUBLIC
STATE OF COLORADO

3 of 4
2006-024062-0

Exhibit A
To
MEMORANDUME OF Mining Lease
Between
Wendell Zesiger
And
AngloGold Ashanti (U.S.A.) Exploration Inc.

The "Property" consists of the following unpatented State of Alaska mining claims located in the Fairbanks Recording District.

Claim Name	ADL Number	Booking Number
Fourteen NW	605684	2003-026634
Fourteen NE	605683	2003-026635
Eighteen SW	604624	2001-018108
Thirteen NE	604623	2001-018107
Thirteen NW	604622	2001-018106
Twelve SW	604621	2001-018105

STATE OF ALASKA
DEPARTMENT OF NATURAL RESOURCES
MENTAL HEALTH TRUST LAND OFFICE
718 L Street, Suite 202
Anchorage, Alaska 99501

UPLAND MINING LEASE

MHT NO. 9400248

THIS UPLAND MINING LEASE (defined below as "**Lease**") is made by and between: (1) the Alaska Mental Health Trust Authority ("**Trust Authority**"), a public corporation within the Alaska Department of Revenue (AS 47.30.011 et seq.), acting by and through the State of Alaska, Department of Natural Resources, Mental Health Trust Land Office ("**TLO**"), pursuant to AS 37.14.009(a)(2) and AS 38.05.801 (the Trust Authority and the TLO are collectively the Lessor and referred to herein as the "**TLO**"), and (2) AngloGold (U.S.A.) Exploration Inc, the Lessee, a Delaware corporation, whose address is 7400 E. Orchard Road, Greenwood Village, Colorado 80111, referred to herein as "**AngloGold**". This Lease is effective as of July 1, 2004 (defined below as the "**Effective Date**").

This Lease includes this Preamble, the following Recital and Definitions, Numbered Paragraphs 1 through 25, Attachments A, B, C, and D hereto, and Schedules 1 through 3 attached hereto.

RECITAL

The TLO has determined that it is in the best interests of the beneficiaries of the Alaska Mental Health Trust to lease to AngloGold pursuant to this Lease the lands described in **Attachment A** hereto (defined below as the "**Leased Area**"), and AngloGold desires to lease the Leased Area from the TLO pursuant to this Lease.

DEFINITIONS

As used in this Lease, the following terms have the following meanings:

"**Affiliate**" means any person, partnership, limited liability company, joint venture, corporation, or other form of enterprise which Controls, is Controlled by, or is under common Control with another person, partnership, limited liability company, joint venture, corporation, or other form of enterprise.

"**Commercial Production**" means the production of Minerals for sale from the Leased Area for at least ninety (90) consecutive days during any three (3) year period in quantities sufficient to yield a return in excess of operating costs, even though capital costs already incurred may never be repaid and the undertaking considered as a whole may ultimately result in a loss.

"**Control**" used as a verb means as follows: when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (i) the legal or beneficial ownership of voting securities or membership interests, (ii) the right to appoint managers, directors or corporate management, (iii) contract, (iv) operating agreement, (v) voting trust, or otherwise; when used with respect to a person, the actual or legal ability to control the actions of another, through family relationship, agency, contract, or otherwise. "**Control**" used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

"**Effective Date**" means __________.

"**Force Majeure**" means any cause beyond AngloGold's reasonable control, including but not necessarily limited to the following: acts of God (e.g., earthquake, fire, flood, volcanic eruption); unusually severe weather; acts of war, insurrection, riots or terrorism; strikes, lockouts, or other labor disputes; inability to obtain necessary labor or materials or to obtain necessary permits, approvals, or consents; damage to, destruction of, or unavoidable shutdown of necessary facilities or equipment; acts or failures to act on the part of federal, state, or local governmental authorities (including courts).

"**Information**" means all factual non-interpretive geological, geochemical, and geophysical data and information, including but not limited to maps, drill logs, sample logs, assay results, etc.

"**Lease**" means this Upland Mining Lease between the TLO and AngloGold, including Attachments A, B, C, and D and Schedules 1 through 3 attached hereto.

"**Lease Year**" means the period commencing on __________ and ending on the following __________.

"**Leased Area**" means the lands described in Attachment A hereto, as modified from time to time pursuant to this Lease.

"**Materials**" means all rock, stone, gravel, sand, and other similar materials but excluding Minerals.

"**Minerals**" means all locatable minerals subject to 11 AAC 99.100.

"**Net Smelter Returns**" means, for any particular calendar month, the sum of the following:

(1) In the case of gold produced, saved, and removed from the Leased Area and processed by and sold to a refinery during said calendar month, the amount actually received by AngloGold from the refinery in connection with such sales, less Allowable Deductions (as defined below) directly attributable to said gold;

(2) In the case of gold produced, saved, and removed from the Leased Area and processed by a refinery and delivered or credited to AngloGold in kind, an amount equal to the product of the number of ounces delivered or credited to AngloGold by the refinery during said calendar month times the Price of Gold during said calendar month (which amount shall be deemed to have been received by AngloGold during said calendar month), less Allowable Deductions (as defined below) directly attributable to said gold;

(3) In all other cases, the amount actually received by AngloGold during said calendar month from the purchaser of Minerals, ores, or products containing Minerals produced, saved, and removed from the Leased Area f.o.b. the smelter or other processing plant producing the same (or, in the case of Minerals, ores, or products containing Minerals produced, saved, and removed from the Leased Area and delivered or credited to AngloGold in kind during said calendar month f.o.b. the smelter or other processing plant producing the same, the amount deemed to be received by AngloGold during said calendar month calculated using the monthly average of the COMEX price for the relevant Mineral or (if such price is unavailable) the monthly average of another published price for the relevant Mineral that is generally used and accepted by the industry), less Allowable Deductions (as defined below) directly attributable to said Minerals, ores, or products containing Minerals.

As used herein, the term "Allowable Deductions" means the sum of the following, to the extent borne or to be borne by AngloGold in connection with Minerals produced, saved, and removed from the Leased Area:

(i) Cost of transporting Minerals (or ores or products containing Minerals) from the Leased Area to the site of any refinery, smelter, or other processing processing plant and to the place of sale; and

(ii) Cost (including but not limited to metal losses, penalties for impurities, charges or deductions for assaying, and umpire costs) of all refining, smelting, and other processing or treatment performed away from the Leased Area and prior to sale; provided, however, in the case of leaching operations, all processing and recovery costs incurred by AngloGold beyond the point at which the metal being treated is in solution shall be considered as treatment charges (it being agreed and understood, however, that such processing and recovery costs shall not include the cost of mining, crushing, dump preparation, distribution of leach solutions or other mining and preparation costs up to the point at which the metal goes into solution);

(iii) Costs of insurance and storage away from the Leased Area;

(iv) Production taxes, severance taxes, and sales, privilege and other taxes measured by production or the value of production, including but not necessarily limited to the Alaska Mining License Tax collected under AS 43.65.

If Minerals (or ores or products containing Minerals) are deemed to have been sold, Allowable Deductions shall include amounts representing the items enumerated above to the extent that they would have been borne by AngloGold had the Minerals (or ores or products containing Minerals) actually been sold.

"Plan of Operations" means a plan of operations submitted to and approved by the TLO pursuant to Paragragh 11 of this Lease. The application for a Plan of Operations (a) shall satisfy the requirements of 11 AAC 96.030 (regardless of whether the proposed activity is of a type described in 11 AAC 96.020 for which no application or permit would be required under 11 AAC 96.030) or 11 AAC 86.800 (if the TLO elects to require AngloGold to comply therewith or if AngloGold otherwise elects to comply therwith) and (b) shall include such supplemental information as the TLO reasonably requests.

"Price of Gold" means the average, for the particular calendar month for which net smelter returns are being calculated, of the daily London Bullion Market Association P. M. Gold Fixing (or if such price is unavailable, the daily COMEX spot price for gold (or if such price is unavailable, another published price for gold that is generally used and accepted by the industry)), as established from time to time during said calendar month.

"Reclamation Plan" means a reclamation plan submitted to and approved by the Commissioner of the Alaska Department of Natural Resources pursuant to, in accordance with, and to the extent required by AS 27.19.010-27.19.100 and 11 AAC 97.

"State Mining Claim" means a mining claim, a leasehold location, or a mining lease initiated or granted under AS 38.05.195, AS 38.05.205, or AS 38.05.275.

"Support Lands" (N/A)

"Surface-Disturbing Activity" means an activity for which a miscellaneous land use permit must be obtained under 11 AAC 96 before conducting such activity on a State Mining Claim not covered by a plan of operations approved under 11 AAC 86.800.

"Trading Activities" means forward sales, future trading or commodity options trading, and other price hedging, price protection, gold and silver loans, financing, and speculative arrangements which may involve the possible delivery of Minerals produced from the Leased Area but do not result in the actual sale and delivery of Minerals produced from the Leased Area.

"Work Expenditures" means all costs incurred by AngloGold in good faith in connection with the exploration for or development of Minerals situated on, in, or under the

Leased Area (including but not limited to employee wages and benefits (but not including the direct cost of employee relocation expenses or hiring bonuses) while so engaged). If costs are incurred by AngloGold in good faith in connection with not only the exploration for or development of Minerals situated on, in, or under the Leased Area but also the exploration for or development of Minerals situated on, in, or under other lands, only that portion of said costs as is fairly allocable to the Leased Area shall count as Work Expenditures.

AGREEMENT

1. Grant of Lease.

a) Subject to the royalty reserved under Paragraph 7 hereof and to the other provisions of this Lease, the TLO hereby grants to AngloGold the following rights, to have and to hold for the term set out in Paragraph 5 hereof:

i) the exclusive right to explore for, mine, remove, and dispose of all Minerals situated on, in, or under the Leased Area, together with any and all rights appurtenant thereto including but not necessarily limited to water rights and express and implied access rights; and

ii) the right to extract and use Materials situated on, in, or under the Leased Area in connection with the foregoing; and

iii) the right to conduct reclamation on, in, and under the Leased Area.

b) Subject to the other provisions of this Lease (including but not limited to Paragraphs 10 and 11 hereof), AngloGold may mine and remove Minerals by any method consistent with good mining practice, including but not limited to underground, surface, or in situ mining. The rights granted to AngloGold by this Lease shall be exercised in a manner that will not unreasonably interfere with the reserved rights of the TLO or of its permittees, lessees, or grantees.

c) If a survey of the Leased Area is performed subsequent to the Effective Date, then upon completion thereof the legal description set out in Attachment A will be modified as necessary to conform the Leased Area to the survey.

d) If the TLO's ownership of the Minerals within the Leased Area is less than the entire and undivided interest, then (i) the grant under this Lease is effective only as to the TLO's interest in the Minerals within the Leased Area, (ii) the advance royalties due under this Lease shall be paid to the TLO in the proportion that the TLO's interest bears to the entire undivided interest, and (iii) the production royalty due under this Lease shall be due only on that portion of the Minerals extracted from the Leased Area that is attributable to the interest of the TLO in the Leased Area.

2. <u>Surface Lease or Purchase for Support Facilities</u>
(N/A)

3. <u>Area of Interest.</u>
(N/A)

4. <u>Reserved Rights.</u>

a) The TLO, for itself and others, reserves all rights not expressly granted to AngloGold by this Lease. These reserved rights include the following:

i) the right to explore for, remove, and dispose of from the Leased Area all resources other than Minerals;

ii) the right to establish or grant easements and rights-of-way upon, in, across, or through the Leased Area for any lawful purpose, including roads, railroads, well sites, pipelines, utility lines, drill holes, shafts, and tunnels necessary or convenient for the working of the Leased Area for resources other than Minerals, or necessary or convenient for access to or the working of other land for any useful purpose;

iii) the right to manage and to convey to third parties by grant, lease, permit, or otherwise, any and all interests in the Leased Area other than those granted by this Lease, provided that any such conveyance to a third party shall be made subject to AngloGold's rights under this Lease.

b) The rights reserved pursuant to **Paragraph 4(a)** hereof shall not be exercised in any manner that unreasonably interferes with AngloGold's rights or operations under this Lease. The TLO shall provide AngloGold with prior notice of the TLO's intent to exercise any such reserved rights, the TLO and AngloGold shall work cooperatively to identify potential conflicts, and the TLO shall require, as a condition to the exercise by any permittee, AngloGold, or grantee of the TLO of any of the TLO's reserved rights, such stipulations as appear necessary to avoid unreasonable interference with AngloGold's enjoyment of this Lease or endangerment of AngloGold's operations. The exercise of any of the TLO's reserved rights shall be subject to the consent of AngloGold, which consent shall not be unreasonably withheld. If at anytime the exercise of any of the TLO's reserved rights must cease or a change must be made in the manner or place of such exercise in order to avoid unreasonable interference with AngloGold's enjoyment of this Lease or endangerment of AngloGold's operations, such cessation or change shall occur at no cost to AngloGold.

5. Term.

Unless sooner terminated pursuant to the terms of this Lease or extended per Paragraph 7(a), this Lease shall remain in effect for three (3) years from the Effective Date. It may be extended for two (2) extensions of three (3) years each upon timely written request for extension given by AngloGold and written acceptance thereof given by the TLO. Acceptance will not be unreasonably denied provided AngloGold is in compliance with the terms of this Lease. It shall continue in effect for so long thereafter as Commercial Production of Minerals from the Leased Area continues. If AngloGold desires to secure an extension, it shall so notify the TLO not less than ninety (90) days prior to the date this Lease would otherwise expire.

6. Work Commitment.

In order to keep this Lease in full force and effect, AngloGold must incur the following Work Expenditures for or during each of the following Lease Years:

a) Lease Years 1-3: $10 per acre per year
b) Lease Years 4-6: $20 per acre per year
c) Lease Years 7-9: $30 per acre per year

If the Lease is extended beyond Year 9 (as provided for in Paragraph 7), further work commitment requirements will be negotiated.

The requirement for incurring annual exploration and/or development expenditures will terminate once commercial production is achieved.

If AngloGold incurs Work Expenditures in excess of the amount required for any Lease Year, the excess shall be carried forward and applied against future Work Expenditure requirements arising under this Paragraph 6. Within 90 days after the end of each Lease Year, AngloGold shall deliver an itemized report to the TLO detailing the amount of Work Expenditures incurred by AngloGold hereunder during said Lease Year. If AngloGold fails to incur Work Expenditures in a timely manner in the amount required for any Lease Year, AngloGold may deliver to the TLO, simultaneously with the itemized report which establishes that AngloGold so failed or within fifteen (15) days after it is later established that AngloGold so failed, a payment equal to the difference between the amount of Work Expenditures required to have been incurred in order to keep this Lease in full force and effect and the amount of Work Expenditures actually incurred. If such payment is timely made, AngloGold shall be deemed to have satisfied the particular Work Expenditure requirement for which such payment was made and this Lease shall continue in full force and effect; if such payment is not timely made, this Lease shall terminate effective the day after such payment was due.

7. Advance Royalty; Production Royalty.

a) Advance Royalty. Unless and until this Lease expires or is sooner terminated, and commencing on the date of execution of the Lease, AngloGold shall pay to the

TLO on or before the first day of each Lease Year during the term of this Lease an advance royalty payment in accordance with the following schedule:

i) Lease Years 1-3: $5 per acre per year $43,000
ii) Lease Years 4-6: $15 per acre per year $129,000
iii) Lease Years 7-9: $25 per acre per year $215,000

The obligation of AngloGold to make the Advance Minimum Royalty (AMR) payments shall cease upon the earlier of (i) the commencement of production royalty payments or (ii) the termination or expiration of the Lease.

In the event that commercial production begins but is later suspended, AngloGold may extend the Lease by paying 50% of the previous year's production royalty, or the AMR in effect at the time production began (adjusted by the CPI index), whichever is greater.

In the event that production is not occurring by the end of the third term, the Lease may be extended by paying a flat annual fee of 125% of the last rate paid for Advanced Minimum Royalties, unless AngloGold is not diligently pursuing development of the Lease, in which case the Lease can be terminated at the TLO's discretion. The fee will be credited against future royalty payments.

b) Production Royalty.

1) The TLO hereby reserves, and AngloGold shall pay to the TLO (except as provided in Paragraph 7(a) hereof), a royalty on all Minerals produced, saved, removed, and sold from the Leased Area equal to the percentage of Net Smelter Returns applicable to said Minerals determined in accordance with the following:

Price of Gold(per ounce)	Production Royalty
Below $300.00	2.5%
$300.01 - 350.00	3.0%
$350.01 - 400.00	3.5%
$400.01 - 450.00	4.0%
$450.01 - 500.00	4.5%
Above $500.00	5.0%

2) For so long as this Lease remains in effect, AngloGold agrees to grant to the TLO a one percent (1%) Net Smelter Return (NSR) royalty on production from the federal unpatented mining claims AngloGold has leased, a description of which is included as Attachment D to this Lease. Addtionally, AngloGold agrees to grant a royalty interest in production from any claims that AngloGold may lease or otherwise control from Alaska Placer Development Company, also known as Livengood Placers, Inc. This royalty interest will be a 0.5% Net Smelter Return royalty for all gold mined and sold

from the royalty lands when the gold is sold for a price below $450 per ounce, and a 1% NSR for that which is sold at $450 per ounce and above, regardless of whether the claims from which gold is produced and sold are located on state, federal, or Trust land, without consideration of other royalty requirements that may be associated with those claims.

c) Commingling. AngloGold may commingle ores or products from the Leased Area with ores or products from other properties, either before or after concentration or beneficiation, so long as AngloGold ensures that adequate surveys of those portions of the Leased Area to be mined and those portions of other areas to be mined have been completed and that reasonable and sound mining and metallurgical practices and procedures are adopted and employed by AngloGold for weighing, determining moisture content, sampling, assaying, and determining recovery factors for the ores or products to be commingled. AngloGold shall keep and make available to the TLO at all reasonable times accurate records (including surveys) of the foregoing, including but not limited to (a) the actual locations mined, (b) the tonnage or volume of ores or products from the Leased Area to be commingled, (c) the tonnage or volume of ores or products from the other properties to be commingled, and (d) the analyses made thereof. Such information shall be used to determine, in accordance with reasonable and sound mining and metallurgical practices and procedures, the quantity of Minerals produced, saved, removed, and sold from the Leased Area and thus to determine the production royalty to be paid to the TLO hereunder.

d) Accrual; Payment. The obligation to pay production royalty pursuant to Paragraph 7(b) hereof accrues upon the removal from the Leased Area of Minerals (or ores or products containing Minerals). Net Smelter Returns shall be calculated for each calendar month in which any Net Smelter Returns are realized, and such royalty as may be due thereon shall be paid within thirty (30) days following the end of the calendar month in which the Net Smelter Returns are realized. Such payments shall be accompanied by a statement summarizing the computation of Net Smelter Returns and any deductions made by AngloGold to recover any unrecovered advance royalty payments made to the TLO pursuant to Paragraph 7(a) hereof. All production royalty payments shall be made as required by Paragraph 9 hereof. Monthly production royalty payments will be provisional and subject to adjustment at the end of AngloGold's accounting year. If no written objection is made by the TLO to the correctness of a production royalty payment or its accompanying statement within three years from the date of such payment, such statement shall be deemed conclusively to be correct and such payment sufficient and complete, and no exception or claim for adjustment shall thereafter be permitted.

e) Duty To Market; Royalty in Kind. AngloGold shall market in a reasonable and timely manner all Minerals produced and saved from the Leased Area. The TLO reserves the right to take all or a portion of production royalty in kind. This right

may be excercised after giving sufficient notice to AngloGold and agreeing on how such a transaction will take place.

f) No Exploration Credit. AngloGold shall not be entitled to apply exploration credits under AS 27.30.010 as to any advance royalty or production royalty payments due hereunder.

g) Trading Activities. AngloGold shall have the right to engage in Trading Activities. The TLO acknowledges that the proceeds of Trading Activities shall not be considered part of or included in the amounts paid to or received by (or deemed to be paid to or received by) AngloGold for Minerals for purposes of determining Net Smelter Returns, and that the TLO shall be neither entitled to participate in the proceeds nor obligated to share in any losses generated by any Trading Activities.

8. Records.

a) AngloGold shall keep all records necessary for calculation of production royalty payments for a period of three years and shall, upon receipt of written request from the TLO, make available copies of those records for inspection and copying at a convenient location.

b) The TLO will keep information submitted to the TLO under this Paragraph 8 confidential in accordance with 11 AAC 99.120.

9. Payments.

All payments due hereunder shall be made payable to the Mental Health Trust Land Office or as otherwise directed by the TLO, shall refer to this Lease by the MHT number which appears on the first page hereof, and unless otherwise specified shall be tendered either to the TLO at the following address:

Mental Health Trust Land Office
Dept. of Natural Resources
718 L Street, Suite 202
Anchorage, Alaska 99501

or, upon at least sixty (60) days advance written notice to AngloGold, to any depository designated by the TLO.

10. Conduct of Operations.

AngloGold shall perform all activities under this Lease in a lawful, prudent, and miner-like manner under and in conformance with a Plan of Operations, a Reclamation Plan (if required

by law), and such other permits and authorizations as may be required by federal, state, or local law.

AngloGold will submit to the TLO a true copy of each application filed by it for any Reclamation Plan, permit, or other authorization relating to the Leased Area, of any supplement thereto, and of each decision approving, disapproving, or otherwise relating to any such application.

AngloGold shall notify the TLO of AngloGold's receipt of any notices of violation or similar notices received in connection with its activities hereunder, shall carry out at AngloGold's expense all lawful orders and requirements of any governmental authority respecting AngloGold's activities hereunder, and shall notify the TLO in writing of the measures being taken by AngloGold to dispute, remedy, or otherwise resolve the matters raised thereby. If AngloGold shall fail to resolve any such notice of violation or other similar notice or to carry out any such lawful order or requirement, the TLO shall have the right, together with any other available legal recourse (including those available under Paragraph 17 hereof in case of default), to enter the Leased Area for the purpose of satisfying (at AngloGold's expense) AngloGold's obligations under this Paragraph 10 and taking (at AngloGold's expense) such other actions as may necessary to remedy or prevent additional damage to or waste of the Leased Area.

11. **Plan of Operations.**

Before AngloGold may undertake any activities under this Lease, and by April 1 of each Lease Year thereafter, a Plan of Operations that describes the activities to be conducted in the upcoming operating season must be submitted to and approved by the TLO. Approval by the TLO of a proposed Plan of Operations will not be unreasonably withheld, nor will it be construed to have satisfied any regulatory or other requirements that may be associated with the proposed operations. At the TLO's discretion, a Plan of Operations may be developed and approved in conjunction with a plan of operations submitted to and approved by the State of Alaska Department of Natural Resources pursuant to 11 AAC 86.800.

12. **The TLO's Warranties.**

The TLO hereby represents and warrants that, as of the Effective Date, title to the Leased Area is free and clear of any interests arising by, through, or under the TLO since designation of the Leased Area as Mental Health Trust Lands on June 24, 1994, pursuant to 1994 FSSLA ch. 5 as amended by 1994 SSSLA ch. 1. The TLO hereby expressly disclaims (i) any other representations or warranties respecting title to the Leased Area, (ii) any representations or warranties respecting the existence or availability of legal or practical access to the Leased Area, and (iii) any representations or warranties respecting the condition of the Leased Area or the suitability of the Leased Area for any particular purpose.

13. **AngloGold's Warranties.**

AngloGold represents and warrants, as of the Effective Date, all of the following:

a) AngloGold is a wholly-owned subsidiary of AngloGold North America Inc., a Colorado corporation;

b) AngloGold has the capacity to enter into and perform all of its obligations under this Lease and all transactions contemplated herein, and all corporate and other actions required to authorize AngloGold to enter into and perform hereunder have been properly taken;

c) AngloGold will not violate any law or regulation applicable to it or breach any other agreement to which it is a party by entering into or performing under the terms of this Lease; and

d) This Lease has been properly authorized and duly executed and delivered by AngloGold and is valid and binding upon AngloGold in accordance with the terms hereof, including AngloGold's representations and warranties as set forth herein.

14. __Inspection; Reporting; AngloGold's Obligation of Confidentiality.__

a) At all reasonable times AngloGold shall keep available for inspection (i) the Leased Area, (ii) improvements and fixtures on the Leased Area, and (iii) all reports and records required by law or by Paragraph 8 hereof.

b) AngloGold shall keep the TLO orally apprised of when field operations are taking place and shall provide the TLO with reasonable opportunities to observe field operations.

c) AngloGold hereby agrees to meet with the TLO at the TLO's office in Anchorage at least once during each Lease Year commencing with the third Lease Year hereunder to provide the TLO with an opportunity to discuss with AngloGold such matters of interest or concern to the TLO relating to AngloGold's operations under this Lease.

d) By March 1 of each Lease Year, and within two months after the expiration or termination of this Lease, AngloGold shall deliver to the TLO the following:

(1) a report describing the location, nature, extent, and results of operations conducted by AngloGold during the previous operating season on or for the benefit of the Leased Area;

(2) copies of all of the Information generated or obtained by AngloGold during said Lease Year respecting the Leased Area;

provided, however, that AngloGold shall not be obligated to provide any information respecting any proprietary or confidential interpretive methods; and provided further, however, that AngloGold makes no representations respecting, and shall have no liability for, any Information provided hereunder or for any reliance thereon by the TLO or its successors and transferees. The TLO will keep information submitted to the TLO under this Paragraph 14 confidential in accordance with 11 AAC 99.120.

e) As long as this Lease remains in effect, no data pertaining to the Leased Lands shall be divulged or made available to persons who are not parties hereto without the written consent of both parties. It is agreed that data may be divulged or made available to a party's data processor, reproduction comany, interpretive consultants, and other persons providing necessory services chosen by a party subject to such persons' agreeing to be bound by a confidentiality agreement. The foregoing restrictions shall not apply to a disclosure by either party or its corporate affiliate(s) in which it shall have a twenty percent (20%) or more ownership or control or to third parties as may be necessary or desirable for purposes of effecting a merger, buyout, sale of assets, loan transaction, lease, joint bidding agreement, farm-out, or joint venture. However, prior to either party's release of the data to any third party, written notice must be given to the other party hereto and such third party must agree in writing to be bound by a confidentiality agreement. In this event, a copy of the confidentiality agreement evidencing such commitment shall be delivered to the party receiving the notice within seven (7) days after receipt of such notice.

f) In the event that this Lease is terminated, expires, or is not renewed by AngloGold, AngloGold agrees that no data pertaining to the Leased Lands will be divulged or made available to anyone without the written permission of the the TLO, which permission may be withheld at the TLO's discretion. Upon termination of the Lease, any data submitted or due to the TLO pursuant to this Lease becomes the property of the TLO and may be used at the TLO's discretion.

g) AngloGold acknowledges that the data to be provided to the TLO is a special asset of the TLO. In the event that AngloGold fails to deliver the data as required by this Lease or allows or suffers any unauthorized disclosure of the data, such breach shall result in an immediate breach of the Lease. The TLO may not have an adequate remedy at law for such a breach and therefore, in addition to any other remedy at law or equity that it may have, the TLO shall be entitled to injunctive relief to enforce the provisions hereof.

15. <u>Transfer; Binding Effect</u>.

(a) (a) This provision applies to any transfer of any interest under this Lease, except for transfers to AngloGold North America Inc. or any of its affiliates, so long as the Corporate Guaranty in Attachment C to this Lease remains in place, or another form of performance guaranty is agreed to between the parties as a

condition of assignment approval. For the purposes of this provision, a "Transfer" includes, but is not limited to, (1) assignment of any right under this Lease, (2) delegation of any duty owed by AngloGold or any other party under this Lease, (3) substitution of a new party as the Lessee, (4) sublease, (5) mortgage, (6) any change in interest as a result of bankruptcy, or (7) if the Lessee is an entity such as a corporation, partnership, or limited liability company rather than a natural person, any change in the actual control of the entity through ownership or contractual relationship, including, for example but not by way of limitation, the sale, pledge or other disposition of a controlling interest in stock or partnership units.

(b) AngloGold shall not voluntarily or by operation of law Transfer or encumber all or any part of AngloGold's interest in this Lease except in strict compliance with this Paragraph 15. Any attempted Transfer without such compliance shall be void, and shall constitute a breach of this Lease.

(c) AngloGold may Transfer any interest in or rights under this Lease, only upon the prior written approval of the TLO which shall only be granted if the TLO determines within its sole discretion and under applicable law that such Transfer is in the best interest of the Trust as determined under a Trust Benefit analysis and that the proposed transferee is qualified as determined under applicable regulations and as defined below.

(d) A Qualified Transferee is any person or entity, including a corporate successor of AngloGold, whose net worth on the date of assignment is equal to or greater than AngloGold's net worth at the commencement of this Lease or who can otherwise demonstrate to the TLO, in the TLO's exercise of prudent business judgment, that he or it is financially capable of meeting AngloGold's obligations under this Lease. Net worth shall mean the amount by which the total of all assets of the person or entity exceeds the total of all his or its liabilities as determined by an independent, certified public accountant, in accordance with generally accepted accounting principles.

(e) In order to effect a proposed Transfer of interest, AngloGold shall submit a written request to the TLO at least 30 days in advance of the proposed Transfer date. This request shall include appropriate documentation sufficient in detail to describe the proposed Transfer, including disclosure of the full consideration to be received by AngloGold from the proposed Transfer.

(f) In the event that approval of a Transfer is granted by the TLO, and unless otherwise agreed, AngloGold shall pay either (a) a transfer fee equal to a percentage of the full consideration (if the net present value can be determined) received by AngloGold from the transferee, or (b) some other amount that the parties agree is appropriate, if the net present value in (a) cannot be determined.

The percentage amount in (a) shall be the same as the royalty percentage agreed to in Paragraph 7(b).

(g) In the event of a Transfer that substitutes a new lessee for the transferor AngloGold, unless otherwise provided by the TLO in approving the Transfer, the transferor will have no continuing liability to the TLO with respect to any obligation that is imposed by the Lease after the effective date of the Transfer or that is based on an act or omission of the new lessee occurring after the effective date of the Transfer. In the case of any other Transfer, the transferor and the transferee will have joint liability to the TLO for all obligations arising under or associated with the Lease regardless of when they arise or the identity of the party whose conduct gives rise to them.

(h) In connection with Transfers proposed to be made to persons that the TLO must determine to be "qualified", the transferor shall reimburse the TLO for up to $5,000 in out-of-pocket costs incurred by the TLO in making the required determination.

16. **Voluntary Surrender.**

AngloGold may at any time surrender all or part of the Leased Area by providing to the TLO a recordable instrument effecting the same not less than ninety (90) days prior to the end of the Lease Year; provided, however, that partial surrender of any portion of the Leased Area may not unduly affect the manageability of either the remaining Leased Area or the surrendered portion (compared to the manageability of such portions on the Effective Date). Upon receipt by the TLO of a recordable instrument effecting a surrender of all of the Leased Area, or upon receipt and acceptance by the TLO of a recordable instrument effecting a surrender of part of the Leased Area, all rights, obligations, and liabilities of AngloGold under this Lease with respect to the surrendered portion of the Leased Area shall cease except for rights, obligations, and liabilities that accrued prior to such surrender and except as provided by Paragraph 18 hereof.

17. **Default and Termination.**

a) The failure of AngloGold to timely abide by any provisions of this Lease or to timely perform any obligation under this Lease shall constitute a default. If the TLO believes that a default has occurred, it shall deliver written notice thereof to AngloGold. If AngloGold thereafter fails to commence to cure the default within 30 days of notice, or within 48 hours in the case of obligations which the TLO or an authorized regulatory agency has declared to be of an emergency nature, or does not continue to cure the default diligently and within a reasonable period of time, the TLO in its discretion may terminate this Lease or order suspension of activities on the Leased Area until compliance is achieved and may take such other actions as may be authorized by law, all by delivering written notice thereof to AngloGold. Failure of the TLO to strictly enforce at any time any of the

provisions of this Lease shall not be construed to be a waiver or affect the right of the TLO to thereafter strictly enforce such provisions.

b) If AngloGold in good faith disputes (i) that a default has occurred, (ii) that a default is not being cured diligently or is continuing, or (iii) that a particular action taken by the TLO in response to an alleged default is authorized by this Lease or by law, AngloGold shall deliver a written notice to that effect (setting forth the evidence and arguments of law upon which AngloGold bases its position) within 20 days after AngloGold's receipt of written notice of the same from the TLO. The delivery of any such notice by AngloGold shall constitute a request for reconsideration by the TLO of the particular decision, determination, or action of the TLO. The TLO shall have 20 days following receipt of any such notice from AngloGold in which to reconsider its prior decision, determination, or action. If the TLO grants reconsideration within said 20-day period, it shall issue such orders regarding the submission of additional evidence and argument as appear necessary and thereafter shall proceed to reconsider the matter. If the TLO denies reconsideration of its prior decision, determination, or action within said 20-day period, such denial shall constitute the final agency action of the TLO as contemplated by 11 AAC 99.060(a). If the TLO fails to grant reconsideration of its prior decision, determination, or action within said 20-day period, such failure shall constitute a denial of such request for reconsideration, which denial shall constitute the final agency action of the TLO as contemplated by 11 AAC 99.060(a). Following any such actual or deemed denial of any request for reconsideration, AngloGold may appeal the matter to the Superior Court for the State of Alaska.

c) Upon effective termination of this Lease for any reason, all rights, obligations, and liabilities of AngloGold under this Lease shall cease except for rights, obligations, and liabilities that accrued prior to such termination and except as provided by Paragraph 18 hereof, and the TLO may (notwithstanding any bond issued pursuant to Paragraph 21 hereof) take possession of the Leased Area subject, however, to the provisions of Paragraph 18 hereof.

18. **<u>Rights and Obligations Upon Termination.</u>**

Within one year after either the partial or complete surrender or termination of this Lease or the completion of all required reclamation activities on the surrendered or terminated portion of the Leased Area (whichever is later), AngloGold shall remove to the extent ordered by the TLO, and otherwise may remove, from the surrendered or terminated portion of the Leased Area all equipment, improvements, and fixtures owned, placed, or suffered to be placed on, in, or under said surrendered or terminated portion of the Leased Area by AngloGold. Unless otherwise provided by the TLO, the provisions of this Lease relating to the conduct of operations, Plans of Operations, Reclamation, indemnification, bonding, insurance, and gurarenty shall continue in effect during such removal period. Upon the expiration of such removal period, at the option of the TLO, any equipment, improvements, and fixtures which AngloGold has not

removed from the surrendered or terminated portion of the Leased Area shall either be removed by the TLO at AngloGold's expense within one year or shall become the property of the TLO.

19. Reclamation.

AngloGold shall timely perform all required reclamation and deliver up the Leased Area or surrendered portion thereof in good condition with all required reclamation timely performed in accordance with the Plan of Operations, any approved Reclamation Plan, and any other regulatory requirements.

20. Indemnification.

AngloGold shall indemnify, defend, and hold harmless the State of Alaska, the Trust Authority, and the TLO from and against any and all damages, losses, claims, demands, or liabilities arising out of or resulting in any way from the operations of AngloGold under this Lease, except to the extent that any such damage, loss, claim, demand, or liability is a result of the sole negligence or willful misconduct of the State of Alaska, the Trust Authority, or the TLO. Without limiting the survival of any other promises made in this Lease, the parties hereby agree that the promise contained in this Paragraph 20 shall survive the expiration or termination of this Lease.

21. Bonds.

In order to secure return of the Leased Area in good condition, AngloGold shall furnish a bond or evidence of an existing bond in an amount determined as set forth in Schedule 2 attached hereto and shall maintain such bond in effect at all times during the term of this Lease and for such time thereafter as the TLO may require pursuant to Paragraph 18 hereof. In lieu of the bond required under the preceding sentence AngloGold may, with the TLO's written approval, furnish and maintain a statewide bond, in accordance with any applicable regulations.

22. Insurance.

Without limiting AngloGold's indemnification, AngloGold shall purchase, at its own expense, and maintain in force at all times during the term of this Lease and for such time thereafter as the TLO may require pursuant to Paragraph 18 hereof, the policies of insurance specified in Schedule 3 attached hereto. Where specific limits are shown, it is understood that they shall be the minimum acceptable limits. If AngloGold's policy contains higher limits, the TLO shall be entitled to coverage to the extent of such higher limits. Certificates of insurance evidencing the foregoing coverages must be furnished to the TLO upon execution of this Lease. Each policy of insurance maintained pursuant to this Paragraph 22 shall include, by endorsement, the following cancellation or change clause:

> This insurance will not be cancelled, non-renewed, or mutually altered, nor shall any change be made in the policy which changes, restricts, or reduces the

insurance provided or changes the name of any "Insured" or any "Additional Insured" without first giving 30 days' written notice to [the TLO].

The TLO shall be listed as an "Additional Insured" on all policies of insurance maintained pursuant to this Paragraph 22. Each policy of insurance maintained pursuant to this Paragraph 22 also shall include, by endorsement, a waiver of subrogation in favor of the TLO and the following cross liability clause or another cross liability or severability of intent clause acceptable to the TLO:

> In the event of bodily injury or damage to property belonging to any one or more Insured or Additional Insured parties for which another Insured or Additional Insured is or may be liable, then this policy shall cover such Insured or Additional Insured against whom the claim is made or may be made in the same manner as if separate policies had been issued to each Insured and Additional Insured.

The obligations to maintain in effect during the term of this Lease the policies of insurance required to be maintained pursuant to this Paragraph 22 and to furnish satisfactory certificates of insurance therefor are material obligations of this Lease.

23. <u>Guaranty.</u>

In order for this Lease to become effective, AngloGold shall procure the execution and delivery to the TLO of a guaranty in the form attached hereto as Attachment C.

24. <u>Force Majeure.</u>

If AngloGold is prevented by an event of Force Majeure from the exercise of any of its rights hereunder or from the timely performance of any of its obligations hereunder, the time for the exercise of such rights or for the performance of such obligations, together with the term of this Lease, shall be extended for a period equal to the duration of the event of Force Majeure. AngloGold shall promptly notify the TLO of the existence or occurrence of any event of Force Majeure, shall use reasonable diligence under the circumstances to alleviate, overcome, or bring about the cessation of an event of Force Majeure, and shall promptly notify the TLO when such event of Force Majeure has ended. Notwithstanding the foregoing, (a) AngloGold shall not be required to challenge (by protest, petition, appeal, or any other means) or to consent to any actions or inactions of any federal, state, or local governmental authority or court, or of any officer or official acting under color of governmental authority, or to settle any strikes, lockouts, and other labor disputes (actions with respect to all of which shall be within AngloGold's sole discretion), and (b) nothing herein shall excuse any failure by AngloGold or extend the time for performance by AngloGold to make timely advance royalty payments and production royalty payments under Paragraph 7 hereof, or AngloGold's obligations to make timely payments of taxes or insurance premiums.

25. General.

a) Notice.

i) Authorized Representatives. The Executive Director of the Mental Health Trust Land Office, Department of Natural Resources, State of Alaska, or such other person as the Executive Director may designate in a written notice to the TLO, and the individual executing this Lease on behalf of AngloGold, or such other person as AngloGold may designate in a written notice to the TLO, shall be the authorized representatives of their respective principals for the purposes of administering this Lease. In addition, if AngloGold's authorized representative is not resident in Alaska when activities are being conducted on the Leased Area under a Plan of Operations or Reclamation Plan, AngloGold shall designate by name, job title, address, and telephone, an authorized representative who will be present in Alaska during the conduct of such activities. Either party may from time to time change the authorized representative or the address to which notices to that representative are to be sent by delivering a written notice to that effect to the other party.

ii) Delivery of Notices. Any notice required or permitted under this Lease must be in writing and must be given personally or by registered or certified mail, return receipt requested, or by facsimile transmission producing a permanent record addressed as follows:

To the TLO:

Alaska Department of Natural Resources
Mental Health Trust Land Office
Attention: Executive Director
718 L Street, Suite 202
Anchorage, Alaska 99501
Facsimile: 907-269-8905

To AngloGold:

AngloGold (U.S.A.) Exploration Inc.
Attn: Jerry Bateman
7400 Orchard Road, Suite 350
Greenwood Village, Colorado 80111
Facsimile: 303-889-0707

iii) Any notice given in an authorized manner described above shall be effective when received by the authorized representative.

b) **Entire Agreement.** This Lease embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

c) **Modification of Agreement.** This Lease may be modified or amended only by a document in writing executed by all the parties hereto.

d) **Waiver.** The failure of any party to this Lease to insist upon the strict performance of any provision of this Lease or to exercise any right, power, or remedy consequent upon a breach thereof or failure thereunder shall not constitute a waiver by said party of any such provision, right, power, remedy, breach, or failure unless the same is given in writing and expressly waives such provision, right, power, remedy, breach, or failure. Any such waiver extends only to the particular provision, right, power, remedy, breach, or failure expressly waived and does not limit the rights, powers, or remedies of the waiving party with respect to any future breach of or failure under the same or any different provision.

e) **Remedies.** Except as otherwise provided in this Lease, the parties hereto shall be entitled to any and all remedies provided by law.

f) **Severability.** If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby.

g) **No Discrimination.** In exercising any rights hereunder neither AngloGold nor any of its contractors or subcontractors shall discriminate against any employee or applicant because of race, religion, marital status, change in marital status, pregnancy, parenthood, physical handicap, color, sex, age, or national origin as set out in AS 18.80.220.

h) **Interest in Real Property.** It is the intention of the parties that the rights granted to AngloGold by this Lease constitute an interest in real property in the Leased Area.

i) **Recording of Short Form.** Upon the execution of this Lease, the TLO and AngloGold shall execute and acknowledge a memorandum of lease in the form of Attachment B hereto. AngloGold shall cause said memorandum of lease to be recorded in the Fairbanks Recording District, State of Alaska, and AngloGold shall pay any and all required recording fees relating thereto. This Lease shall not be recorded.

j) **Governing Law.** This Lease shall be interpreted, construed, and enforced in accordance with, and otherwise governed in all respects by, the laws of the State of Alaska. This Lease is subject to all applicable federal, state, and local statutes, rules, and ordinances in effect on the Effective Date of this Lease and, to the

extent constitutionally permissible and otherwise consistent with AS 38.05.801 and 11 AAC 99, to all such statutes, rules, and ordinances enacted or promulgated after the Effective Date of this Lease. This Lease shall be interpreted and construed in a manner which furthers the purposes of the Alaska Mental Health Trust as defined in 11 AAC 99.990(1). All words and phrases used in this lease are to be interpreted in conformance with AS 01.10.040.

k) **Counterparts.** Multiple originals of this Lease may be executed, each of which shall be deemed an original and all of which, taken together, shall constitute a single agreement.

l) **Further Actions.** The parties hereby agree to take any and all actions and to execute, acknowledge, and deliver any and all documents reasonably necessary to effect the purposes of this Lease.

m) **Paragraph Headings.** The descriptive paragraph headings throughout this Lease are for convenience and reference only, and the words contained therein shall not be used to expand, modify, or amplify the meaning of this Lease or to aid in the interpretation or construction of this Lease.

n) **Venue.** Venue for any appeal from an administrative decision of the TLO relating to this Lease shall be in the Superior Court for the State of Alaska in Anchorage, Alaska. Venue for any other legal action arising under or relating to this Lease shall be in the Superior Court for the State of Alaska in either Fairbanks or Anchorage, Alaska.

****

IN WITNESS WHEREOF, the parties hereto have executed, delivered, and accepted this Lease effective as of the Effective Date.

ALASKA MENTAL HEALTH TRUST AUTHORITY

By: State of Alaska
Department of Natural Resources
Mental Health Trust Land Office

By: ______________________
Executive Director
Mental Health Trust Land Office

ANGLOGOLD (U.S.A.) EXPLORATION INC.

By: ______________________
Its: Exploration Manager NA

STATE OF ALASKA)
) ss.
THIRD JUDICIAL DISTRICT)

This certifies that on the 25th day of June, 2004, the foregoing instrument was acknowledged before me by Stephen C. Planchon, Executive Director of the MENTAL HEALTH TRUST LAND OFFICE within the State of Alaska Department of Natural Resources, on behalf of and as acting pursuant to AS 37.14.009(a)(2) and AS 38.05.801 on its own behalf and for the ALASKA MENTAL HEALTH TRUST AUTHORITY.

ANN M. SOLORZANO NOTARY PUBLIC STATE OF ALASKA NOV 15, 2007

____
Notary Public for the State of Alaska
My commission expires 11-15-07

STATE OF COLORADO)
) ss.
)

This certifies that on the 21 day of June, 2004, the foregoing instrument was acknowledged before me by Jeffrey Pontius, ______________ of AngloGold (U.S.A.) Exploration Inc., a Delaware corporation, on behalf of said corporation.

ROSEMARIE A. PATTERSON NOTARY PUBLIC STATE OF COLORADO

Rosemarie A. Patterson
Notary Public for the State of Colorado
My commission expires 3/14/08

<u>LIST OF ATTACHMENTS AND SCHEDULES</u>

Attachment A: Description of Leased Area
Attachment B: Memorandum of Lease
Attachment C: Guaranty
Attachment D: Decription of Federal claims leased by AngloGold and subject to royaly interest granted to the TLO

Schedule 1:	Site-Specific Operating Stipulations
Schedule 2:	Bond Requirements
Schedule 3:	Insurance Requirements

ATTACHMENT A

Description of Leased Area

T. 008 N., R. 004 W., FAIRBANKS MERIDIAN, ALASKA

SECTION 5: LOTS 1 THROUGH 7, INCLUSIVE, NE1/4NE1/4, S1/2NE1/4, N1/2SW1/4, SE1/4
SECTION 6: LOTS 1 THROUGH 12, INCLUSIVE, NE1/4SE1/4
SECTION 7: LOTS 1 THROUGH 9, INCLUSIVE, SW1/4NE1/4, E1/2NW1/4, E1/2SW1/4, W1/2SE1/4, SE1/4SE1/4
SECTION 8: LOTS 1 THROUGH 7, INCLUSIVE, NE1/4, E1/2SE1/4
SECTION 17: LOTS 1 THROUGH 4, INCLUSIVE, NE1/4, S1/2
SECTION 18: LOTS 1 THROUGH 4, INCLUSIVE, E1/2, E1/2W1/2
SECTION 19: LOTS 1 THROUGH 4, INCLUSIVE, E1/2, E1/2W1/2
SECTION 20: ALL
SECTION 27: ALL
SECTION 28: ALL
SECTION 29: ALL
SECTION 30: LOTS 1 THROUGH 4, INCLUSIVE, E1/2, E1/2W1/2
SECTION 33: ALL
SECTION 34: ALL

EXCLUDING MINING CLAIMS RECORDED UNDER F-37586 THROUGH F-37596, F-43162, F-43163, F-43706, F-45706 THROUGH F-45708, F-57086, F-60588 THROUGH F-60606, F-61269 THROUGH F-61272, F-61316 THROUGH F-61318, F-61380 THROUGH F-61390, F-61392, F-61499 THROUGH F-61501, F-62089, F-62090, F-63464, F-63465, F-64359 AND F-64360, WHICH APPEAR TO FALL WITHIN SECTIONS 4 THROUGH 9, 17, 19, 28, AND 30 THROUGH 33;

T. 008 N., R. 005 W., FAIRBANKS MERIDIAN, ALASKA

SECTION 1: LOTS 1 THROUGH 5, INCLUSIVE, N1/2, N1/2SW1/4
SECTION 2: LOT 1, N1/2, SW1/4, N1/2SE1/4, SW1/4SE1/4
SECTION 3: ALL
SECTION 10: LOTS 1 THROUGH 4, INCLUSIVE, N1/2, W1/2SW1/4

SECTION 11: LOTS 1 THROUGH 10, INCLUSIVE, NE1/4SE1/4, S1/2SE1/4
SECTION 12: LOTS 1 THROUGH 8, INCLUSIVE, NE1/4, E1/2SE1/4
SECTION 13: ALL
SECTION 14: LOT 1, NE1/4, E1/2NW1/4, SW1/4NW1/4, S1/2
SECTION 15: LOTS 1 THROUGH 8, INCLUSIVE, NW1/4NW1/4, SE1/4SW1/4, SE1/4
SECTION 16: LOTS 1 AND 2, N1/2, SW1/4, W1/2SE1/4
SECTION 21: ALL
SECTION 22: LOTS 1 THROUGH 4, INCLUSIVE, N1/2NE1/4, E1/2NW1/4, SW1/4NW1/4, SW1/4, W1/2SE1/4, SE1/4SE1/4
SECTION 23: LOTS 1 AND 2, E1/2, E1/2NW1/4, SW1/4
SECTION 24: ALL
SECTION 25: LOTS 1 THROUGH 9, INCLUSIVE, N1/2NE1/4, E1/2NW1/4, NE1/4SW1/4, S1/2SW1/4
SECTION 26: LOTS 1 THROUGH 5, INCLUSIVE, W1/2E1/2, W1/2
SECTION 27: ALL
SECTION 28: ALL
SECTION 33: ALL
SECTION 34: ALL

EXCLUDING MINING CLAIM RECORDATIONS F-37580 THROUGH F-37585, F-52058, F-52059, F-55452 THROUGH F-55471, F-61249, F-61250, F-61256 THROUGH F-61270, F-61273 THROUGH F-61278, F-61319 THROUGH F-61379, F-61381, F-61382, F-61477, F-61495, F-61498, F-61677 TROUGH F-61708, F-61709 THROUGH F-61714, F-62097, F-62098, F-63466, AND F-63707, WHICH APPEAR TO FALL WITHIN SECTIONS THROUGH 16, 21 THROUGH 26, 28, 29, 35, AND 36; T. 009 N., R. 004 W., FAIRBANKS MERIDIAN, ALASKA

<u>T. 009 N., R. 004 W., FAIRBANKS MERIDIAN, ALASKA</u>

SECTION 31, 32, AND 33: ALL;

EXCLUDING U.S. MINERAL SURVEY NOS. 1609 AND 1641, EXCLUDING MINING CLAIM RECORDATIONS F-61279 THROUGH F-61315, F-61389 THROUGH F-61396, F-61399, F-61400, F-61402 THROUGH F-61420, F-61478 THROUGH F-61494, F-61502 THROUGH F-61508, F-63461, F-63462, F-74190, AND F-74191, WHICH APPEAR TO FALL WITHIN SECTIONS 14, 16, 20, 21, 27 THROUGH 29, AND 31 THROUGH 33;

ALSO EXCLUDING FROM ALL OF THE ABOVE, THE FOLLOWING MINING CLAIMS:

ADL 330941, ADL 330942, ADL 330943, ADL 330946, ADL 330947, ADL 330948, ADL 330951, ADL 330952, ADL 330953, ADL 330954, ADL 330957, ADL 330958, ADL 330959, ADL 330960, ADL 330963, ADL 330964, ADL 330965, ADL 330970, ADL 330971, ADL 330972, ADL 330977, ADL 338477, ADL 338478, ADL 338481, ADL 338482, ADL 338483, ADL 338487, ADL 338488, ADL 338489, ADL 338490, ADL 338497, ADL 338498, ADL 338499, ADL 338500, ADL 338501, ADL 338511, ADL 338512, ADL 338513, ADL 338520, ADL 338521, ADL 338522, ADL 347945, ADL 347946, ADL 347949, ADL 347950, ADL 347951, ADL 347952, ADL 347953, ADL 347957, ADL 347958, ADL 347959, ADL 347960, ADL 347961, ADL 347969, ADL 347970, ADL 347971, ADL 347972, ADL 347973, ADL 347974, ADL 347975, ADL 353555, ADL 353556, ADL 353557, ADL 353558, ADL 353559, ADL 353560, ADL 353561, ADL 353562, ADL 353563, ADL 353564, ADL 353565, ADL 355559, ADL 361326, ADL 361327, ADL 361328, ADL 361330, ADL 361332, ADL 361333, ADL 361334, ADL 361335, ADL 361366, ADL 558105, ADL 558106, ADL 558814, ADL 559056, ADL 559057, ADL 559058, ADL 559059, ADL 559060, ADL 338479, ADL 338480, ADL 338484, ADL 338485, ADL 338486, ADL 338491, ADL 338492, ADL 338493, ADL 338494, ADL 338495, ADL 338496, ADL 338503, ADL 338504, ADL 338505, ADL 338506, ADL 338507, ADL 338508, ADL 338509, ADL 338510, ADL 338514, ADL 338515, ADL 338516, ADL 338517, ADL 338518, ADL 338519, ADL 347955, ADL 347956, ADL 347962, ADL 347963, ADL 347964, ADL 347965, ADL 347966, ADL 347967, ADL 347968, ADL 347976, ADL 347977, ADL 347978, ADL 347979, ADL 347980, ADL 348802, ADL 348803, ADL 348804, ADL 348805, ADL 348806, ADL 348807, ADL 348808, ADL 348809, ADL 348810, ADL 348811, ADL 348812, ADL 348813, ADL 348814, ADL 348815, ADL 348816, ADL 348817, ADL 348818, ADL 348819, ADL 348820, ADL 348821, ADL 348822, ADL 348823, ADL 348824, ADL 348825, ADL 348826, ADL 348827, ADL 348828, ADL 348829, ADL 348830, ADL 348831, ADL 348832, ADL 361329, ADL 361331, ADL 361349, ADL 361350, ADL 361351, ADL 361352, ADL 361353, ADL 361354; ADL 361355, ADL 361356, ADL 361357, ADL 361358, ADL 361359, ADL 361360, ADL 361361, ADL 361362, ADL 361363, ADL 361364, ADL 361365, ADL 505036, ADL 506391, ADL 506392, ADL 532022, ADL 532026, ADL 535710, ADL 535711, ADL 535712, ADL 535713, ADL 535714, ADL 535715, ADL 535716, ADL 538220, ADL 538221, ADL 538222, ADL 538223, ADL 538224, ADL 538225, ADL 538226, ADL 538227, ADL 538230, ADL 538231, ADL 538232, ADL 538233, ADL 538234, ADL 538235, ADL 539877, ADL 539878, ADL 539879, ADL 555900, ADL 556252, ADL 558604, ADL 558605, ADL 558606, ADL 558607, ADL 559157, ADL 570259, ADL 570260, ADL 570261, ADL 570262, ADL 570263, ADL 570264, ADL 570265, ADL 570266, ADL 570267, ADL 570268, ADL 570269, ADL 570270, ADL 570271, ADL 570272, ADL 570273, ADL 570274, ADL 570275, ADL 570276, ADL 570277, ADL 570278, ADL 570279, ADL 570280, ADL 570281, ADL 570282, ADL 570283, ADL 570284, ADL 570285, ADL 361365, ADL 361366, ADL 361367, ADL 361368, ADL 330936, ADL 330937, ADL 330938, ADL 330939, AND ADL 330940;

CONTAINING 8,600.00 ACRES, MORE OR LESS.

ACCORDING TO THE SURVEY PLATS ACCEPTED BY THE UNITED STATES DEPARTMENT OF THE INTERIOR, BUREAU OF LAND MANAGEMENT IN ANCHORAGE, ALASKA ON NOVEMBER 5, 1987 AND JANUARY 7, 1991

ATTACHMENT B

Memorandum of Lease

[to be drafted after Lease is finalized] [will incorporate Lease; will recite all relevant grants, reservations, and term; will NOT recite financial terms]

ATTACHMENT C

Guaranty of AngloGold North America Inc.

GUARANTY OF ANGLOGOLD NORTH AMERICA INC.

AngloGold North America Inc. ("**Guarantor**"), a Colorado corporation, the address of which is 7400 Orchard Road, Suite 350, Greenwood Village, Colorado 80111-2799, at the request of its affiliate, AngloGold (U.S.A.) Exploration Inc., a Delaware corporation registered to do business in Alaska under the name AngloGold (U.S.A.) Exploration Inc., the address of which is 7400 Orchard Road, Suite 350, Greenwood Village, Colorado 80111, and in accordance with that certain Upland Mining Lease ("**Lease**") by and between: (1) the Alaska Mental Health Trust Authority ("**Trust Authority**"), a public corporation within the Alaska Department of Revenue (AS 47.30.011 et seq.), acting by and through the State of Alaska, Department of Natural Resources, Mental Health Trust Land Office ("TLO"), pursuant to AS 37.14.009(a)(2) and AS 38.05.801 (the Trust Authority and the TLO are collectively the **Lessor** and are referred to herein as "**the TLO**"), and (2) AngloGold (U.S.A.) Exploration Inc. (the Lessee referred to herein as"AngloGold"), to which a form of this Guaranty is attached as Attachment C, hereby irrevocably and unconditionally guarantees to the TLO the full performance, fulfillment, and satisfaction of all of the duties, obligations, and liabilities of AngloGold arising under or pursuant to the Lease.

If for any reason any such duty, obligation, or liability of AngloGold is not performed, fulfilled, or satisfied by AngloGold or a successor or transferee thereof within the time or in the manner required under the Lease, Guarantor shall perform, fulfill, or satisfy (or cause to be performed, fulfilled, or satisfied) each of such duties, obligations, and liabilities; provided, however, that (1) the TLO must first make demand upon AngloGold or said successor or transferee before making demand upon Guarantor, (2) if AngloGold or said successor or transferee in good faith denies that any such duty, obligation, or liability exists or has not been performed, fulfilled, or satisfied by AngloGold or said successor or transferee within the time or in the manner required under the Lease, the TLO must establish its rights as against AngloGold or said successor or transferee before demanding performance, fulfillment, or satisfaction from Guarantor, and (3) Guarantor shall be entitled to any and all benefits arising by virtue of any defense, set-off, counterclaim, or cross-claim available to AngloGold or said successor or transferee.

Guarantor agrees that this Guaranty shall not be discharged, limited, or reduced except by complete performance of the duties, obligations, and liabilities of AngloGold (including successors or transferees thereof) guaranteed hereby or upon the approval by the TLO, in connection with a transfer made pursuant to Paragraph 15 of the Lease, of the assumption of the duties, obligations, and liabilities of AngloGold (including successors or transferees thereof) guaranteed hereby by a person which the TLO determines to be capable of satisfying in a responsible manner all such duties, obligations, and liabilities.

This Guaranty shall be in addition to and without prejudice to any other security given by anyone (including but not limited to AngloGold) to the TLO and held at any time by the TLO in connection with any such duty, obligation, or liability.

This Guaranty shall be interpreted, construed, and enforced in accordance with the laws of the State of Alaska.

Venue for any appeal from an administrative decision of the TLO relating to this Guaranty shall be in the Superior Court for the State of Alaska in Anchorage, Alaska. Venue for any other legal action arising under or relating to this Guaranty shall be in the Superior Court for the State of Alaska in either Faribanks, or Anchorage, Alaska.

This Guaranty shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the TLO and its successors and assigns.

All notices required or permitted to be given pursuant to this Guaranty shall be in writing and shall be addressed respectively as follows:

<u>Guarantor:</u> AngloGold North America Inc.
7400 Orchard Road, Suite 350
Greenwood Village, Colorado 80111-2799
Facsimile: 303-889-0792
Telephone: 303-889-0700

<u>The TLO:</u> Alaska Department of Natural Resources
Mental Health Trust Land Office
Attention: Executive Director
718 L Street, Suite 202
Anchorage, Alaska 99501
Facsimile: 907-269-8905
Telephone: 907-269-8658

All notices shall be given (a) by personal delivery to the addressee, (b) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (c) by registered or certified mail return receipt requested. All notices shall be effective and shall be deemed delivered (a) if by personal delivery, on the date of delivery if delivered during normal business hours or on the next business day following delivery if not delivered during normal business hours, (b) if by electronic communication, on the next business day following the day of receipt (said day of receipt being the day of receipt at the office of the recipient) of the electronic communication, and (c) if solely by mail, on the next business day after actual receipt.

EXECUTED this 4th day of June, 2004, but effective for all purposes as of the Effective Date (as defined in the Lease) of the Lease.

ANGLOGOLD NORTH AMERICA INC.

By: Donald C. Ewigleben
Title: PRESIDENT

STATE OF COLORADO)
) ss.
)

This certifies that on the 4th day of June, 2004, the foregoing instrument was acknowledged before me by Donald C. Ewigleben, ______________ of AngloGold North America Inc., a Colorado corporation, on behalf of said corporation.

Rosemarie A. Patterson
Notary Public for the State of Colorado

My commission expires 3/14/08

ROSEMARIE A. PATTERSON
NOTARY
PUBLIC
STATE OF COLORADO

Attachment D

Claim Name	Federal Serial Number
Sharon	FF055452
Dorothea	FF055453
Lenora	FF055454
Foster	FF055455
Vance	FF055456
Twerpit	FF055457
Saunders	FF055458
Nickie	FF055459
Patrick	FF055460
White Rock	FF055461
Sunshine #1	FF055462
Sunshine #2	FF055463
Old Smoky	FF055464
Wittrock	FF055465
Black Rock	FF055466
Trapline	FF055467
Patricia	FF055468
Anne	FF055469
Eileen	FF055470
Bridget	FF055471

SCHEDULE 1

Site-Specific Operating Stipulations

NONE

SCHEDULE 2

Bond Requirements

AngloGold shall have in place at all times during the term of this Lease a bond that (1) meets the requirements of AS 27.19.010-27.19.100, 11 AAC 97, and the Reclamation Plan, (2) is for an amount, as determined and adjusted from time to time under the Reclamation Plan, equal to the estimated cost of performing all accrued but not yet satisfied obligations under the Reclamation Plan, and (3) secures AngloGold's performance of such accrued but not yet satisfied obligations under the Reclamation Plan.

SCHEDULE 3

Minimum Insurance Requirements

Coverage	Limits
Workers' Compensation ("WC") and **Employers' Liaiblity** ("EL") Insurance, with broad form "all states" endorsement:	WC: Statutory Limits EL: $2,000,000 per occurrence
Business Automobile Liability Insurance, including all owned, non-owned, and hired vehicles utilized in connection with this Agreement:	$2,000,000 combined single limit per occurrence for bodily injury, death, and property damage
Commercial General Liability Insurance on an occurrence form, including blanket contractual and owner's and contractor's liability:	$2,000,000 for injury or death of any one person in any one accident or occurrence or property damage, including fire damage, with an aggregate coverage of $4,000,000
Excess Liability (covering matters covered by Employers' Liability Insurance, Business Automobile Liability Insurance, and Commercial General Liability Insurance):	$5,000,000

MINING LEASE

THIS LEASE ("Agreement") is hereby made and entered into as of the 21 day of April, 2003 (the "Effective Date") by and between **RICHARD L. HUDSON**, a married man dealing in his separate property, and **RICHARD GERAGHTY**, a married man dealing in his separate property, hereinafter collectively called "Lessor", and **ANGLOGOLD (U.S.A.) EXPLORATION INC.**, a Delaware corporation, hereinafter called "AngloGold".

WITNESSETH:

In consideration of the mutual promises and covenants set forth herein, Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AngloGold and Lessor (sometimes referred to hereinafter as a "Party" or collectively as the "Parties") agree as follows:

1. GRANT OF LEASE

1.1 Grant of Lease. Lessor hereby grants and conveys unto AngloGold, its successors and assigns forever, an exclusive lease unto the Property on the terms and conditions set forth in this Agreement. As used in this Agreement, the term "Property" means Lessor's entire undivided interest in those lands described in Exhibit A, attached hereto and made a part hereof, together with all minerals, mineral substances, mineral rights, water rights and all surface, access, and other rights associated with or appurtenant to such Property.

1.2 Term. The initial term of this Agreement shall be ten (10) years from the Effective Date, unless sooner terminated according to the provisions of this Agreement. This Agreement shall remain in effect after the initial term for so long as mining, processing, construction of mine facilities, development of ore reserves or exploration activities ("Mining Related Activities") continue on the Property or other adjacent or contiguous properties owned or controlled by AngloGold within each anniversary of this Agreement. It shall not be required that Mining Related Activities be continuous in order for this Agreement to be extended beyond the initial term hereof.

1.3 Grant of Rights. During the term of this Agreement, Lessor grants to AngloGold the following exclusive rights:

(a) the right of entry;

(b) by whatever method is now known or subsequently developed, to survey, explore, prospect, sample, drill, develop, mine (including, without limitation, by surface, open pit, underground, solution or any other method whatsoever), cross-mine, stockpile, remove, transport, leach, concentrate, mill, smelt, beneficiate, process, treat, ship, market and sell all minerals, whether extracted or removed from the Property or other properties;

(c) to construct, use, maintain, repair, replace and relocate buildings, roads, pipelines, ore bins, shafts, declines, inclines, tunnels, drifts, adits, open pits, openings, haulage ways, mine workings, leach pads, mineral treatment facilities, tailings ponds, waste dumps, ore stockpiles, reservoirs, power and communication lines and any other structures, facilities or improvements of any kind or description whatsoever;

(d) to use the Property for the storage or permanent disposal of minerals, overburden, waste, tailings, water or other by-products of materials produced from the Property or from other properties;

(e) to use all easements, rights-of-way and means of access for ingress and egress to, from, across and through the Property;

(f) to take, develop, or use water, whether surface, underground, or artesian, by any lawful taking or development, without restriction as to the place or places of AngloGold's use of the waters, except that such use may not interfere with Lessor's domestic or agricultural use of water to which Lessor has a right of use;

(g) to extract, process, test, remove and dispose of any minerals and mineral substances for testing purposes (including, without limitation, for bulk samples) without payment of any Production Royalty or other additional consideration whatsoever to Lessor, provided that AngloGold shall pay Production Royalty on any such minerals removed from the Property for testing purposes for which it receives actual sales revenues;

(h) to use the Property for all of the purposes stated in this Section 1.3 in connection with or in furtherance of AngloGold's activities on other properties; and

(i) to exercise all other rights that are incidental to or customarily associated with any or all of the rights granted expressly or implicitly to AngloGold in this Agreement.

II. PAYMENTS TO LESSOR

2.1 Signing Bonus. Upon execution of this agreement, a signing bonus of Five Thousand Dollars ($5,000.00) will be paid to Lessor. This bonus amount will not be recoupable from any future production royalties.

2.2 <u>Advance Royalties.</u> Advance royalties as used herein means the amount required to be paid by AngloGold to Lessor, as set forth below, to provide for a specific minimum payment in such periods. During the term of this Agreement, AngloGold shall pay to Lessor advance royalties ("Advance Royalties") as follows:

Upon execution of this Agreement:	$20,000
On or before the first anniversary date of this Agreement	$30,000
On or before the second anniversary of this Agreement	$40,000
On or before the third anniversary of this Agreement	$40,000
On or before the fourth anniversary of this Agreement and each anniversary date thereafter	$50,000

Subject to Section 2.3(a), Advance Royalties shall be paid on or before the date due. AngloGold shall not be responsible or liable for Advance Royalties that become due subsequent to termination or expiration of this Agreement. Advance Royalties paid hereunder shall be credited against and fully recoupable from any and all Production Royalty that may accrue under Section 2.3(a), regardless of whether such Production Royalty accrues or is made in the same or any subsequent year to the year of payment of the Advance Royalties.

2.3 <u>Production Royalty.</u>

(a) <u>Net Value Production Royalty.</u> Subject to applicable credits and adjustments, AngloGold, in accordance with its usual practice, shall pay to Lessor a production royalty (the "Production Royalty") equal to the applicable percentage of Net Value as defined, calculated and paid as set forth in Exhibit B, attached hereto and made a part hereof. Said percentages shall be as follows:

Gold Price	Royalty Percentage
$319.99 per ounce or less	2%
$320.00 or greater	3%

(b) <u>Option to Purchase Production Royalty.</u> At any time during the term of this Lease and as to all Production Royalty payments not yet paid, AngloGold shall have the right to purchase one percentage point of the Royalty Percentage defined above. (i.e., the 2% royalty would be reduced to 1% and/or the 3% royalty would be reduced to 2%) of the net value royalty referenced in Section 2.3(a) above by payment to Lessor of One Million Dollars ($1,000,000.00).

(c) **Disputes.** Lessor shall be deemed to have waived any right it may have had to dispute any payment of Production Royalty unless Lessor notifies AngloGold in writing of such dispute within six (6) months after the date of AngloGold's payment, providing reasonable detail as to the nature of the dispute.

2.4 **Distribution of Payments.** All payments by AngloGold pursuant to this Agreement shall be payable as follows

33.34% of such payments to:

Richard ~~C.~~ W. Geraghty
~~105 Juneau Avenue~~ 15 Farewell #105
Fairbanks, AK 99701

66.66% of such payments to:
Richard L. Hudson
P.O. Box 72888
Fairbanks, AK 99707

The above referenced percentages shall be binding upon Lessor. Lessor agrees to indemnify, defend and hold AngloGold harmless from and against any cost, charge, liability, action or suit arising out of Lessor's disputes with respect to their respective interest in the Property and entitlements to payments hereunder.

III. OPERATIONS

3.1 **No Implied Covenants.** AngloGold does not make, and the Advance Royalties and other obligations of AngloGold under this Agreement exclude and negate, any express or implied covenant or duty of AngloGold to conduct any activity upon or for the benefit of the Property, including without limitation any activities related to the exploration, development or mining of the Property. Whether or not any such exploration, development, mining or other activities shall at any time (including, without limitation, during the primary term or any extended term of this Agreement) be conducted and the location, manner, method, extent, rate and timing of such activities (if any) shall be determined within the sole and absolute discretion of AngloGold.

3.2 **Compliance with Law: Reclamation.** In connection with its activities upon the Property, AngloGold shall endeavor in good faith to comply with applicable provisions of Federal, State and local laws and regulations. Upon expiration or termination of this Agreement, AngloGold shall reclaim all portions of the Property disturbed by its operations (i.e., to the extent and only to the extent of AngloGold's disturbance) in accordance with all applicable governmental laws, regulations and orders. AngloGold shall have the right, without payment of

any additional consideration to Lessor, to enter upon the Property subsequent to termination or expiration of this Agreement for purposes of performing such reclamation work.

3.3 Permits and Approvals. Lessor understands that AngloGold may make efforts to obtain permits, licenses, rights, approvals or authorizations from governmental or private persons or entities in connection with the exercise by AngloGold of its rights under this Agreement. Upon request by AngloGold, Lessor shall assist and cooperate fully with AngloGold in any such endeavor, including, without limitation, the execution of pertinent documents and the making of verbal endorsements for AngloGold's related activities.

3.4 Liens. AngloGold shall keep the title to the Property free and clear of all mechanic's and supplier's liens resulting from its operations under this Agreement. AngloGold may refuse, however, to pay any claims asserted against it which AngloGold disputes in good faith. AngloGold may contest any suit commenced to enforce such a claim, but under no circumstances shall AngloGold allow the Property or any portion thereof to be sold as a result of foreclosure of such a lien.

3.5 Indemnity. Each Party covenants and agrees to indemnify and defend the other from and against any and all liability, claims, damages (including attorneys' fees) and causes of action for injury to or death of persons, and damage to or loss or destruction of property and environmental liabilities resulting from the indemnifying Party's use or occupancy of the Property or its operations hereunder.

3.6 Commingling. AngloGold shall have the right to commingle minerals produced from the Property ("Subject Ore") with minerals produced from other tracts ("Other Ore") for any purposes whatsoever, including, without limitation, processing or conversion to another product. In the event that AngloGold commingles Subject Ore with Other Ore pursuant to this Section 3.6, AngloGold shall perform sufficient sampling, weighing and assaying, in accordance with standards and practices generally accepted or employed within the industry, to determine the grades and quantities of minerals removed and sold from the Property. Without limiting the foregoing, in the event that AngloGold commingles Subject Ore with Other Ore then, for purposes of determining Production Royalty payable to Lessor, the percentages of valuable minerals ultimately recovered from the commingled ore (i.e., from the commingled Subject Ore and Other Ore as a whole) shall conclusively be deemed applicable to the Subject Ore included therein. Lessor has the right, at its own expense, to take independent samples of commingled ores, upon reasonable advance notice to AngloGold and in a manner that will not interrupt AngloGold's operations.

3.7 Taxes, Cooperation and Maintenance Payments.

(a) Taxes. During the period that this Agreement is in effect, AngloGold shall promptly pay when due all ad valorem and real property taxes and assessments levied upon, assessed against or relating to the Property. Each of AngloGold and Lessor shall be responsible for all taxes and assessments levied or assessed upon or against their respective personal property

located on or about the Property. Each of AngloGold and Lessor shall be responsible for payment of income taxes on their own respective incomes.

(b) Cooperation. Lessor shall promptly furnish to AngloGold all bills, demands, notices, assessments or statements received by Lessor which relate to any tax, assessment or fee for which AngloGold is responsible, in whole or in part, pursuant to this Section 3.7. Each Party shall provide the other Party with copies of all checks and other documentation evidencing the timely payment of all taxes, assessments and fees for which it is responsible pursuant to Section 3.7(a).

(c) Maintenance Payments. AngloGold firmly commits to pay those federal claim maintenance fees due on the Property by September 1, 2003 and any associated recording district recordation fees. For each year this Agreement remains in effect past July 1 of the then current year, AngloGold shall timely and properly pay federal maintenance fees and associated recording district recordation fees pertaining to the Property leased hereunder to AngloGold.

IV. TITLE

4.1 Provision of Information. Upon request by AngloGold, Lessor shall furnish to AngloGold copies of all information in its possession or under its control relating to title to or description of the Property, including, without limitation, copies of all abstracts, certificates of title, title insurance policies, commitments for title insurance, title reports, memorandum or opinions of counsel, prior deeds, contracts, maps, surveys and documents filed with any local, state or federal governmental agency. AngloGold shall promptly reimburse Lessor for the costs of such copies. Upon execution of this Agreement, Lessor shall provide to AngloGold any and all information in its possession or under its control regarding any existing or past industrial, milling, manufacturing, waste storage, exploration, development, mining, processing or beneficiating use of the Property. Pursuant to this Section 4.1, Lessor shall only be obligated to provide to AngloGold information that is in its possession or under its control and Lessor shall not be obligated to obtain or provide any other information or documents.

4.2 Representations. Lessor represents to AngloGold that as of the Effective Date and as of the date of execution of this Agreement that:

(a) Lessor is the sole legal and equitable owner of a one hundred percent (100%) undivided ownership interest in those lands described as Property herein, except paramount title in the United States;

(b) The Property is free and clear of all leases, liens, encumbrances, adverse claims, burdens on production and royalty interests;

(c)Any and all taxes and assessments that have been levied or assessed against or upon the Property that are due and owing have been paid;

(d) Lessor (and the individual who is executing this Agreement on Lessor's behalf) has the full right, power and authority to execute and enter into this Agreement and such execution and performance shall not violate any contract or other obligation of Lessor;

(e) AngloGold shall have the quiet and peaceful possession and enjoyment of the Property, and, upon request by AngloGold, Lessor shall defend title to the Property, and AngloGold's quiet and peaceful possession and enjoyment thereof against any and all persons or entities that may claim any right, title or interest in or to the Property or any portion thereof;

(f) There is and has been no violation of any applicable federal, state or local law or regulation, including, without limitation, those concerning zoning, land use or environmental protection, with respect to the Property or activities relating thereto;

(g) No actions, claims or proceedings have been brought, asserted or threatened concerning the ownership or right to possession of the Property or any portion thereof or otherwise concerning the Property or activities relating thereto; and

(h) All unpatented mining claims included in the Property have been properly staked and maintained and are validly existing in accordance with applicable law.

4.3 Indemnity. In the event that any of Lessor's representations set forth in Section 4.2 is less than represented, Lessor shall indemnify, defend and hold AngloGold harmless from and against any and all damage, liability, obligation, claim, demand, judgment, action, cost, loss and expense, including, without limitation, reasonable attorneys' fees arising directly or indirectly as a result of said misrepresentation.

4.4 Title Curative Measures.

(a) **Title Defects.** If title to any part of the Property is defective or less than as represented in Section 4.2, AngloGold shall have the right, but not the obligation, to undertake to cure any such defects or to defend or to initiate litigation to perfect, defend or cure title to the Property.

(b) **Crediting of Costs.** AngloGold shall have the right to credit against any and all payments to Lessor under this Agreement ("Payments"), including without limitation Advance Royalties, Production Royalty and all costs and expenses incurred by AngloGold at Lessor's request in connection with any action to cure, defend or perfect title pursuant to Section 4.4(a). Such costs and expenses may include, without limitation, those relating to title research, court costs, surveying and attorneys' fees.

(c) **Redemption.** AngloGold, at its option, shall have the right to pay off, discharge or redeem, in whole or in part, any or all mortgages, liens, encumbrances or unpaid taxes on, against or affecting the Property. If AngloGold pays any such mortgage, lien, encumbrance or

unpaid taxes, AngloGold shall be subrogated to the rights of the holder thereof and shall have the right to retain and repay itself from any or all Payments to Lessor hereunder.

(d) **Liability.** AngloGold at any time may withdraw from or discontinue any action or activity undertaken or initiated by it to cure, defend or perfect title to the Property pursuant to Section 4.4(a). AngloGold shall not be liable to Lessor in any way if AngloGold is unsuccessful in, withdraws from or discontinues any such action or activity.

4.5 **Additional and After-Acquired Title.** If Lessor now owns or subsequently acquires any further right, title or interest in or to the Property, Lessor shall promptly provide AngloGold with written notice thereof and such right, title and interest shall, without payment of additional consideration, be part of the Property subject to all of the terms and conditions of this Agreement.

4.6 Lesser Title. If Lessor owns less than the entire and undivided estate in those lands described as the Property (including, without limitation, the minerals therein, thereon and thereunder), as warranted in Section 4.2(a), then AngloGold shall have the right to reduce all Payments to Lessor, so that such Payments are made to Lessor only in the proportion that Lessor's actual interests bears to the entire undivided interest. AngloGold shall be entitled to offset all overpayments or monies erroneously paid to Lessor against any and all subsequent Payments to Lessor.

4.7 **Third Party Claims.** In the event that any person or entity (other than Lessor) makes a bona fide claim or asserts or appears to hold any right, title or interest whatsoever in or to the Property (including, without limitation, the minerals therein, thereon or thereunder) production therefrom or this Agreement, then the following shall apply:

(a) AngloGold may deposit in a special escrow account any Payments otherwise due Lessor;

(b) the sum deposited shall remain in the special escrow account until the claim or controversy is resolved or until there has been a final determination by a court or administrative body of competent jurisdiction and all appeals have been exhausted or periods for appeal have expired; and

(c) AngloGold shall have the right to deduct from any Payments to Lessor any amounts that AngloGold is required to pay to such third parties or that AngloGold reasonably elects to pay to such third parties in satisfaction of their claims.

V. LESSOR'S USE, INSPECTIONS, RECORDS AND CONFIDENTIALITY

5.1 Lessor's Use and Inspections.

(a) During the term of this Agreement Lessor shall have the right of entry and use of the Property for purposes that do not interfere with the current and anticipated activities of

AngloGold. Lessor acknowledges and agrees that AngloGold's use of the Property shall prevail in the event of any conflict between the use or proposed use of the Property by AngloGold and Lessor. Lessor agrees to assume all liability for, and to indemnify, protect and hold harmless AngloGold from and against any and all damage, loss, liability, obligation, claim, demand, cost or expense (including attorneys' fees) which it incurs or to which it becomes subject as a result of or arising out of any such entry use or the presence or actions of Lessor (or its agents or invitees) upon the Property, including, without limitation, those relating to death, personal injury or property damage, except with respect to the negligent acts or omissions of AngloGold and its contractors, and their directors, officers and employees.

(b) Subject to compliance with applicable federal, state and local health and safety laws and regulations, and requirements of AngloGold's health and safety program, Lessor shall have the right, upon not less than forty-eight (48) hours prior written notice to AngloGold, at a mutually convenient time and during normal business hours, and at the sole risk of Lessor, to inspect the facilities, operations and mine workings of AngloGold upon the Property. AngloGold shall have the right to accompany Lessor upon any such inspection. Lessor agrees to assume all liability for, and to indemnify, protect and hold harmless AngloGold from and against any and all damage, loss, liability, obligation, claim, demand, cost or expense (including attorneys' fees) which it incurs or to which it becomes subject as a result of or arising out of any such inspection or the presence or actions of Lessor (or its agents or invitees) upon the Property, including, without limitation, those relating to death, personal injury or property damage.

5.2 Books and Records. AngloGold shall keep accurate records of all minerals extracted and sold from the Property by AngloGold, and of all calculations relative to Production Royalty payments hereunder for not less than two (2) calendar years. Such records may be inspected by Lessor or duly authorized representatives of Lessor once each calendar year at a mutually convenient time, during normal business hours, upon providing to AngloGold not less than five (5) days prior written notice. Under no circumstances shall AngloGold be obligated to provide access to Lessor to any confidential, interpretive or proprietary data, information or techniques. The indemnification and hold harmless provisions set forth in the last sentence of each of Section 5.1 and Section 5.4 shall also apply to any and all inspections of records pursuant to this Section 5.2.

5.3 Confidentiality. Lessor agrees that, during the term of this Agreement, Lessor shall treat all information related to or acquired under this Agreement, including, without limitation, any interpretive, proprietary or financial information, as confidential and shall not give, disclose or make available any such information to any third party or to the public without the prior written consent of AngloGold, except if such disclosure is required by law or legal process, in which case Lessor shall make its best efforts to notify AngloGold so that it may pursue a protective order. Lessor shall not make, disclose or issue any press release, statement or other disclosure, of any type whatsoever, pertaining to the Property, this Agreement or AngloGold's operations hereunder, without the express prior written consent of AngloGold as to both the form and content thereof, such consent not to be unreasonably withheld.

5.4 **Provision of Information.** Upon written request by Lessor made within sixty (60) days after termination, expiration or surrender of this Agreement, AngloGold shall provide to Lessor copies of all information and data in its possession or under its control generated by and pertaining directly to AngloGold's operations upon the Property pursuant to this Agreement, provided however, that AngloGold shall be under no obligation whatsoever to provide AngloGold with any proprietary, interpretive or financial information whatsoever. AngloGold makes no representations or warranties whatsoever as to the truth, accuracy or completeness of any information that may be provided to Lessor pursuant to this Agreement, provided such information is given in good faith. Lessor shall rely upon such information at its sole risk and shall indemnify, defend and hold harmless AngloGold from and against any and all damage, loss, liability, obligation, claim, demand, cost or expense (including attorneys' fees) which it incurs or to which it becomes subject as a result of or arising out of any reliance upon such information by Lessor or by any person or entity obtaining such information directly or indirectly by or through Lessor.

VI. TERMINATION

6.1 By Lessor. At the election of Lessor, the failure of AngloGold to perform any material obligation according to the terms or provisions of this Agreement, which substantially affect the rights of the Lessor under this Agreement, shall constitute an event of default. Upon an event of default, Lessor shall give to AngloGold written notice of default, specifying in reasonable detail the particular default or defaults relied on by Lessor. AngloGold shall have thirty (30) days after receipt of Lessor's notice in which to contest, cure, or commence to cure (and diligently thereafter proceed to cure) the alleged default or defaults. If AngloGold contests that default occurred, it shall so advise Lessor in writing within thirty (30) days after receipt of Lessor's notice. If, within fifteen (15) days after Lessor's receipt of AngloGold's notice the Parties have not resolved the dispute by mutual agreement, the issue of default may be submitted to a court of competent jurisdiction, and AngloGold shall not be deemed to be in default until the matter shall have been determined finally by the court and all appeals have been waived or exhausted and all periods for appeal have expired. If the judicial process results in a final finding of default, AngloGold shall have thirty (30) days thereafter in which to cure or commence to cure (and diligently thereafter proceed to cure) the default. Upon AngloGold's failure to cure or commence to cure the default within the time periods allowed above, Lessor may declare, by written notice to AngloGold, a termination of this Agreement. AngloGold's sole remedy shall be the recovery of actual compensatory damages, including attorney's fees.

6.2 By AngloGold. AngloGold shall have the right, at any time and from time to time, to surrender and terminate this Agreement, as to all or any part of the Property listed in Exhibit A by providing to Lessor written notice of such surrender. The termination shall take effect upon the date specified in the notice. Upon such termination, AngloGold's right, title, interest and obligations with respect to the Property surrendered shall terminate, except as provided in this Agreement to the contrary. All Payments which have accrued as of the date of termination shall be payable to Lessor by AngloGold. In the event AngloGold surrenders some but not all of the Property, this Agreement shall remain in full force and effect with respect to that portion of the

Property that is not surrendered. Any partial termination shall not reduce the Advance Royalty payments hereunder..

6.3 Removal of Property. AngloGold shall have the right, but not the obligation, for a period of one (1) year after expiration, surrender, or termination of this Agreement, to enter upon and remove from the Property any or all machinery, equipment, fixtures, buildings, improvements, concentrates, ore, tailings, residue and personal property of every kind and description erected or placed upon or extracted from the Property by AngloGold. Any such property not removed by AngloGold from the Property within the period allowed for removal shall become the exclusive property of Lessor and AngloGold shall have no further right, title, obligation, or interest therein.

VII. FORCE MAJEURE

7.1 **Force Majeure.** The time for the exercise of rights or the performance of obligations hereunder, including, without limitation, the removal of property pursuant to Section 6.3, and the term of the Lease included herein, shall be extended for a period equal to the period or periods of Force Majeure. The term "Force Majeure" refers to any cause of any kind or nature whatsoever beyond AngloGold's reasonable control that prevents, inhibits or delays AngloGold's performance hereunder, including without limitation the following:

(a) law, ordinance, governmental regulations, restraint or court orders;

(b) action or inaction of civil or military authorities;

(c) inability to obtain or delay in obtaining any license, permit or other authorization that may be necessary to any of AngloGold's activities hereunder;

(d) unusually severe weather;

(e) mining casualty, unavoidable mill shutdown, damage to or destruction of mine, plant or facility;

(f) fire, explosion, flood, storm or other acts of God;

(g) insurrection, war, riot, labor disputes;

(h) inability after diligent effort to obtain workers, fuel or materials; or

(i) delay in transportation.

VIII. ASSIGNMENT

8.1 **Assignment.** Upon providing written notice to the other Party in accordance with Section 9.2, either Party may assign its respective rights and obligations under this Agreement. No such assignment shall in any way enlarge or diminish the rights or obligations of AngloGold or Lessor hereunder and the assigning Party shall remain liable for performance of this Agreement in the event that the assignee defaults in its performance hereunder following a written demand and reasonable time to cure such default. A fully-executed Memorandum of Assignment in recordable form shall be provided to the non-assigning Party by the assigning Party.

IX. PAYMENTS AND NOTICES

9.1 **Payments.** All payments provided for in this Agreement may be made by mailing or delivering company checks of the AngloGold to Lessor at the address set forth in Section 9.2. Notwithstanding any provision of this Agreement to the contrary or any assignment pursuant to Section 8.1, under no circumstances shall AngloGold be required to make any payment hereunder, except by mailing or delivering one check to a single address. Upon making such payment, AngloGold shall be relieved of any and all responsibility for the division or distribution of the amount paid. Payments shall be deemed made upon delivery (in cases of personal delivery of checks) or upon mailing (in cases of mailing of checks by U.S. mail).

9.2 **Notices.** Any notice or other instrument required or desired to be given under this Agreement shall be effective only if in writing and served personally or by certified or registered mail (postage prepaid, return receipt requested) on the Parties at the following addresses:

Lessor:	Richard L. Hudson P.O. Box 72888 Fairbanks, AK 99707
With a copy to:	Richard ~~C.~~ W. Geraghty 405 Juneau Avenue Fairbanks, AK 99701
AngloGold:	AngloGold (U.S.A.) Exploration Inc. 5251 DTC Parkway, Suite 700 Greenwood Village, CO 80111 Attn: Land Manager Telephone: 303-889-0779 Facsimile: 303-889-0707

Notices shall be deemed given upon delivery (in cases of personal service) or mailing (in cases of notice by U.S. mail) as provided in the preceding sentence. Upon giving notice to Lessor at the address shown above, AngloGold shall be deemed to have given notice to all of the individuals and/or entities comprising Lessor, and AngloGold shall be relieved of any and all responsibility for further distribution of the notice. Either Party may change its address by giving written notice of the change to the other Party in accordance with the provisions of this Section 9.2. Any notice from Lessor hereunder shall be effective only if executed by each of the individuals and/or entities comprising Lessor.

X. MISCELLANEOUS

10.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or becomes prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

10.2 Binding Effect; Construction and Enforcement. Subject to the provisions of Section 8.1, all covenants, conditions and terms of this Agreement shall be deemed to run with the land and shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, personal representatives and assigns. The headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

10.3 Sole Agreement. This Agreement sets forth the complete, entire and final agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements or understandings, whether written or otherwise. No modification or alteration of this Agreement shall be effective unless in writing and executed by the Parties. No waiver of any right hereunder shall be effective unless in writing and executed by the Party to be bound thereby.

10.4 Legal Advice. Lessor expressly acknowledges that it has sought (or has had the opportunity to seek) the advise of Lessor's own legal counsel to assist Lessor in negotiating and reviewing this Agreement. Lessor expressly acknowledges that Lessor is not relying on any oral or written statement (not expressly set forth in this Agreement) made by AngloGold, its employees or agents regarding any matters pertaining to this Agreement.

10.5 Further Assurances. Upon request by AngloGold, and without cost to AngloGold, Lessor agrees to execute and/or furnish AngloGold with such additional formal assurances or other written documents, in proper and recordable form, as may be reasonably necessary to carry out the intent, purposes and terms of this Agreement.

10.6 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute a single and complete contract.

10.7 Rights Not Suspended. No dispute between the Parties shall result in a suspension of this Agreement or the rights of the Parties hereunder.

10.8 **Governing Law.** This Agreement and any disputes arising hereunder shall be governed by and construed in accordance with the laws of the State of Alaska.

10.9 **Joint and Several Liability.** In the event that either Party is now or in the future comprised of more than one person or entity, then all the liabilities, obligations, duties, covenants, representations and warranties of such Party shall be the joint and several undertakings of each of such persons and entities.

10.10 **Set Off.** AngloGold shall have the right to set off and deduct from any or all Payments to Lessor hereunder, any and all amounts owed to AngloGold by Lessor, regardless of whether or not such indebtedness arises under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

RICHARD L. HUDSON

Richard L. Hudson

Tax ID Number: 574 18-4469

RICHARD W. GERAGHTY

Tax ID Number: 574 09-1613

ANGLOGOLD (U.S.A.) EXPLORATION INC.

By: ____________________

Title: Donald J. Black, Vice President, Exploration

STATE OF ALASKA)
)
Fourth JUDICIAL DISTRICT)

On this 11th day of April, 2003, before me, a Notary Public for the State of Alaska, personally appeared Richard L. Hudson, known to me to be the person whose name is subscribed to the foregoing instrument who acknowledged that he executed the above instrument.

Angela Aragon
Notary Public

(NOTARIAL SEAL) ANGELA ARAGON NOTARY PUBLIC STATE OF ALASKA

Residing at: Fairbanks, Alaska
commission expires: 10-26-2004

STATE OF ALASKA)
)
Fourth JUDICIAL DISTRICT)

On this 11th day of April, 2003, before me, a Notary Public for the State of Alaska, personally appeared Richard W. Geraghty, known to me to be the person whose name is subscribed to the foregoing instrument who acknowledged that he executed the above instrument.

Angela Aragon
Notary Public

(NOTARIAL SEAL) ANGELA ARAGON NOTARY PUBLIC STATE OF ALASKA

Residing at: Fairbanks, Alaska
commission expires: 10-26-2004

STATE OF COLORADO)
) ss
COUNTY OF ARAPHAOE)

On this 21st day of April, 2003, before me, a Notary Public, personally appeared Donald J. Birak known to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the above instrument on behalf of AngloGold (U.S.A.) Exploration Inc.

Mona Dardanis
Notary Public

(NOTARIAL SEAL) MONA DARDANIS NOTARY PUBLIC STATE OF COLORADO

MY COMMISSION EXPIRES 01/10/2004

Residing at: Denver, Colorado
commission expires:

EXHIBIT A
TO MINING LEASE

THE PROPERTY

The following 20 unpatented lode mining claims are located within Sections 13, 14, 22, 23, & 24 Township 8 North, Range 5 West, F. M., Alaska

Claim Name	AMC#
Sharon	FF055452
Dorothea	FF055453
Lenora	FF055454
Foster	FF055455
Vance	FF055456
Twerpit	FF055457
Saunders	FF055458
Nickie	FF055459
Patrick	FF055460
White Rock	FF055461
Sunshine #1	FF055462
Sunshine #2	FF055463
Old Smoky	FF055464
Wittrock	FF055465
Black Rock	FF055466
Trapline	FF055467
Patricia	FF055468
Anne	FF055469
Eileen	FF055470
Bridget	FF055471

EXHIBIT B
TO
MINING LEASE

PRODUCTION ROYALTY

1. **Production Royalty**

The Production Royalty provided for in Section 2.2 of the Agreement and payable to Lessor shall be based upon: (a) the value of doré produced from ores and minerals mined from the Property, determined at the Property or at such other facility producing such doré, sold or deemed sold, determined by reference to published prices for refined gold and silver and other Precious Metals (as hereinafter defined), and (b) the value of all other Products produced from ores and minerals mined from the Property, determined at the Property or at such other facility producing such Product, sold or deemed sold, determined by reference to published prices for such "Other Products," all as hereinafter provided. It is acknowledged that it will be necessary to process, treat or upgrade Precious Metals or Other Products at a location or locations not on the Property before they are sold or deemed to be sold; and that to determine the value of such Precious Metals or Other Products of the Property or other facility producing doré or Other Products, all costs incurred or deemed to be incurred by AngloGold in paying the Production Royalty with respect to the transporting, processing, treatment or upgrading of the Precious Metals or Other Products after they have been processed shall be deducted from the proceeds received or deemed to be received by AngloGold as hereinafter set forth.

AngloGold shall pay to Lessor a Production Royalty as set forth in Section 2.3 of the Agreement as a percentage of the Net Value (as hereinafter defined) of Precious Metals or Other Products mined, removed and sold (or deemed sold as hereinafter described) from the Property. For purposes of this Agreement, the term "Precious Metals" shall mean gold, silver, platinum and palladium and "Other Products" shall mean all other metallic and non-metallic minerals of every kind except: (a) Precious Metals and (b) oil, gas, casinghead gas and associated liquid and gaseous hydrocarbon substances. The Production Royalty shall run with the land described as the Property. The Production Royalty shall specifically apply to unpatented lode mining claims that are a part of the Property and to any relocation or amendment thereof, to any patent issued covering such land and to any other right, title or interest acquired by, for, or on behalf of AngloGold with respect to such land. The obligation to pay the Production Royalty shall accrue upon and not before: (a) the outturn of refined Precious Metals meeting the requirements of the specified published price and a credit for which is made to AngloGold's account (or to a third-party account for the benefit of AngloGold) or (b) the sale of unrefined metals, doré, concentrates, ores or Other Products, as hereinafter provided, whichever is sooner.

2. **Net Value Definition**

As used herein, "Net Value" means the Gross Value of Precious Metals or Other Products, less all costs, charges and expenses paid or incurred by AngloGold after production of

doré, or, in the case of Other Products, after production of concentrates, whether at the Property or elsewhere with respect to the transportation, processing, treatment or upgrading of the doré or concentrates such costs, charges and expenses to include, without limitation, the following:

(a) charges for treatment in the smelting and refining processes (including handling, processing, interest and provisional settlement fees, sampling, assaying and representation costs, penalties and other processor deductions);

(b) actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of such transportation) of doré or concentrates from the Property or other facility producing doré or concentrates to the place of additional treatment and to the place of sale;

(c) actual sales and brokerage costs of Precious Metals or Other Products for which the Production Royalty is based on proceeds received by the Non-Owner as hereinafter provided in Section 3(d) below, and an allowance for reasonable sales and brokerage costs for refined Precious Metals subject to the Production Royalty hereinafter provided in Sections 3(a), (b) and (c) below;

(d) sales, use, severance, net proceeds of mine, ad valorem taxes applicable under state, federal or local law and any other tax or governmental levy or fee relating to production of Precious Metals or Other Products from the Property or the value thereof (other than taxes based upon income); and

(e) the costs of any applicable governmental and/or any and all underlying private royalties, whether now existing or hereafter arising.

3. **Gross Value Definition**

"Gross Value" shall have the following meaning:

(a) If AngloGold causes refined gold which meets or exceeds generally accepted commercial standards for the sale of refined gold (it being understood that the specifications for refined gold published by the London Metal Exchange presently meet such standards) to be produced from ores and minerals mined from the Property and, if Section 3(d) shall not be applicable, for purposes of determining the Production Royalty, the refined gold shall be deemed to have been sold at the Monthly Average Gold Price for the month in which it was refined, and the Gross Value shall be determined by multiplying Gold Production during the calendar month by the Monthly Average Gold Price. As used in this Agreement, "Gold Production" means the quantity of refined gold in troy ounces outturned to AngloGold's pool account (or to a third-party account for the benefit of AngloGold) by an independent third-party refinery from ores and minerals mined from the Property on either a provisional or final settlement basis each calendar month. As used herein, "Monthly Average Gold Price" means the average London Bullion Market Association P.M. Gold Fix for a troy ounce of refined gold of a quality that is equal to or less than the quality of refined gold produced from the ores and minerals and meeting the standards applicable to the refined gold for which the Gross Value is to be determined hereunder, calculated by dividing the sum of all such prices reported for the month in question by the number of days for which such prices were reported.

In the event that the London Bullion Market Association P.M. Gold Fix ceases or quotes prices for refined gold of a quality that is greater than the quality of refined gold for which the Gross Value is being determined hereunder, all such references shall be replaced with references

to prices of gold of a comparable quality for immediate delivery in the most nearly comparable established market selected by AngloGold as such prices are published in "Metals Week" or a similar publication.

(b) If AngloGold causes refined silver which meets or exceeds generally accepted commercial standards for the sale of refined silver (it being understood that the specifications for refined silver published by Handy & Harman presently meet such standards) to be produced from ores and minerals mined from the Property and, if Section 3(d) shall not be applicable, for purposes of determining the Production Royalty, the refined silver shall be deemed to have been sold at the Monthly Average Silver Price for the month in which it was refined, and the Gross Value shall be determined by multiplying Silver Production during the calendar month by the Monthly Average Silver Price. As used herein, "Silver Production" means the quantity of refined silver in troy ounces outturned to AngloGold's pool account (or to a third-party account for the benefit of AngloGold) by an independent third-party refinery from ores and minerals mined from the Property on either a provisional or final settlement basis each calendar month. As used herein, "Monthly Average Silver Price" means the average New York Silver Price as published daily by Handy & Harman for a troy ounce of refined silver of a quality that is equal to or less than the quality of refined silver produced from the ores and minerals meeting the standards applicable to the refined silver for which the Gross Value is to be determined hereunder, calculated by dividing the sum of all such prices reported for the calendar month in question by the number of days for which such prices were reported.

In the event that the Handy & Harman quotation ceases or quotes prices for refined silver of a quality that is greater than the quality of refined silver for which the Gross Value is being determined hereunder, all such references shall be replaced with references to prices of silver of a comparable quality for immediate delivery in the most nearly comparable established market selected by AngloGold as published in "Metals Week" or a similar publication.

(c) If AngloGold causes refined or processed Precious Metals, other than refined gold and refined silver, which meets or exceeds commercial standards for the sale of such Precious Metals, or refined or processed Other Products, to be produced from ores and minerals mined from the Property, and if Section 3(d) shall not be applicable, for purposes of determining the Gross Value of such Precious Metals (other than refined gold and refined silver) or refined or processed Other Products hereunder the same shall be deemed to have been sold at the Monthly Average Price for the same for the month in which it was refined, and the Gross Value shall be determined by multiplying Production of the same during the calendar month by the Monthly Average Price for the same. As used herein, Production means the quantity of such Precious Metals (other than refined gold and refined silver) or refined or processed Other Products in standard commercial units outturned to AngloGold's pool account (or to a third-party account for the benefit of AngloGold by an independent third-party refinery from ores and minerals mined from the Property on either a provisional or final settlement basis each calendar month. As used herein, "Monthly Average Metal Price" means the price for each such standard commercial unit of such Precious Metals (other than refined gold and refined silver) or refined or processed Other Products for immediate delivery in an established market selected by AngloGold as such price is published in "Metals Week" or a similar publication.

(d) In the event AngloGold sells raw ores of Precious Metals or Other Products

or concentrates or doré produced from such ores and minerals mined from the Property, then the Gross Value shall be calculated as set forth in Section 3(a), (b) and (c), except that Gold Production, Silver Production or other Production shall, in each case, be equal to the amount of gold, silver, other Precious Metals and Other Products contained in such raw ores, concentrates or doré sold in the specified month multiplied by (i) the recovery rate for such gold, silver, other Precious Metals and Other Products contractually determined between AngloGold and a third party processor or (ii) if there is not a specifically contracted recovery rate, then by an assumed recovery rate equal to the average actual recovery rate experienced by AngloGold from the beneficiation of such ores and minerals for such gold, silver, other Precious Metals and Other Products for the latest calendar quarter ended prior to such month. In the event that such ores and minerals have not been so beneficiated by AngloGold during any such calendar quarter, the recovery rate shall be the actual recovery rate experienced by the purchaser of such ores and minerals determined in good faith by AngloGold.

(e) Where outturn of Precious Metals or Other Products is made by an independent third-party refinery on a provisional basis, the Gross Value shall be based upon the amount of such provisional settlement, but shall be adjusted in subsequent statements to account for the amount of such Precious Metals or Other Products established by final settlement by such refinery.

4. **Forward Sales**

Lessor acknowledges that AngloGold shall have the right to market and sell or refrain from selling ores and minerals mined from the Property and Precious Metals and Other Products produced from ores and minerals mined from the Property in any manner it may elect. Accordingly, Gross Value shall be determined as provided in Section 3 above irrespective of any actual selling arrangements entered into by AngloGold, specifically including, but not limited to, forward sales, futures trading or commodity options trading, and any other price hedging, price protection and speculative arrangements which may involve the possible delivery of ores and minerals and Precious Metals or Other Products produced from ores and minerals mined from the Property.

5. **Processing by AngloGold**

AngloGold may, but is not obligated to, beneficiate, mill, sort, concentrate, refine, smelt or otherwise process or upgrade the ores and minerals mined from the Property, Precious Metals ores and concentrates or Other Products ores and concentrates produced from ores and minerals mined from the Property prior to sale, transfer or conveyance to any purchaser, user, or consumer. AngloGold shall not be liable for any mineral values, including, without limitation, any ores and minerals, Precious Metals or Other Products, lost in any manner or at any time or times except and only to the extent any such losses resulted exclusively from the bad faith or gross negligence of AngloGold.

6. **Sales to Affiliated Party**

AngloGold shall be permitted to sell ores and minerals mined from the Property in the form of raw ore, doré, or concentrates to an Affiliate, provided that such sales shall be

considered, solely for the purpose of computing Net Value, to have been sold at prices and on terms no less favorable than those which would be extended to a non-affiliated third party under similar circumstances. Nothing contained herein shall preclude or restrain AngloGold in any way or at any time or times from selling or otherwise disposing of ores and minerals, Precious Metals or Other Products mined from the Property to any third party or any Affiliates.

7. **Measurement of Products**

All ores and minerals mined from the Property for which a Net Value Royalty is payable hereunder shall be weighed or measured and sampled in accordance with sound mining and metallurgical practices, after which AngloGold may mix or commingle such ores and minerals, Precious Metals or Other Products mined from the Property with ores or other materials from properties other than the Property.

8. **Calculation of Net Value**

Net Value shall be determined on a calendar month basis (except the first month, which shall be calculated based upon Gross Value and costs, charges and expenses incurred with respect to the month in which the Agreement date occurs, pro-rated based upon the number of days remaining in such month as of the Agreement date). Production Royalty shall be paid on the tenth business day following the last day of the calendar quarter in which the same accrued. At the time of payment of Production Royalty, AngloGold shall deliver to Lessor a statement showing, in reasonable detail, the quantities and grades of the refined Precious Metals, doré, concentrates, Other Products or ores and minerals produced and sold or deemed to be sold by AngloGold in the preceding quarter; the Average Monthly Price determined, as herein provided, for refined Precious Metals and Other Products on which the Production Royalty is due; costs and other deductions; and other pertinent information, in reasonable detail, to explain the calculation of Production Royalty payment with respect to each month in such quarter. Payment to Lessor shall be made in cash or by check, or upon 48 hours prior written notice from Lessor, by wire transfer to the account specified by Lessor in such notice. In the event a Production Royalty payment is not due for any quarter, AngloGold shall not be required to provide Lessor with any statement hereunder.

Such quarterly statement shall also list the quantity and quality of any Precious Metals doré in inventory, if any, for more than ninety (90) days. No Production Royalty shall be due with respect to ores and minerals, Precious Metals or Other Products mined from the Property or stockpiles of the same unless and until the same are actually sold or deemed sold as expressly set for the above.

9. **Sales**

All Production Royalty payments shall be considered final and in full satisfaction of all obligations of AngloGold with respect thereto, unless Lessor gives AngloGold written notice describing and setting forth a specific objection to the calculation thereof within ninety (90) days after receipt by Lessor of the quarterly statement herein provided for.

10. **AngloGold's Duty to Inform**

AngloGold shall be under no obligation to provide Lessor with any ore reserve calculations (including, but not limited to, any information that would be required to be included in documents filed with the Securities and Exchange Commission regarding ore reserve calculations), mine plans, forecasts or other information relating to its operations other than as expressly set forth in this Agreement.

11. **Assignment of Production Royalty**

Subject to the provisions of this Agreement Lessor may transfer, pledge, mortgage, charge or otherwise encumber all or any part of its right, title and interest in and to the Production Royalty; provided, however, that AngloGold shall be under no obligation to make its payments hereunder to any such assignee, transferee, pledgee or other third party until AngloGold' s receipt of written notice concerning the transfer, pledge, mortgage, charge or other encumbrance and provided further that in no event shall AngloGold be obligated to deliver payment or notices pursuant to this Agreement to more than one entity or location.

12. **No Duty to Mine**

AngloGold shall have the sole and exclusive right to determine the timing and the manner of any Mining or production from the Property and all related exploration, development and mining activities. Nothing in this Exhibit or the remainder of this Agreement shall require AngloGold to explore, develop, mine or continue operations on the Property or to process ores and minerals from the Property. The mining of ores from any properties not subject to the Production Royalty to the exclusion of ores and minerals that are subject to the Production Royalty shall not violate any provision of this Exhibit or the remainder of this Agreement and there shall not be any express or implied covenant, duty or obligation of AngloGold to undertake any exploration, development or mining.